Filed pursuant to Rule 424(b)(5)
Registration No. 333-103267
Registration No. 333-103267-01

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JUNE 11, 2003

$50,000,000

Ferrellgas Partners, L.P.

Ferrellgas Partners Finance Corp.

8 3/4% Senior Notes due 2012

          We are offering $50 million of our 8 3/4% Senior Notes due 2012. We will pay interest on the notes issued in this offering semi-annually in arrears on June 15 and December 15 of each year, commencing on June 15, 2004. The notes will mature on June 15, 2012.

          At our option, we may redeem the notes on or after June 15, 2007 at the redemption prices set forth in this prospectus supplement. We may redeem up to 35% of the notes on or prior to June 15, 2005 with the net proceeds of public or specified private equity offerings. Ferrellgas Partners Finance Corp. will be our co-obligor on the notes and our obligations with respect to the notes will be joint and several.

          The notes constitute a further issuance of our 8 3/4% Senior Notes due 2012 first issued on September 24, 2002 in the aggregate principal amount of $170 million and subsequently issued on December 18, 2002 in the aggregate principal amount of $48 million and form a single class and series with those previously issued notes. The notes will have the same CUSIP number as the previously issued notes and will trade interchangeably with the previously issued notes immediately upon settlement. Upon completion of this offering, $268 million in aggregate principal amount of 8 3/4% Senior Notes due 2012 will be outstanding.

         Investing in the notes involves risks. See “Risk Factors” on page S-6 of this prospectus supplement and page 10 of our Annual Report on Form 10-K for the fiscal year ended July 31, 2003.

		Underwriting
	Price to	Discounts and	Proceeds to
	Public(1)	Commissions	Issuers

Per Note	103.25%	1.00%	102.25%
Total	$51,625,000	$500,000	$51,125,000

(1)	Plus accrued interest from December 15, 2003.

          Delivery of the notes in book entry form will be made on or about June 10, 2004.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse First Boston

The date of this prospectus supplement is June 8, 2004.

Prospectus Supplement
Page

Forward-looking Statements	ii
Prospectus Supplement Summary	S-1
Risk Factors	S-6
Use of Proceeds	S-10
Ratio of Earnings to Fixed Charges	S-11
Capitalization	S-12
Description of the Notes	S-13
Description of Other Indebtedness and Other Financial Obligations	S-42
Book Entry, Delivery and Form	S-45
Certain U.S. Federal Income Tax Consequences	S-48
Underwriting	S-51
Where You Can Find More Information	S-52
Legal Matters	S-52
Experts	S-52
About This Prospectus	i
Prospectus Summary	1
Risk Factors	4
Conflicts of Interest and Fiduciary Responsibilities	24
Use of Proceeds	27
Ratio of Earnings to Fixed Charges	28
Description of Common Units, Senior Units and Deferred Participation Units	29
Description of Warrants	35
Description of Debt Securities	37
Tax Consequences	49
Investment in us by Employee Benefit Plans	63
Plan of Distribution	65
Where You Can Find More Information	67
Legal Matters	69
Experts	69
Forward-looking Statements	70

      This document is in two parts. The first part is the prospectus supplement which describes our business and the terms of this offering. The second part is the base prospectus which gives more general information, some of which may not apply to this offering. Generally, when we refer to the “prospectus,” we refer to both this prospectus supplement and the accompanying base prospectus combined. If information varies between this prospectus supplement, the accompanying base prospectus or the documents we have incorporated by reference, you should rely on the on the most recent information. If information in an incorporated document conflicts with information in another incorporated document, you should rely on the information in the most recent incorporated document.

      You should rely only on the information contained in this prospectus supplement, the accompanying base prospectus and the documents we have incorporated by reference. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer or sale is not permitted. You should not assume that the information provided by this prospectus supplement or the accompanying base prospectus, as well as the information we previously filed with the SEC that is incorporated by reference herein, is accurate as of any date other than its respective date.

i

FORWARD-LOOKING STATEMENTS

      This prospectus supplement, the accompanying base prospectus and the documents we have incorporated by reference include forward-looking statements. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. They often use or are preceded by words such as “anticipate,” “believe,” “intend,” “plan,” “projection,” “forecast,” “strategy,” “position,” “continue,” “estimate,” “expect,” “may,” “will,” or the negative of those terms or other variations of them or comparable terminology. These statements often discuss plans, strategies, events or developments that we expect or anticipate will or may occur in the future and are based upon the beliefs and assumptions of our management and on the information currently available to them. In particular, statements, express or implied, concerning our future operating results or our ability to generate sales, income or cash flow are forward-looking statements.

      Forward-looking statements are not guarantees of future performance. You should not put undue reliance on any forward-looking statements. All forward-looking statements are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially from those expressed in or implied by these forward-looking statements. Many of the factors that will affect our future results are beyond our ability to control or predict.

      Some of our forward-looking statements include the following:

•	whether our operating partnership, Ferrellgas, L.P., will have sufficient funds to meet its obligations and to enable it to distribute to us sufficient funds to permit us to meet our obligations with respect to the notes;

•	whether we and our operating partnership will continue to meet all of the quarterly financial tests required by the agreements governing our indebtedness;

•	our expectation that retail gallons sold, gross profit and interest expense in future periods will approximate those in prior periods; and

•	our expectation that future periods will have increased depreciation expense over the amount recognized during our fiscal 2003.

      You should not put undue reliance on any forward-looking statements. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by such statements.

      See the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Item 7 of our Annual Report on Form 10-K for the fiscal year ended July 31, 2003 and in Item 2 of our Quarterly Report on Form 10-Q for the three months ended January 31, 2004, which are each incorporated by reference in this prospectus supplement, for a more detailed description of these and other factors that may affect any forward-looking statements. When considering forward-looking statements, you should keep in mind the risk factors described under the section entitled “Risk Factors” beginning on page S-6 of this prospectus supplement and on page 10 of our Annual Report on Form 10-K for the fiscal year ended July 31, 2003. We will not update any forward-looking statements unless the securities laws require us to do so.

      In addition, Ferrellgas Partners classification as a partnership for federal income tax purposes means that Ferrellgas Partners does not generally pay federal income taxes. Ferrellgas Partners does, however, pay taxes on the income of its subsidiaries that are corporations. Ferrellgas Partners relies on legal opinion from its counsel, and not a ruling from the Internal Revenue Service, as to its proper classification for federal income tax purposes. See “Risk Factors” beginning on page 10 of our Annual Report on Form 10-K for the fiscal year ended July 31, 2003, which is incorporated by reference in this prospectus supplement.

ii

PROSPECTUS SUPPLEMENT SUMMARY

      This summary may not contain all of the information that may be important to you. To fully understand the terms of the notes, you should carefully read this entire prospectus supplement, the accompanying base prospectus and the documents we have incorporated by reference. You should carefully read this entire prospectus supplement, the accompanying base prospectus and the other information we have incorporated by reference to understand fully the terms of the notes being offered hereunder, as well as the other considerations that may be important to you in determining whether an investment in the notes is appropriate for you. You should pay special attention to “Risk Factors” beginning on page S-6 of this prospectus supplement and on page 10 of our Annual Report on Form 10-K for the fiscal year ended July 31, 2003 to determine whether an investment in the notes is appropriate for you. See “Where you can find more information” on page 67 of the accompanying base prospectus.

      For purposes of this prospectus supplement and the accompanying base prospectus, unless the context otherwise indicates, when we refer to “us,” “we,” “our,” or “ours,” we describe Ferrellgas Partners, L.P. together with its subsidiaries, including Ferrellgas Partners Finance Corp. and Ferrellgas, L.P., its operating partnership. References to our “general partner” refer to Ferrellgas, Inc. Our fiscal year end is July 31.

Ferrellgas Partners, L.P.

      We believe that we are the second largest retail marketer of propane in the United States as measured by our retail gallons sold in fiscal 2003. As of January 31, 2004, we had 609 retail outlets serving more than one million residential, industrial/commercial and agricultural and other customers in 45 states. Our operations primarily include the retail distribution and sale of propane and related equipment and supplies and extend from coast to coast with concentrations in the Midwest, Southeast, Southwest and Northwest regions of the United States.

      Our retail propane distribution consists principally of transporting propane purchased from third parties to our retail distribution outlets and then to tanks on customers’ premises, as well as to portable propane tanks. A substantial majority of our gross profit is derived from the retail distribution and sale of propane and related risk management activities. Gross profit from our retail distribution of propane is derived primarily from three sources:

•	residential customers;

•	industrial/commercial customers; and

•	agricultural and other customers.

Recent Events

      On April 14, 2004, we announced the closing of a public offering of 7.0 million common units. We received net proceeds from this offering of approximately $156.4 million, based on the offering price of $23.34 per common unit and after deducting underwriting discounts and commissions.

      On April 20, 2004, we announced that Ferrellgas Escrow LLC, a wholly-owned subsidiary of our operating partnership, and Ferrellgas Finance Escrow Corporation, a wholly-owned indirect subsidiary of our operating partnership, closed a private placement of $250.0 million of 6 3/4% senior notes due 2014. The two subsidiaries were co-obligors under the senior notes and received net proceeds of approximately $243.5 million from the private placement based on an offering price of 99.637% per note and after deducting underwriting discounts and commissions. The senior notes were issued pursuant to an indenture dated April 20, 2004.

      On April 21, 2004, Ferrellgas Escrow LLC was merged with and into our operating partnership and Ferrellgas Finance Escrow Corporation was merged with and into Ferrellgas Finance Corp., thereby making our operating partnership and Ferrellgas Finance Corp. the new co-obligors under the senior notes. Our operating partnership and Ferrellgas Finance Corp. have agreed to effect an exchange offer for the senior notes pursuant to a registration rights agreement dated April 20, 2004.

      On April 20, 2004, an affiliate of our general partner acquired all of the outstanding common stock of Blue Rhino Corporation in an all cash merger, after which it converted Blue Rhino Corporation into a limited liability company, Blue Rhino LLC. On April 21, 2004, this affiliate contributed Blue Rhino LLC to our operating partnership, Ferrellgas, L.P., through a series of transactions. Blue Rhino LLC was thereafter merged with and into our operating partnership. As a result of these transactions, we have become the leading national provider of portable propane tank exchange services as well as a leading supplier of complementary propane and non-propane products to consumers through many of the nation’s largest retailers. Our branded propane tank exchange service is offered at more than 30,000 retail locations in 50 states, Puerto Rico, the U.S. Virgin Islands and Canada, including at leading home improvement centers, mass merchants, hardware, grocery and convenience stores and is marketed under the trade name “Blue Rhino.”

      For more information regarding our third fiscal quarter ended April 30, 2004, please see our Current Report on Form 8-K, as filed with the SEC on June 8, 2004. See “Where You Can Find More Information” on page 67 of the accompanying base prospectus.

Ferrellgas Partners Finance Corp.

      Ferrellgas Partners Finance Corp. is our wholly-owned subsidiary. It has nominal assets and does not, and will not in the future, conduct any operations or have any employees. Ferrellgas Partners Finance Corp. is acting as co-obligor of the notes, so as to allow institutional investors to invest in the notes if they might not otherwise have been able to invest in our securities by reason of the legal investment laws of their states of organization or their charters because we are a partnership. You should not expect Ferrellgas Partners Finance Corp. to have the ability to service obligations on the notes we are offering in this prospectus supplement.

THE OFFERING

Issuers	Ferrellgas Partners, L.P. and Ferrellgas Partners Finance Corp. will be co-issuers of the notes and our obligations with respect to the notes will be joint and several.

Securities Offered	$50 million in aggregate principal amount of 8 3/4% Senior Notes due 2012. The notes constitute a further issuance of our 8 3/4% Senior Notes due 2012 first issued on September 24, 2002 in the aggregate principal amount of $170 million and subsequently issued on December 18, 2002 in the aggregate principal amount of $48 million and form a single class and series with those previously issued notes. The notes will have the same CUSIP number as the previously issued notes and will trade interchangeably with the previously issued notes immediately upon settlement. Upon completion of this offering, $268 million in aggregate principal amount of 8 3/4% Senior Notes due 2012 will be outstanding.

Maturity Date	June 15, 2012.

Interest	8 3/4% per annum, payable semi-annually in arrears on June 15 and December 15. Interest will accrue from December 15, 2003. The first interest payment will be on June 15, 2004.

Ranking	The notes will rank:

• effectively junior to:

• all of our future senior secured indebtedness; and

• all liabilities of the operating partnership, including any borrowings under the operating partnership’s bank credit facility;

• equally with all of our existing and future senior indebtedness, including trade payables and $218 million in aggregate principal amount of 8 3/4% Senior Notes due 2012 that were previously issued; and

• senior to any of our future indebtedness that expressly provides it is subordinated to the notes.

As of January 31, 2004, on a pro forma basis after giving effect to:

• our issuance on April 7, 2004 of 7,000,000 common units, the net proceeds of which were contributed to our operating partnership to enable it to reduce borrowings under its bank credit facility;

• our operating partnership’s incurrence on April 21, 2004 of $250.0 million of debt;

• our operating partnership’s borrowings on April 21, 2004 under its bank credit facility in connection with the contribution of Blue Rhino LLC:

• to pay a portion of the liability for the merger consideration to the former Blue Rhino Corporation common stockholders;

• to redeem the then vested stock options and warrants of Blue Rhino Corporation;

• to pay all borrowings then outstanding under the existing Blue Rhino LLC bank credit facility; and

• to pay other related costs and expenses; and

• this offering and the application of the proceeds thereof,

the notes would have ranked effectively junior to approximately $1,104.6 million of our operating partnership’s indebtedness and other liabilities.

Optional Redemption	We may redeem any of the notes at any time on or after June 15, 2007, in whole or in part, in cash at the redemption prices described in the section entitled “Description of the Notes — Optional Redemption,” plus accrued and unpaid interest to the date of redemption. In addition, on or before June 15, 2005, we may redeem up to 35% of the aggregate principal amount of notes originally issued at a redemption price of 108.75% with the proceeds of public or specified private equity offerings within 90 days of the closing of such offerings. We may make that redemption only if, after the redemption, at least 65% of the aggregate principal amount of notes originally issued remains outstanding.

Change of Control	If a change of control occurs, we will be required to make an offer to repurchase the notes. The repurchase price will equal 101% of the principal amount of the notes on the date of repurchase, plus accrued and unpaid interest to the date of repurchase. See “Description of the Notes — Offers to Purchase; Repurchase at the Option of the Noteholders — Change of Control Offer.” We cannot assure you that upon a change of control we will have sufficient funds to repurchase any of the notes.

Asset Sales	Under specified circumstances, we may be required to make an offer to repurchase a portion of the notes in the event of specified asset sales by us or our subsidiaries. For more details, see the section entitled “Description of the Notes — Offers to Purchase; Repurchase at the Option of the Noteholders — Asset Sales.”

Particular Covenants	We will issue the notes under an indenture dated September 24, 2002 between us and U.S. Bank, N.A., as trustee. This indenture also governs the previously issued $218 million in aggregate principal amount of our 8 3/4% Senior Notes due 2012. The indenture includes covenants that will limit our ability and the ability of specified subsidiaries of ours to, among other things:

• incur additional indebtedness;

• make distributions to our unitholders;

• purchase or redeem our outstanding equity interests or subordinated debt;

• make specified investments;

• create or incur liens;

• sell assets;

• engage in specified transactions with affiliates;

• restrict the ability of our subsidiaries to make specified payments, loans, guarantees and transfers of assets or interests in assets;

• engage in sale-leaseback transactions; and

• effect a merger or consolidation with or into other companies or a sale of all or substantially all of our properties or assets. These limitations will be subject to a number of important qualifications and exceptions. See “Description of the Notes.”

Use of Proceeds	We intend to use the net proceeds from this offering to make a capital contribution to our operating partnership to reduce its indebtedness under its bank credit facility. See “Use of Proceeds.”

RISK FACTORS

      You should consider carefully the risk factors discussed below and the risk factors discussed within the section entitled “Risk Factors” beginning on page 10 of our Annual Report on Form 10-K for the year ended July 31, 2003, which is incorporated by reference in this prospectus supplement, for a discussion of particular factors you should consider before determining whether an investment in the notes is appropriate for you. Investing in the notes is speculative and involves significant risk. Any of the risks described in this prospectus supplement or our Annual Report on Form 10-K for the fiscal year ended July 31, 2003 could materially and adversely impair our business, financial condition and operating results. In such case, the trading price, if any, of the notes could decline or you could lose all or part of your investment.

Risks Related To The Notes

      Our substantial debt and other financial obligations could impair our financial condition and our ability to fulfill our debt obligations.

      We have substantial indebtedness and other financial obligations. As of January 31, 2004, we had approximately:

•	total indebtedness of $946.9 million;

•	partners’ capital of $61.1 million;

•	availability under our operating partnership’s bank credit facility of $71.9 million; and

•	aggregate future minimum rental commitments under non-cancelable tank and other equipment operating leases of $77.4 million; provided, however, if we elect to purchase the underlying assets at the end of the lease terms, such aggregate buyout would be $24.6 million.

      As of January 31, 2004, adjusted on a pro forma basis after giving effect to:

•	our issuance on April 7, 2004 of 7,000,000 common units, the net proceeds of which were contributed to our operating partnership to enable it to reduce borrowings under its bank credit facility;

•	our operating partnership’s incurrence on April 21, 2004 of $250.0 million of debt;

•	our operating partnership’s borrowings on April 21, 2004 under its bank credit facility in connection with the contribution of Blue Rhino LLC:

•	to pay a portion of the liability for the merger consideration to the former Blue Rhino Corporation common stockholders;

•	to redeem the then vested stock options and warrants of Blue Rhino Corporation;

•	to pay all borrowings then outstanding under the existing Blue Rhino LLC bank credit facility; and

•	to pay other related costs and expenses;

•	the occurrence of the contribution of Blue Rhino LLC to our operating partnership and the transactions ancillary thereto; and

•	this offering and the application of the proceeds thereof,

      we had approximately:

•	total indebtedness of $1,151.2 million;

•	partners’ capital of $259.8 million;

•	availability under our operating partnership’s bank credit facility of $170.4 million; and

•	aggregate future minimum rental commitments under non-cancelable tank and other equipment operating leases of $96.6 million; provided, however, if we elect to purchase the underlying assets at the end of the lease terms, such aggregate buyout would be $24.6 million.

      Subject to the restrictions governing our operating partnership’s indebtedness and other financial obligations and the indenture governing the notes, we may incur significant additional indebtedness and other financial obligations, which may be secured and/or structurally senior to the notes.

      Our substantial indebtedness and other financial obligations could have important consequences to you. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to the notes;

•	impair our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes;

•	result in higher interest expense in the event of increases in interest rates since some of our debt is, and will continue to be, at variable rates of interest;

•	have a material adverse effect on us if we fail to comply with financial and restrictive covenants in our debt agreements and an event of default occurs as a result of that failure that is not cured or waived;

•	require us to dedicate a substantial portion of our cash flow from the operating partnership to payments on our indebtedness and other financial obligations, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general partnership requirements;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

•	place us at a competitive disadvantage compared to our competitors that have proportionately less debt.

      If we or our operating partnership are unable to meet our debt service obligations and other financial obligations, we could be forced to restructure or refinance our indebtedness and other financial transactions, seek additional equity capital or sell our assets. We may then be unable to obtain such financing or capital or sell our assets on satisfactory terms, if at all.

Risks Related to Our Portable Propane Tank Exchange Program

The revenues received from the recently acquired Blue Rhino assets and business are concentrated with a limited number of retailers under non-exclusive arrangements that may be terminated at will.

      The revenues received from the recently acquired Blue Rhino assets and business are concentrated with a limited number of retailers. If one or more of these retailers were to materially reduce or terminate its business with us, the results from our propane tank exchange operations may suffer. For fiscal 2003, Wal*Mart, Home Depot, and Lowe’s represented approximately 36%, 18% and 11% of Blue Rhino’s net revenues, respectively. None of our significant retail tank exchange accounts are contractually bound to offer our tank exchange service or products. Therefore, retailers can discontinue our tank exchange service or sales of our propane related products at any time and offer a competitor’s tank exchange service or related propane products or none at all. Continued relations with a retailer depend upon various factors, including price, customer service, consumer demand and competition. In addition, most of our significant retailers have multiple vendor policies and may seek to offer a competitor’s tank exchange program or products competitive with our propane related products at new or existing locations of these significant retailers. If any significant retailer materially reduces, terminates or is unwilling to expand its relationship with us or requires price reductions or other adverse modifications in our selling terms, our results from our tank exchange operations may suffer.

If our distributors do not perform up to our expectations, if we encounter difficulties in managing our distributor operations or if we or our distributors are not able to manage growth effectively, our retail relationships may be adversely impacted and our tank exchange business may suffer.

      We rely exclusively on our distributors to deliver our tank exchange service to retailers. Accordingly, our success depends on our ability to maintain and manage distributor relationships and operations and on the distributors’ ability to set up and adequately service accounts. Many of our distributors are independent, and we exercise only limited influence over the resources that these distributors devote to tank exchange. Our retailers impose demanding service requirements on us, and we could suffer a loss of consumer or retailer goodwill if our distributors do not adhere to our quality control and service guidelines or fail to ensure an adequate and timely supply of portable propane tanks at retail locations. The poor performance of a single distributor to a national retailer could jeopardize our entire relationship with that retailer and cause our tank exchange business to suffer. In addition, the number of retail locations offering our tank exchange and corresponding sales have historically grown significantly along with the creation of our distributor network. Accordingly, our distributors must be able to adequately service an increasing number of retail accounts. If we or our distributors fail to manage growth effectively, our financial results from our tank exchange business may suffer.

If we experience problems associated with our R4 Technical Center, our distributors may not be able to service our retail accounts and our tank exchange business may suffer.

      R4 Technical Center—North Carolina, LLC is a joint venture in which we and Manchester Tank & Equipment Co. North Carolina each own a 50% interest. Several distributors owned by us as well as several independent distributors rely on R4 Technical Center for their required supplies of refilled and refurbished propane tanks. We effectively share management of R4 Technical Center with Manchester Tank & Equipment. If R4 Technical Center experiences problems, whether operational, caused by management disagreements or otherwise, we may be unable to meet production goals, achieve targeted production costs or otherwise satisfy the needs of our distributors, in which event the ability of our distributors to service our retail accounts may be adversely impacted and cause our tank exchange business to suffer.

If we are unable to manage the impact of recent overfill prevention device valve guidelines, our tank exchange business may suffer.

      Guidelines published by the National Fire Protection Association in the current form of Pamphlet 58 and adopted in many states require that all portable propane tanks refilled after April 1, 2002 must be fitted with an overfill prevention valve. If we or our distributors cannot satisfy the demand for compliant propane tanks such that our retailers maintain an adequate supply, our retailer relationships and our tank exchange business may suffer. In addition, for some of our customers, we have fixed in advance the price per tank exchange unit charged to our retailers. When pricing, we make assumptions with regard to the number of tanks that will already have an overfill prevention valve when presented for exchange, on which our margins will be greater, and the number of tanks that will need an overfill prevention valve. If our actual experience is inconsistent with our assumptions, our margins on sales to that retailer may be lower than expected, which may have an adverse effect on our financial condition and results of operations.

For our tank exchange business, we depend on our management information systems to manage all aspects of that business effectively.

      For our tank exchange business, we depend on our management information systems to process orders, manage inventory and accounts receivable collections, maintain distributor and customer information, maintain cost-efficient operations and assist distributors in delivering products on a timely basis. In addition, our staff of management information systems professionals relies heavily on the support of several key consultants. Any disruption in the operation of those management information systems, loss of employees knowledgeable about such systems, termination of our relationship with one or more of these key consultants or failure to continue to modify such systems effectively as our business expands could negatively affect our tank exchange business.

Potential retail partners may not be able to obtain necessary permits or may be substantially delayed in obtaining necessary permits, which may adversely impact our ability to grow our tank exchange retail locations.

      Local ordinances, which vary from jurisdiction to jurisdiction, generally require retailers to obtain permits to store and sell propane tanks. These ordinances influence retailers’ acceptance of tank exchange, distribution methods, propane tank packaging and storage. The ability and time required to obtain permits varies by jurisdiction. Delays in obtaining permits have from time to time significantly delayed the installation of new retail locations. Some jurisdictions have refused to issue the necessary permits, which has prevented some installations. Some jurisdictions may also impose additional restrictions on our ability to market and our distributors’ ability to transport propane tanks or otherwise maintain our tank exchange program.

USE OF PROCEEDS

      Our estimated net proceeds from this offering will be $51.1 million after deducting the underwriting commission.

      We intend to use the net proceeds from this offering to reduce borrowings outstanding under the bank credit facility of our operating partnership, which, as of June 7, 2004, were $104.4 million, with a weighted average interest rate under this facility of 4.0%. The facility matures on April 28, 2006.

      The borrowings outstanding as of June 7, 2004 under the bank credit facility of our operating partnership were generally incurred on April 21, 2004 in connection with the contribution of Blue Rhino LLC:

•	to pay a portion of the liability for the merger consideration to the former Blue Rhino Corporation common stockholders;

•	to redeem the then vested stock options and warrants of Blue Rhino Corporation;

•	to pay all borrowings then outstanding under the existing Blue Rhino LLC bank credit facility; and

•	to pay other related costs and expenses.

      Following the application of the net proceeds that we receive from this offering, our operating partnership would have had approximately $53.3 million of borrowings and $54.8 million of letters of credit outstanding and, as a result, approximately $199.4 million available for borrowings under its bank credit facility as of June 7, 2004. For a more detailed description of the terms of our operating partnership’s bank credit facility, see “Description of Other Indebtedness and Other Financial Obligations—Bank Credit Facility.”

RATIO OF EARNINGS TO FIXED CHARGES

      Our historical and pro forma ratio of earnings to fixed charges for each of the periods indicated below is as follows:

						Six months
						ended
	Twelve months ended July 31,					January 31,

	1999	2000	2001	2002	2003	2003	2004

Historical	1.3	1.0*	1.8	1.8	1.8	2.8	2.3
Pro Forma	1.4	1.1*	1.9	1.8	1.8	2.8	2.3

*	The ratio of earnings to fixed charges for the twelve months ended July 31, 2000 reflects the partial year cash flow contribution from our acquisition of Thermogas in December 1999.

      These computations include us and our operating partnership on a consolidated basis. For these ratios, “earnings” is the amount resulting from adding the following items:

•	pre-tax income from continuing operations; and

•	fixed charges.

      The term “fixed charges” means the sum of the following:

•	interest expense;

•	amortized premiums, discounts and capitalized expenses related to indebtedness; and

•	an estimate of the interest component within rental expenses.

      The pro forma ratio of earnings to fixed charges for the twelve months ended July 31, 1999 through 2001 were calculated by adding back amortization on goodwill and some intangible assets. For the twelve months ended July 31, 2002, we implemented Statement of Financial Accounting Standard No. 142, “Goodwill and Other Intangible Assets.” The addition of amortization charges related to goodwill and intangibles totaled approximately $4, $6 and $11 million for the twelve months ended July 31, 1999 through 2001, respectively.

      During the twelve months ended July 31, 2003, we adopted Statement of Financial Accounting Standards No. 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections,” which required us to report expenses of $7.1 million associated with the early extinguishment of debt in income from continuing operations. Prior to the adoption of Statement of Financial Accounting Standards No. 145, we would have classified this type of expense as an extraordinary item.

CAPITALIZATION

      The following table sets forth our unaudited consolidated capitalization as of January 31, 2004 on:

•	an actual basis;

•	a pro forma basis after giving effect to:

•	our issuance on April 7, 2004 of 7,000,000 common units, the net proceeds of which were contributed to our operating partnership to enable it to reduce borrowings under its bank credit facility;

•	our operating partnership’s incurrence on April 21, 2004 of $250.0 million of debt;

•	our operating partnership’s borrowings on April 21, 2004 under its bank credit facility:

•	to pay a portion of the liability for the merger consideration to the former Blue Rhino Corporation common stockholders;

•	to redeem the then vested stock options and warrants of Blue Rhino Corporation; and

•	to pay all borrowings then outstanding under the existing Blue Rhino LLC bank credit facility; and

•	to pay other related costs and expenses.

•	a pro forma basis, as described above, as adjusted to give effect to this offering and the application of the net proceeds thereof.

      This table should be read in conjunction with our financial statements and the notes thereto that are incorporated by reference in this prospectus supplement and the accompanying base prospectus.

	As of January 31, 2004

			Proforma
	Actual	Proforma	As Adjusted

	(in thousands)
Cash and cash equivalents	$23,072	$25,423	$25,423

Debt:
8 3/4% senior notes due 2012	$219,481	$219,481	$219,481
The notes offered hereby	—	—	51,625
7.16% senior notes due 2005–2013	184,000	184,000	184,000
8.80% senior notes due 2006–2009	350,000	350,000	350,000
6 3/4% senior notes due 2014	—	249,093	249,093
Unsecured bank credit facility	182,700	135,812	84,165
Other	10,759	12,806	12,806

Total debt	$946,940	$1,151,192	$1,151,170
Minority interest	2,853	4,880	5,402
Partners’ capitalization	61,096	259,833	259,833

Total capitalization	$1,010,889	$1,415,905	$1,416,405

      As of June 7, 2004, our operating partnership’s $307.5 million unsecured bank credit facility had availability of $148.3 million, with $54.8 million of letters of credit outstanding. Partners’ capitalization and partners’ capitalization on a pro forma basis does not include the 680,150 and 500,150, respectively, of common units issuable, subject to vesting, upon exercise of options granted by us and outstanding as of January 31, 2004.

DESCRIPTION OF THE NOTES

      Ferrellgas Partners, L.P. and Ferrellgas Partners Finance Corp., as co-issuers, will issue the notes under an indenture dated as of September 24, 2002 among themselves and U.S. Bank, N.A., as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

      The notes offered hereby constitute a further issuance of our 8 3/4% Senior Notes due 2012 issued under the indenture dated as of September 24, 2002. We previously issued our 8 3/4% Senior Notes due 2012 on September 24, 2002 in an aggregate principal amount of $170.0 million and on December 18, 2002 in an aggregate principal amount of $48.0 million. The notes offered hereby will form a single class and series with those previously issued notes, will have the same CUSIP number as the previously issued notes and will trade interchangeably with the previously issued notes immediately upon settlement. Upon completion of this offering, $268.0 million in aggregate principal amount of 8 3/4% Senior Notes due 2012 will be outstanding. As used in this section of the prospectus supplement, the term “notes” means the notes offered hereby together with the previously issued notes, unless otherwise indicated or the context otherwise requires.

      The following description is a summary of the material provisions of the indenture. It does not restate that agreement in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of the notes. We filed a copy of the indenture as Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on September 24, 2002.

      The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

      Some of the terms used in this description are defined in the section entitled “—Certain Definitions.” For purposes of this description:

•	the “partnership” refers to Ferrellgas Partners, L.P.;

•	the words “we,” “us,” “our” and “ourselves” refer to Ferrellgas Partners, L.P. and Ferrellgas Partners Finance Corp., the co-issuers of the notes;

•	the “operating partnership” refers to Ferrellgas, L.P.; and

•	the “general partner” refers to Ferrellgas, Inc.

Brief Description of the Notes

      The notes:

•	are our unsecured general joint and several obligations;

•	rank senior in right of payment to all our subordinated indebtedness;

•	rank equally in right of payment with all our other senior indebtedness; and

•	are structurally subordinated to, which means they rank behind, the indebtedness and other liabilities of the operating partnership and other subsidiaries, including the operating partnership’s bank credit facility, the Existing Notes and the operating partnership’s $250.0 million principal amount of 6 3/4% Senior Notes due 2014.

      As described in more detail in the section entitled “Prospectus Supplement Summary” in this prospectus supplement and in the section entitled “Risk Factors” in our Annual Report on Form 10-K for our fiscal year ended July 31, 2003, the partnership is a holding company for its subsidiaries and has no material operations or assets other than its consolidated subsidiaries, including the operating partnership. Accordingly, the partnership is dependent upon the distribution of the earnings of its consolidated subsidiaries, including the operating partnership, to service its debt obligations, including the notes.

      Because the notes are structurally subordinated to the indebtedness of the operating partnership, noteholders generally have no recourse to the operating partnership or any of its subsidiaries or their assets for amounts due under the notes. Noteholders may, however, have indirect recourse to the extent the partnership has rights as a holder of equity interests in the operating partnership and its subsidiaries. In addition, the noteholders do not have any right to require the operating partnership to make distributions to the partnership.

Principal, Maturity and Interest

      The notes will:

•	be issued in registered form, without coupons, and in denominations of $1,000;

•	accrue interest at the annual rate of 8 3/4% from the most recent date to which interest has been paid, which interest will be computed on the basis of a 360-day year comprised of twelve 30-day months;

•	pay interest semi-annually in arrears on June 15 and December 15 to holders of record on the immediately preceding June 1 and December 1; and

•	mature on June 15, 2012.

      Interest on the notes outstanding prior to completion of this offering was last paid on December 15, 2003. Accordingly, interest on the notes offered hereby will accrue from December 15, 2003.

      We do not intend to list the notes on any securities exchange or to seek approval for quotations of the notes through any automated quotation system. We may issue additional notes from time to time after this offering as part of this series or in one or more additional series. Any offering of additional notes is subject to the covenant described below in the section entitled “— Covenants — Limitation on Additional Indebtedness.” The notes and any additional notes later issued under the indenture as part of this series will be treated as a single class for all purposes under the indenture, including waivers, amendments, redemptions and offers to purchase.

      We will pay principal and interest on the notes at our office or agency, which we maintain in New York City. At our option, we may make payments of interest by check mailed to the noteholders at their respective addresses as set forth in the register of notes. All payments with respect to global notes, however, will be made by wire transfer of immediately available funds to the accounts specified by the holders of the global notes. Until otherwise designated by us, our office or agency in New York will be the office of the trustee maintained for payment purposes.

Optional Redemption

      We do not have the option to redeem the notes before June 15, 2007 except under specified circumstances following the completion by the partnership on or before June 15, 2005 of one or more Equity Offerings. The partnership has the option to use the net proceeds of any such offering to redeem the notes at 108.75% of their principal amount plus accrued and unpaid interest to the applicable redemption date so long as the redemption is completed within 90 days of the completion of the offering and at least 65% of the principal amount of the notes already issued, together with the notes and any additional notes sold pursuant to this prospectus supplement or otherwise, are outstanding immediately following the redemption.

      On and after June 15, 2007, we have the right to redeem the notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount) listed in the table below, plus accrued and unpaid interest on the notes to the applicable redemption date, if redeemed during the twelve months beginning on June 15 of the years indicated in the table below:

Year	Percentage

2007	104.375%
2008	102.917%
2009	101.458%
2010 and thereafter	100.000%

Mandatory Redemption; Open Market Purchases

      We are not required to make any mandatory redemption or sinking fund payments with respect to the notes. We may at any time and from time to time purchase notes in the open market or otherwise.

Offers to Purchase; Repurchase at the Option of the Noteholders

      We may be required to offer to purchase the notes if there is a change in control of, or specified asset sales by, the partnership.

      Change of Control Offer: The indenture defines the term “change of control.” Upon the occurrence of a change of control, each noteholder will have the right to require us to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that holder’s notes pursuant to a change of control offer on the terms set forth in the indenture. In a change of control offer, we will offer a change of control payment in cash equal to 101% of the aggregate principal amount of the notes or portion of notes validly tendered for payment, plus accrued and unpaid interest to the date of purchase. Generally, a change of control would occur when:

(1) there is a sale, lease, conveyance or other disposition of all or substantially all of the assets of the partnership or the operating partnership to any entity other than to a Related Party; in this regard, the meaning of “all or substantially all” varies according to the facts and circumstances of the subject transaction and has no clearly established meaning under New York law, which is the law that governs the indenture; therefore, in some transactions it may be unclear whether a change of control has occurred;

(2) there is a liquidation or dissolution of the partnership or our general partner, or a successor to the general partner; or

(3) there is any transaction or series of transactions that results in a Person other than a Related Party beneficially owning in the aggregate, directly or indirectly, more than 35% of the voting stock of our general partner or a successor to the general partner and such percentage is more than the percentage of voting stock that is owned by the Related Party or a successor to the Related Party.

      Within 30 days following any change of control, we will mail a notice to each noteholder stating that, among other things, a change of control offer is being made, that all notes tendered will be accepted for payment and that any note not tendered will continue to accrue interest. We will identify the amount of the change of control payment and the change of control payment date for the notes. The notice will also include directions for noteholders who elect to have their notes purchased in the change of control offer.

      Noteholders will be entitled to withdraw any election to have their notes purchased if the paying agent receives timely and proper notice of such withdrawal. The notice from the partnership to noteholders will describe the requirements for the notice from the noteholders to the paying agent.

      We will comply with the requirements of Rule 14e-l under the Exchange Act and any other relevant securities laws applicable to the repurchase of notes in connection with a change of control.

      On the change of control payment date, we will, to the extent lawful, accept for payment notes or portions of notes tendered in accordance with the change of control offer; deposit an amount equal to the change of control payment for the notes with the paying agent in respect of all notes or portions of notes properly tendered; and deliver or cause to be delivered to the trustee the notes so accepted together with an officers’ certificate stating the aggregate amount of the notes or portions of notes tendered to us.

      The paying agent will promptly mail the change of control payment to each noteholder. The trustee will promptly authenticate and mail to each noteholder a new note equal in principal amount to any unpurchased portion of the notes surrendered. However, each new note will be in a principal amount of $1,000 or an integral multiple of $1,000. We will publicly announce the results of the change of control offer on or as soon as practicable after the change of control payment date.

      We will not be required to make a change of control offer upon a change of control if a third party makes the change of control offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a change of control offer made by us and purchases all notes properly tendered and not withdrawn under the change of control offer.

      The triggering of the purchase right will not constitute an event of default under the indenture. See the risk factor in our Annual Report on Form 10-K for the fiscal year ended July 31, 2003 entitled “Ferrellgas Partners or the operating partnership may be unable to repurchase debt securities upon a change of control and it may be difficult to determine if a change of control has occurred.”

      In addition, we may be unable to pay the change of control payment because:

(1) the agreements governing the operating partnership’s bank credit facility, the Existing Notes and the 6 3/4% Senior Notes due 2014 limit the operating partnership’s ability to make distributions to the partnership; and

(2) we may not have sufficient immediate financial resources to pay cash to the holders of notes upon a repurchase.

      The failure of the partnership to repurchase the notes upon a change of control offer would constitute an immediate Event of Default under the indenture.

      Asset Sales: The indenture defines the term “Asset Sale” and provides that the partnership and, in specified circumstances, its subsidiaries that are Restricted Subsidiaries, meaning they are not “Unrestricted Subsidiaries,” must comply with restrictions applicable to an Asset Sale. Briefly, an Unrestricted Subsidiary has no Indebtedness or any other obligation that, directly or indirectly, is guaranteed by or obligates in any way the partnership.

      The partnership and its Restricted Subsidiaries may complete an Asset Sale if the partnership or its Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the fair market value, as determined in good faith by an authorized financial officer of our general partner, of the assets sold or otherwise disposed of, and at least 75% of the consideration received by the partnership or the Restricted Subsidiary is in the form of cash. For purposes of determining the amount of cash received in an Asset Sale, the following will be deemed to be cash.

(1) the amount of any liabilities on the partnership’s or any Restricted Subsidiary’s balance sheet that are assumed by the transferee of the assets; and

(2) the amount of any notes or other obligations received by the partnership or the Restricted Subsidiary from the transferee that is converted within 180 days by the partnership or the Restricted Subsidiary into cash, to the extent of the cash received.

      Furthermore, the 75% limitation will not apply to any Asset Sale in which the cash portion of the consideration received is equal to or greater than the after-tax proceeds would have been had the Asset Sale complied with the 75% limitation.

      If the partnership or any of its Restricted Subsidiaries receives Net Proceeds exceeding $10 million from one or more Asset Sales in any fiscal year, then within 360 days after the date the aggregate amount of Net Proceeds exceeds $10 million, the partnership must apply the amount of such Net Proceeds either

(1) to reduce Indebtedness of the partnership or any of its Restricted Subsidiaries, with a permanent reduction of availability in the case of revolving Indebtedness, or (2) to make an investment in assets or capital expenditures useful to the partnership’s or any of its Subsidiaries’ business as in effect on the date of the indenture or businesses related or ancillary thereto. Any Net Proceeds that are not applied or invested in either of these ways will be considered “Excess Proceeds.”

      Pending the final application of any Net Proceeds, the partnership or any Restricted Subsidiary may temporarily reduce borrowings under the Credit Facilities, or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

      When the aggregate amount of Excess Proceeds exceeds $10 million, we will make an offer to all noteholders to purchase for cash that number of notes that may be purchased out of the Excess Proceeds at a purchase price equal to 100% of the principal amount of the note plus accrued and unpaid interest to the date of purchase. We will follow the procedures set forth in the indenture and we will comply with the requirements of Rule 14e-l under the Exchange Act and any other applicable securities laws.

      To the extent that the aggregate amount of notes tendered in response to our purchase offer is less than the Excess Proceeds, the partnership or any Restricted Subsidiary may use such deficiency for general business purposes. If the aggregate principal amount of notes surrendered by the noteholders exceeds the amount of Excess Proceeds, the trustee shall select the notes to be purchased in accordance with the procedures for selection and notice of redemption set forth below. Notwithstanding the foregoing, if we make this purchase offer at any time when we have securities outstanding ranking equally in right of payment with the notes and the terms of those securities provide that a similar offer must be made with respect to those other securities, then our offer to purchase the notes will be made concurrently with the other offers, and securities of each issue will be accepted on a pro rata basis in proportion to the aggregate principal amount of securities of each issue which their holders elect to have purchased. Upon completion of the offer to the noteholders, the amount of Excess Proceeds will be reset at zero.

      Selection and Notice of Redemption: If less than all the notes are to be redeemed at any time, the trustee will select the notes to be redeemed among the holders of notes pro rata, by lot or in accordance with a method which the trustee considers to be fair and appropriate. The trustee must choose in a manner that complies with any legal and stock exchange requirements. Notices of redemption shall be mailed by first class mail at least 10 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of that note upon surrender and cancellation of the original note. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.

Covenants

      The indenture requires us to comply with a number of covenants, including those summarized below.

      Limitation on Additional Indebtedness: The partnership and its Restricted Subsidiaries may incur more debt only under specified circumstances. The partnership will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise, for the payment, in each case, to “incur,” any Indebtedness, unless at the time of the incurrence and after giving pro forma effect to the receipt and application of the proceeds of the Indebtedness, the Consolidated Fixed Charge Coverage Ratio of the partnership would be greater than 2.00 to 1.00.

      In addition to any Indebtedness that may be incurred as set forth above, the partnership and its Restricted Subsidiaries may incur “Permitted Indebtedness.” The term Permitted Indebtedness is defined in the indenture and includes:

(1) Indebtedness evidenced by the $170,000,000 principal amount of notes issued on September 24, 2002;

(2) Indebtedness outstanding as of the date of the indenture;

(3) Indebtedness of the partnership or a Restricted Subsidiary incurred for the making of expenditures for the improvement or repair, to the extent the improvements or repairs may be capitalized in accordance with GAAP, or additions, including by way of acquisitions of businesses and related assets, to the property and assets of the partnership and its Restricted Subsidiaries, including, without limitation, the acquisition of assets subject to operating leases, Indebtedness incurred under the Credit Facilities, or incurred by assumption in connection with additions, including additions by way of acquisitions or capital contributions of businesses and related assets, to the property and assets of the partnership and its Restricted Subsidiaries; provided, that the aggregate principal amount of this Indebtedness outstanding at any time may not exceed $75 million;

(4) Indebtedness of the partnership or a Restricted Subsidiary incurred for any purpose permitted under the Credit Facilities, provided, that the aggregate principal amount of this Indebtedness outstanding under this clause at any time may not exceed an amount equal to the sum of (a) $175 million plus (b) the amount, if any, by which the Borrowing Base as of the date of calculation exceeds the amount of the Borrowing Base as of July 31, 2002;

(5) Indebtedness of the partnership owed to our general partner or an affiliate of our general partner that is unsecured and that is subordinated in right of payment to the notes; provided, that the aggregate principal amount of this Indebtedness outstanding at any time under this clause may not exceed $50 million and this Indebtedness has a final maturity date later than the final maturity date of the notes;

(6) Indebtedness (a) owed by the partnership or any Restricted Subsidiary to the operating partnership or any Restricted Subsidiary or (b) owed by the operating partnership or any Restricted Subsidiary to the partnership or to any other Restricted Subsidiary;

(7) Permitted Refinancing Indebtedness (including, for the avoidance of doubt, Indebtedness incurred as permitted under the Consolidated Fixed Charge Coverage Ratio set forth in the second sentence of this section entitled “—Limitation on Additional Indebtedness”);

(8) the incurrence by the partnership or a Restricted Subsidiary of Indebtedness owing directly to its insurance carriers, without duplication, in connection with the partnership’s, its Subsidiaries’ or its Affiliates’ self-insurance programs or other similar forms of retained insurable risks for their respective businesses, consisting of reinsurance agreements and indemnification agreements, and guarantees of the foregoing, secured by letters of credit; provided, that any Consolidated Fixed Charges associated with the Indebtedness evidenced by the reinsurance agreements, indemnification agreements, guarantees and letters of credit will be included, without duplication, in any determination of the Consolidated Fixed Charge Coverage Ratio test set forth in the second sentence of this section entitled “—Limitation on Additional Indebtedness;”

(9) Indebtedness of the partnership and its Restricted Subsidiaries in respect of Capital Leases, meaning, generally, any lease of any property which would be required to be classified and accounted for as a capital lease on a balance sheet of the lessor; provided, that the aggregate amount of this Indebtedness outstanding at any time may not exceed $15 million;

(10) Indebtedness of the partnership and its Restricted Subsidiaries represented by letters of credit supporting (a) obligations under workmen’s compensation laws, (b) obligations to suppliers of propane or energy commodity derivative providers in the ordinary course of business consistent with past practices, not to exceed $10 million at any one time outstanding, and (c) the repayment of Indebtedness permitted to be incurred under the Indenture;

(11) surety bonds and appeal bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of the partnership or any of its Subsidiaries or in connection with judgments that do not result in a “Default” or “Event of Default” (which terms are defined in the section entitled “—Events of Default and Remedies”);

(12) Indebtedness of the partnership or its Restricted Subsidiaries incurred in connection with acquisitions of retail propane businesses in favor of the sellers of such businesses in an aggregate principal amount not to exceed $15 million in any fiscal year and not to exceed $60 million at any one time outstanding; provided, that the principal amount of such Indebtedness incurred in connection with any such acquisition shall not exceed the fair market value of the assets so acquired and, to the extent issued by the partnership, such Indebtedness is expressly subordinated to the notes; and

(13) Indebtedness of the partnership or its Restricted Subsidiaries owing in respect of any Accounts Receivable Securitization, operating lease, Synthetic Lease, or other off-balance sheet obligation existing on the date of the indenture that arises because, after the date of the indenture, such off-balance sheet obligations are refinanced with Indebtedness, not to exceed $160 million at any one time outstanding.

      For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness or is entitled to be incurred in compliance with the Consolidated Fixed Charge Coverage Ratio in the first paragraph of this section, the partnership may, in its sole discretion, classify (or later reclassify) in whole or in part such items of Indebtedness in any manner that complies with this covenant, and such item of Indebtedness or a portion thereof may be classified (or later reclassified) in whole or in part as having been incurred under more than one of the applicable clauses of Permitted Indebtedness or in compliance with the Consolidated Fixed Charge Coverage Ratio in the first paragraph of this section.

      Limitation on Restricted Payments: The partnership will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make a Restricted Payment, that is, to:

(1) declare or pay any dividend or any other distribution or payment on or with respect to Capital Stock of the partnership or any of its Restricted Subsidiaries or any payment made to the direct or indirect holders, in their capacities as such, of Capital Stock of the partnership or any of its Restricted Subsidiaries other than (a) dividends or distributions payable solely in Capital Stock of the partnership (including Common Units or Senior Units, but excluding Redeemable Capital Stock), or in options, warrants or other rights to purchase Capital Stock of the partnership (including Common Units or Senior Units, but excluding Redeemable Capital Stock); (b) dividends or other distributions to the extent declared or paid to the partnership or any Restricted Subsidiary of the partnership; or (c) dividends or other distributions by any Restricted Subsidiary of the partnership to all holders of Capital Stock of that Restricted Subsidiary on a pro rata basis, including, in the case of the operating partnership, to its general partner;

(2) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the partnership or any of its Restricted Subsidiaries, other than any Capital Stock owned by a Restricted Subsidiary of the partnership;

(3) make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other stated maturity, any subordinated Indebtedness, other than any such Indebtedness owned by the partnership or a Restricted Subsidiary of the partnership; or

(4) make any investment, other than a Permitted Investment, in any entity,

unless, at the time of and after giving effect to the proposed Restricted Payment, no Default or Event of Default shall have occurred and be continuing, and the Restricted Payment, together with the aggregate of all other Restricted Payments made by the partnership and its Restricted Subsidiaries during the fiscal quarter during which the Restricted Payment is made, will not exceed:

(a) if the Consolidated Fixed Charge Coverage Ratio of the partnership is greater than 1.75 to 1.00, an amount equal to Available Cash for the immediately preceding fiscal quarter; or

(b) if the Consolidated Fixed Charge Coverage Ratio of the partnership is equal to or less than 1.75 to 1.00, an amount equal to the sum of $25 million, less the aggregate amount of all

Restricted Payments made by the partnership and its Restricted Subsidiaries in accordance with this clause during the period ending on the last day of the fiscal quarter of the partnership immediately preceding the date of the Restricted Payment and beginning on the first day of the sixteenth full fiscal quarter immediately preceding the date of the Restricted Payment plus the aggregate net cash proceeds of capital contributions to the partnership from any Person other than a Restricted Subsidiary of the partnership, or issuance and sale of shares of Capital Stock, other than Redeemable Capital Stock, of the partnership to any entity other than to a Restricted Subsidiary of the partnership, in any case made during the period ending on the last day of the fiscal quarter of the partnership immediately preceding the date of the Restricted Payment and beginning on the first day of the sixteenth full fiscal quarter immediately preceding the date of the Restricted Payment.

      The Restricted Payment may be made in assets other than cash, in which case the amount will be the fair market value, as determined in good faith by an authorized financial officer of the general partner on the date of the Restricted Payment of the assets proposed to be transferred.

      The above provisions will not prohibit:

(1) the payment of any dividend or distribution within 60 days after the date of its declaration if, at the date of declaration, the payment would be permitted as summarized above;

(2) the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of the partnership or any Restricted Subsidiary of the partnership in exchange for, or out of the net cash proceeds of, a substantially concurrent capital contribution to the partnership from any entity other than a Restricted Subsidiary of the partnership; or issuance and sale of other Capital Stock, other than Redeemable Capital Stock, of the partnership to any entity other than to a Restricted Subsidiary of the partnership; provided, however, that the amount of any net cash proceeds that are utilized for any redemption, repurchase or other acquisition or retirement will be excluded from the calculation of Available Cash;

(3) the repurchase of any Common Units or the payment of any dividend or distribution under any employment agreement, stock or unit option agreement, or restricted stock agreement not to exceed $1 million in any calendar year and not to exceed $5 million in the aggregate amount since the date of the indenture; or

(4) any redemption, repurchase or other acquisition or retirement of subordinated Indebtedness in exchange for, or out of the net cash proceeds of, a substantially concurrent capital contribution to the partnership from any entity other than a Restricted Subsidiary of the partnership; or issuance and sale of Indebtedness of the partnership issued to any entity other than a Restricted Subsidiary or the partnership, so long as the Indebtedness is Permitted Refinancing Indebtedness; provided, however, that the amount of any net cash proceeds that are utilized for any redemption, repurchase or other acquisition or retirement will be excluded from the calculation of Available Cash.

      In computing the amount of Restricted Payments previously made for purposes of the Restricted Payments test above, Restricted Payments made under the first and third points above will be included and Restricted Payments made under the second and fourth points above shall not be so included.

      Limitation on Liens: The partnership will not, and will not permit any of its Restricted Subsidiaries to, incur any liens or other encumbrance, unless the lien is a Permitted Lien or the notes are directly secured equally and ratably with the obligation or liability secured by such lien.

      Limitation on Transactions with Affiliates: The partnership will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions, including the sale, transfer, disposition, purchase, exchange or lease of assets, property or services, other than as provided for in our partnership agreement or in the operating partnership’s partnership agreement and the other agreements entered into between the partnership or the operating partnership and any of their affiliates, with, or for the benefit of any affiliates of the partnership unless:

(1) the transaction or series of related transactions are between the partnership and its Restricted Subsidiaries or between two Restricted Subsidiaries; or

(2) the transaction or series of related transactions are on terms that are no less favorable to the partnership or the Restricted Subsidiary, as the case may be, than those which would have been obtained in a comparable transaction at such time from an entity that is not an affiliate of the partnership or Restricted Subsidiary, and, with respect to transaction(s) involving aggregate payments or value equal to or greater than $20 million, the partnership shall have delivered an officers’ certificate to the trustee certifying that the transaction(s) is on terms that are no less favorable to the partnership or the Restricted Subsidiary than those which would have been obtained from an entity that is not an affiliate of the partnership or Restricted Subsidiary and has been approved by a majority of the board of directors of our general partner, including a majority of the disinterested directors.

      However, the covenant limiting transactions with affiliates will not restrict the partnership, any Restricted Subsidiary or the general partner from entering into: any employment agreement, stock option agreement, restricted stock agreement, employee stock ownership plan related agreements, or similar agreement and arrangements, or Synthetic Leases, in the ordinary course of business; transactions permitted by the provisions described in the section entitled “—Restricted Payments;” transactions in the ordinary course of business in connection with reinsuring the self-insurance programs or other similar forms of retained insurable risks of the retail propane business operated by the partnership, its Subsidiaries and affiliates; any Accounts Receivable Securitization; any affiliate trading transactions done in the ordinary course of business; and any transaction that is a Flow-Through Acquisition.

      Limitation on Dividends and Other Payment Restrictions Affecting the Subsidiaries: The partnership will not, and will not permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends, in cash or otherwise, or make any other distributions on or with respect to its Capital Stock or any other interest or participation in, or measured by, its profits;

(2) pay any Indebtedness owed to the partnership or any other Restricted Subsidiary;

(3) make loans or advances to, or any investment in, the partnership or any other Restricted Subsidiary;

(4) transfer any of its properties or assets to the partnership or any other Restricted Subsidiary; or

(5) guarantee any Indebtedness of the partnership or any other Restricted Subsidiary.

      Collectively, these restrictions are called the “Payment Restrictions.” However, some encumbrances or restrictions are permissible, including those existing under or by reason of:

(1) applicable law;

(2) any agreement in effect at or entered into on the date of the indenture, including the operating partnership’s Existing Notes outstanding on and the Credit Facilities in effect on that date, or any agreement relating to any Indebtedness permitted to be incurred under the indenture (including agreements or instruments evidencing Indebtedness incurred after the date of the indenture); provided, however, that the encumbrances and restrictions contained in the agreements governing such permitted Indebtedness are no more restrictive with respect to the payment restrictions than those set forth in the agreements governing the operating partnership’s Existing Notes and the Credit Facilities as in effect on the date of the indenture;

(3) customary non-assignment provisions of any contract or any lease governing a leasehold interest of the partnership or any Restricted Subsidiary;

(4) specific purchase money obligations or Capital Leases for property subject to such obligations;

(5) any agreement of an entity (or any it its Restricted Subsidiaries) acquired by the partnership or any Restricted Subsidiary, in existence at the time of the acquisition but not created in contemplation of the acquisition, which encumbrance or restriction is not applicable to any third party other than the entity; or

(6) provisions contained in instruments relating to Indebtedness which prohibit the transfer of all or substantially all of the assets of the obligor of the Indebtedness unless the transferee shall assume the obligations of the obligor under the agreement or instrument.

      Limitation on Sale and Leaseback Transactions: The partnership will not, and will not permit any of its Restricted Subsidiaries to, enter into any “Sale and Leaseback Transaction” with respect to their properties. The term “Sale and Leaseback Transaction” is defined in the indenture and, generally, means any arrangement (other than between the partnership and a Restricted Subsidiary or between Restricted Subsidiaries) whereby property has been or will be disposed of by a transferor to another entity with the intent of taking back a lease on the property pursuant to which the rental payments are calculated to amortize the purchase price of the property over its life.

      The partnership and its Restricted Subsidiaries may, however, enter into a Sale and Leaseback Transaction; provided, that the partnership or the Restricted Subsidiary would be permitted under the indenture to incur Indebtedness secured by a lien on the property in an amount equal to the Attributable Debt with respect to the Sale and Leaseback Transaction.

      Limitations on Ferrellgas Partners Finance Corp.: In addition to the restrictions set forth under the section entitled “—Limitation on Additional Indebtedness,” Ferrellgas Partners Finance Corp. may not incur any Indebtedness unless the partnership is a co-obligor or guarantor of the Indebtedness; or the net proceeds of the Indebtedness are either lent to the partnership, used to acquire outstanding debt securities issued by the partnership, or used, directly or indirectly, to refinance or discharge Indebtedness permitted under the limitation of this paragraph.

      Ferrellgas Partners Finance Corp. may not engage in any business not related, directly or indirectly, to obtaining money or arranging financing for the partnership.

Merger, Consolidation or Sale of Assets

      The indenture provides that the partnership may not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another entity unless:

(1) the partnership is the surviving entity or the entity formed by or surviving the transaction, if other than the partnership, or the entity to which the sale was made is a corporation or partnership organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(2) the entity formed by or surviving the transaction, if other than the partnership, or the entity to which the sale was made assumes all the obligations of the partnership in accordance with a supplemental indenture in a form reasonably satisfactory to the trustee, under the notes and the indenture;

(3) immediately after the transaction no Default or Event of Default exists; and

(4) at the time of the transaction and after giving pro forma effect to it as if the transaction had occurred at the beginning of the applicable four-quarter period, the partnership or such other entity or survivor is permitted to incur at least $1.00 of additional Indebtedness in accordance with the Consolidated Fixed Charge Coverage Ratio as described in the section entitled “—Limitation on Additional Indebtedness.”

      The indenture also provides that Ferrellgas Partners Finance Corp. may not consolidate or merge with or into, whether or not it is the surviving entity, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another entity except under conditions similar to those described in the paragraph above.

Reports to Noteholders

      Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, we will furnish to the noteholders all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if we were required to file those Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” In addition, we will furnish to such noteholders all reports that would be required to be filed with the SEC on Form 8-K if we were required to file the reports. Finally, whether or not required by the rules and regulations of the SEC, we will file a copy of all the information described in the preceding sentences with the SEC unless the SEC will not accept the filing. We will also make the information available to investors who request it in writing. Currently, we are required to and do file quarterly and annual reports on Forms 10-Q and 10-K. Furthermore, we will promptly furnish to the noteholders notices of (a) any Payment Default under any instrument evidencing Indebtedness for borrowed money, and (b) any acceleration of such Indebtedness prior to its express maturity.

Events of Default and Remedies

      The indenture describes in detail the occurrences that would constitute an “Event of Default.” Such occurrences include the following:

(1) default in the payment of the principal of or premium, if any, on any note when the same becomes due and payable, upon stated maturity, acceleration, optional redemption, required purchase, scheduled principal payment or otherwise;

(2) default in the payment of an installment of interest on any of the notes, when the same becomes due and payable, which default continues for a period of 30 days;

(3) failure to perform or observe any other term, covenant or agreement contained in the notes or the indenture, other than a default specified in either of the two clauses above, and the default continues for a period of 45 days after written notice of the default requiring us to remedy the same shall have been given to the partnership by the trustee or to us and the trustee by holders of 25% in aggregate principal amount of the applicable notes then outstanding;

(4) default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the partnership or any Restricted Subsidiary of the partnership then has outstanding Indebtedness in excess of $10 million, if the default:

(a) is caused by a failure to pay principal of or premium, if any, or interest on to such Indebtedness within the applicable grace period, if any, provided with respect to such Indebtedness; or

(b) results in the acceleration of such Indebtedness prior to its stated maturity;

(5) a final judgment or judgments, which is or are non-appealable and non-reviewable or which has or have not been stayed pending appeal or review or as to which all rights to appeal or review have expired or been exhausted, shall be rendered against the partnership, any Restricted Subsidiary, or the general partner provided such judgment or judgments requires or require the payment of money in excess of $10 million in the aggregate and is not covered by insurance or discharged or stayed pending appeal or review within 60 days after entry of such judgment; in the event of a stay, the judgment shall not be discharged within 30 days after the stay expires; or

(6) specified events of bankruptcy, insolvency or reorganization with respect to us or any of our significant subsidiaries, as that term is defined in Rule 1.02(v) of Regulation S-X under the Securities Act, has occurred.

      If any Event of Default occurs and is continuing, the trustee or the holders of at least 25% of principal amount of the applicable series of notes then outstanding may declare all the notes of that series to be due and payable immediately.

      Notwithstanding the foregoing, in the case of an Event of Default arising from specified events of bankruptcy or insolvency, with respect to the partnership or Ferrellgas Partners Finance Corp. or any significant subsidiary, all outstanding notes will become due and payable immediately without further action or notice. Noteholders may not enforce the indenture or the notes except as provided in the indenture. Subject to limitations, holders of a majority in principal amount of a series of then-outstanding notes may direct the trustee of that series of notes in its exercise of any trust or power. The trustee may withhold from noteholders notice of any continuing Default or Event of Default, except a Default or Event of Default relating to the payment of principal or interest, if the trustee determines in good faith that withholding notice is in their interest. If any Event of Default occurs because we or those acting on our behalf willfully intended to avoid payment of the premium that we would have to pay if we then elected to redeem the notes under the optional redemption provisions of the indenture governing the notes, then an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes. The holders of a majority in aggregate principal amount of a series of notes issued under the indenture and then outstanding, by notice to the trustee for those notes, may waive any existing Default or Event of Default for all noteholders of that series and its consequences under the indenture, except a continuing Default or Event of Default in the payment of any principal of, premium, if any, or interest on the notes.

      We are required to deliver to the trustee annually a statement regarding compliance with the indenture. In addition, upon becoming aware of any Default or Event of Default, we are required to deliver to the trustee a statement specifying the Default or Event of Default.

No Personal Liability of Limited Partners, Directors, Officers, Employees and Unitholders

      No limited partner of the partnership or director, officer, employee, incorporator or stockholder of our general partner or Ferrellgas Partners Finance Corp., as such, shall have any liability for any of our obligations under the notes or the indenture or any claim based on, in respect of, or by reason of, these obligations. Each noteholder, by accepting a note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Non-Recourse

      Our obligations under the indenture are recourse to our general partner and non-recourse to the operating partnership, and their respective affiliates, other than ourselves, and are payable only out of our cash flow and assets. The trustee has, and each holder of a note, by accepting a note, is deemed to have, agreed in the indenture that the operating partnership and their affiliates will not be liable for any of our obligations under the indenture or the notes.

Legal Defeasance and Covenant Defeasance

      We may, at the option of the board of directors of our general partner, on our behalf, and the board of directors of Ferrellgas Partners Finance Corp. and at any time, elect to have all of our obligations discharged with respect to outstanding notes. This is known as “legal defeasance.” However, under legal defeasance we cannot discharge:

(1) the rights of holders of outstanding notes to receive payments with respect to any principal, premium, and interest on the notes when the payments are due;

(2) our obligations with respect to the notes concerning issuing temporary notes, registration of notes or mutilated, destroyed, lost or stolen notes;

(3) our obligation to maintain an office or agency for payment and money for security payments held in trust;

(4) the rights, powers, trusts, duties and immunities of the trustee, and our obligations in connection therewith; and

(5) the legal defeasance and covenant defeasance provisions of the indenture.

      In addition, we may, at our option and at any time, elect to have our obligations released with respect to specified covenants that are described in the indenture. This is called “covenant defeasance.” After our obligations have been released in this manner, any failure to comply with these obligations will not constitute a Default or Event of Default with respect to the notes. In the event covenant defeasance occurs, specific events, not including non-payment, bankruptcy, receivership, reorganization and insolvency, described in the section entitled “—Events of Default and Remedies,” will no longer constitute an Event of Default with respect to the notes.

      In order to exercise either legal defeasance or covenant defeasance, we must irrevocably deposit with the trustee, in trust, for the benefit of the noteholders, cash in U.S. dollars, non-callable U.S. government securities, or a combination thereof, in amounts sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal, any premium and interest on the outstanding notes on the stated maturity date or on the applicable redemption date.

      In addition, we will be required to deliver to the trustee an opinion of counsel stating that after the 91st day following the deposit the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and that all conditions precedent provided for or relating to legal defeasance or covenant defeasance have been complied with, and confirming other matters. Furthermore, in the case of a legal defeasance, the opinion must confirm that we have received from, or there shall have been published by, the IRS a ruling, or since the date of the indenture, there shall have been a change in the applicable federal income tax law, in either case, to the effect that, and based thereon, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of the legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred. In the case of covenant defeasance, the opinion must confirm that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of the covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred.

      Finally, to exercise either legal defeasance or covenant defeasance, we must have delivered to the trustee an officers’ certificate stating that we did not make the deposit with the intent of preferring the holders of notes over our other creditors or with the intent of defeating, hindering, delaying or defrauding our other creditors.

      We may not exercise either legal defeasance or covenant defeasance if an Event of Default has occurred and is continuing on the date of the deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit. In addition, we may not exercise either legal defeasance or covenant defeasance if such legal defeasance or covenant defeasance will result in a breach, violation or constitute a default under any material agreement or instrument, other than the indenture, to which we or any of our Restricted Subsidiaries is a party or by which we or any of our Restricted Subsidiaries is bound.

Amendment, Supplement and Waiver

      In general, the indenture and the notes may be amended or supplemented, and any existing default or compliance with any provision of the indenture or the notes may be waived, with the consent of the holders of at least a majority in principal amount of the notes then outstanding. This includes consents obtained in connection with a tender offer or exchange offer for notes. However, without the consent of each noteholder affected, an amendment or waiver may not, with respect to any notes held by a non-consenting noteholder:

(1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes, other than provisions relating to our obligation to repurchase the notes upon specific asset sales or a change of control;

(3) reduce the rate of or change the time for payment of interest on any note;

(4) waive a Default in the payment of principal or interest on the notes;

(5) make any note payable in money other than that stated in the notes;

(6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal, premium, if any, or interest on the notes; or

(7) make any change in the foregoing amendment and waiver provisions.

      Notwithstanding the foregoing, without the consent of any noteholder, we and the trustee may amend or supplement the indenture or the notes to:

(1) cure any ambiguity, defect or inconsistency;

(2) provide for uncertificated notes in addition to or in place of certificated notes;

(3) provide for the assumption of our obligations to noteholders in the case of a merger or consolidation;

(4) make any change that could provide any additional rights or benefits to the noteholders that does not adversely affect the legal rights under the indenture of any such holder;

(5) comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

(6) to provide security for or add guarantees with respect to the notes.

The Trustee

      Should the trustee, U.S. Bank, N.A., become our creditor, the indenture contains specific limitations on the trustee’s rights to obtain payment of claims or to realize on specific property received in respect of any claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate the conflict within 90 days, apply to the SEC for permission to continue or resign.

      The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to specific exceptions. The indenture provides that in case an uncured Event of Default occurs, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any noteholder, unless the noteholder offers to the trustee security and indemnity satisfactory to the trustee against any loss, liability or expense.

Certain Definitions

      Set forth below are defined terms used in the indenture and in the description of the notes set forth above. These defined terms frequently refer to other defined terms and include details that explain the terms of the indenture with greater precision than the summary section above does. We have not, however, included in this glossary all of the defined terms that are included in the indenture. We urge you to read the indenture and the form of note because they, not this description, define the rights of the noteholders and include all the details about the notes.

      “Accounts Receivable Securitization” shall mean a financing arrangement involving the transfer or sale of accounts receivable of the partnership and its Restricted Subsidiaries in the ordinary course of business through one or more SPEs, the terms of which arrangement do not impose (a) any recourse or repurchase obligations upon the partnership and its Restricted Subsidiaries or any Affiliate of the partnership and its Restricted Subsidiaries (other than any such SPE) except to the extent of the breach of a representation or warranty by the partnership and its Restricted Subsidiaries in connection therewith or (b) any negative pledge or lien on any accounts receivable not actually transferred to any such SPE in connection with such arrangement.

      “Asset Acquisition” means the following (in all cases, including assets acquired through a Flow-Through Acquisition):

(1) an Investment by the partnership or any Restricted Subsidiary of the partnership in any other Person pursuant to which the Person shall become a Restricted Subsidiary of the partnership, or shall be merged with or into the partnership or any Restricted Subsidiary of the partnership;

(2) the acquisition by the partnership or any Restricted Subsidiary of the partnership of the assets of any Person, other than a Restricted Subsidiary of the partnership, which constitute all or substantially all of the assets of such Person; or

(3) the acquisition by the partnership or any Restricted Subsidiary of the partnership of any division or line of business of any Person, other than a Restricted Subsidiary of the partnership.

      “Asset Sale” means either of the following, whether in a single transaction or a series of related transactions:

(1) the sale, lease, conveyance or other disposition of any assets other than (a) sales, leases or transfers of assets in the ordinary course of business (including but not limited to the sales of inventory in the ordinary course of business), and (b) sales of accounts receivable under any Accounts Receivable Securitization; or

(2) the issuance or sale of Capital Stock of any direct Subsidiary.

      Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any sale, lease or transfer of assets or Capital Stock by the partnership or any of its Restricted Subsidiaries to us, the operating partnership or a Restricted Subsidiary;

(2) any sale or transfer of assets or Capital Stock by the partnership or any of its Restricted Subsidiaries to any entity in exchange for other assets used in a related business and/or cash (provided, that such cash portion is at least 75% of the difference between the value of the assets being transferred and the value of the assets being received) and having a fair market value, as determined in good faith by an authorized financial officer of our general partner, reasonably equivalent to the fair market value of the assets so transferred;

(3) any sale, lease or transfer of assets in accordance with Permitted Investments;

(4) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the partnership; provided, that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the partnership will be governed by the provisions described under the section entitled “—Offers to Purchase; Repurchase at the Option of the Noteholders—Change of Control Offer” and/or the provisions described under the section entitled “—Merger, Consolidation or Sale of Assets” and not the Asset Sale covenant;

(5) the transfer or disposition of assets that are permitted Restricted Payments;

(6) any sale, lease or transfer of assets pursuant to a Synthetic Lease or a Sale and Leaseback Transaction otherwise permitted by the indenture; and

(7) sales or transfers of accounts receivable under an Accounts Receivable Securitization.

      “Attributable Debt” means, with respect to any Sale and Leaseback Transactions not involving a Capital Lease, as of any date of determination, the total obligation, discounted to present value at the rate of interest implicit in the lease included in the transaction, of the lessee for rental payments during the remaining portion of the term of the lease, including extensions which are at the sole option of the lessor, of the lease included in the transaction. For purposes of this definition, the rental payments shall not include amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items which do not constitute payments for property rights. In the case of any lease which is terminable by the lessee upon the payment of a penalty, the rental obligation shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

      “Available Cash” as to any quarter means:

(1) the sum of:

(a) all cash receipts of the partnership during such quarter from all sources (including, without limitation, distributions of cash received from the operating partnership and cash proceeds from Interim Capital Transactions, but excluding cash proceeds from Termination Capital Transactions); and

(b) any reduction with respect to such quarter in a cash reserve previously established pursuant to clause (2)(b) below (either by reversal or utilization) from the level of such reserve at the end of the prior quarter;

(2) less the sum of:

(a) all cash disbursements of the partnership during such quarter, including, without limitation, disbursements for operating expenses, taxes, if any, debt service (including, without limitation, the payment of principal, premium and interest), redemption of Capital Stock of the partnership (including Common Units or Senior Units), capital expenditures, contributions, if any, to the operating partnership and cash distributions to partners of the partnership (but only to the extent that such cash distributions to partners exceed Available Cash for the immediately preceding quarter); and

(b) any cash reserves established with respect to such quarter, and any increase with respect to such quarter in a cash reserve previously established pursuant to this clause (2)(b) from the level of such reserve at the end of the prior quarter, in such amounts as the general partner determines in its reasonable discretion to be necessary or appropriate (i) to provide for the proper conduct of the business of the partnership or the operating partnership (including, without limitation, reserves for future capital expenditures), (ii) to provide funds for distributions with respect to Capital Stock of the partnership in respect of any one or more of the next four quarters or (iii) because the distribution of such amounts would be prohibited by applicable law or by any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the partnership or the operating partnership is a party or by which any of them is bound or its assets are subject;

(3) plus the lesser of (a) an amount as calculated in accordance with clauses (1) and (2) above for the partnership or its Restricted Subsidiaries for the first 45 days of the quarter during which such Restricted Payment is made (rather than the quarter for which clauses (1) and (2) were calculated) and (b) an amount of working capital Indebtedness that the partnership or its Restricted Subsidiaries could have incurred on or before the 45th day after the last day of the quarter used to calculate clauses (1) and (2) above;

provided, however, that Available Cash attributable to any Restricted Subsidiary of the partnership will be excluded to the extent dividends or distributions of Available Cash by the Restricted Subsidiary are not at the date of determination permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or other regulation.

      Notwithstanding the foregoing, “Available Cash” shall not include any cash receipts or reductions in reserves or take into account any disbursements made or reserves established in each case after the date of liquidation of the partnership. Taxes paid by the partnership on behalf of, or amounts withheld with respect to, all or less than all of the partners shall not be considered cash disbursements of the partnership that reduce Available Cash, but the payment or withholding thereof shall be deemed to be a distribution of Available Cash to the partners other than the limited partners holding Senior Units. Alternatively, in the discretion of the general partner, such taxes (if pertaining to all partners) may be considered to be cash disbursements of the partnership which reduce Available Cash, but the payment or withholding thereof shall not be deemed to be a distribution of Available Cash to such partners.

      “Borrowing Base” means, as of any date, an amount equal to:

(1) 80% of the face amount of all accounts receivable owned by the partnership and its Subsidiaries as of the end of the most recent month preceding such date that were not more than 90 days past due; plus

(2) 70% of the value of all inventory owned by the partnership and its Subsidiaries as of the end of the most recent month preceding such date,

in each case, as calculated on a consolidated basis and in accordance with GAAP.

      “Capital Stock” means of any Person any capital stock, partnership interest, membership interest, or equity interest of any kind.

      “Common Units” means the units representing limited partner interests of the partnership, having the rights and obligations specified with respect to common units of the partnership.

      Consolidated Cash Flow Available for Fixed Charges” means, with respect to the partnership and its Restricted Subsidiaries, for any period, the sum of, without duplication, the amounts for the period, taken as single accounting, of:

(1) Consolidated Net Income;

(2) Consolidated Non-cash Charges;

(3) Consolidated Interest Expense; and

(4) Consolidated Income Tax Expense.

      “Consolidated Fixed Charge Coverage Ratio” means, with respect to the partnership and its Restricted Subsidiaries, the ratio of (y) the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of the Person for the four full fiscal quarters immediately preceding the date of the transaction (the “Transaction Date”) giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Four Quarter Period”), to (z) the aggregate amount of Consolidated Fixed Charges of the Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated Cash Flow Available for Fixed Charges” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of the calculation to, without duplication:

(1) the incurrence or repayment of any Indebtedness, excluding revolving credit borrowings and repayments of revolving credit borrowings (other than any revolving credit borrowings the proceeds of which are used for Asset Acquisitions or Growth Related Capital Expenditures of the partnership or any of its Restricted Subsidiaries and in the case of any incurrence, the application of the net proceeds thereof) during the period commencing on the first day of the Four Quarter Period to and including the Transaction Date (the “Reference Period”), including, without limitation, the incurrence of the Indebtedness giving rise to the need to make the calculation (and the application of the net proceeds thereof), as if the incurrence (and application) occurred on the first day of the Reference Period; and

(2) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make the calculation as a result of the partnership or one of its Restricted Subsidiaries, including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition, incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the Reference Period, as if the Asset Sale or Asset Acquisition occurred on the first day of the Reference Period; provided, however, that:

(a) Consolidated Fixed Charges will be reduced by amounts attributable to businesses or assets that are so disposed of or discontinued only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to the Consolidated Fixed Charges subsequent to the date of determination of the Consolidated Fixed Charge Coverage Ratio;

(b) Consolidated Cash Flow Available for Fixed Charges generated by an acquired business or asset shall be determined by the actual gross profit, which is equal to revenues minus cost of goods sold, of the acquired business or asset during the immediately available preceding four full fiscal quarters occurring in the Reference Period, minus the pro forma expenses that would have been incurred by the partnership and its Restricted Subsidiaries in the operation of the acquired business or asset during the period computed on the basis of personnel expenses for employees retained or to be retained by the partnership and its Restricted Subsidiaries in the operation of the acquired business or asset and non-personnel costs and expenses incurred by or to be incurred by the partnership and its Restricted Subsidiaries based upon the operation of the partnership’s business, all as determined in good faith by an authorized financial officer of our general partner; and

(c) Consolidated Cash Flow Available for Fixed Charges shall not include the impact of any non-recurring cash charges incurred in connection with a restructuring, reorganization or other similar transaction, as determined in good faith by an authorized financial officer of our general partner.

      Furthermore, subject to the following paragraph, in calculating “Consolidated Fixed Charges” for purposes of determining the “Consolidated Fixed Charge Coverage Ratio”:

(1) interest on outstanding Indebtedness, other than Indebtedness referred to in the point below, determined on a fluctuating basis as of the last day of the Four Quarter Period and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on that date;

(2) only actual interest payments associated with Indebtedness incurred in accordance with clause (4) of the definition of Permitted Indebtedness and all Permitted Refinancing Indebtedness in respect thereof, during the Four Quarter Period shall be included in the calculation; and

(3) if interest on any Indebtedness actually incurred on the date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the last day of the Four Quarter Period will be deemed to have been in effect during the period.

      “Consolidated Fixed Charges” means, with respect to the partnership and its Restricted Subsidiaries for any period, the sum of, without duplication:

(1) the amounts for such period of Consolidated Interest Expense; and

(2) the product of:

(a) the aggregate amount of dividends and other distributions paid or accrued during the period in respect of Preferred Stock and Redeemable Capital Stock of the partnership and its Restricted Subsidiaries on a consolidated basis; and

(b) a fraction, the numerator of which is one and the denominator of which is one less the then applicable current combined federal, state and local statutory tax rate, expressed as a percentage.

      “Consolidated Income Tax Expense” means, with respect to the partnership and its Restricted Subsidiaries for any period, the provision for federal, state, local and foreign income taxes of the partnership and its Restricted Subsidiaries for the period as determined on a consolidated basis in accordance with GAAP.

      “Consolidated Interest Expense” means, with respect to the partnership and its Restricted Subsidiaries, for any period, without duplication, the sum of:

(1) the interest expense of the partnership and its Restricted Subsidiaries for the period as determined on a consolidated basis in accordance with GAAP, including, without limitation:

(2) any amortization of debt discount;

(3) the net cost under Interest Rate Agreements;

(4) the interest portion of any deferred payment obligation;

(5) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(6) all accrued interest for all instruments evidencing Indebtedness; and

(7) the interest component of Capital Leases paid or accrued or scheduled to be paid or accrued by the partnership and its Restricted Subsidiaries during the period as determined on a consolidated basis in accordance with GAAP.

      “Consolidated Net Income” means the net income of the partnership and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP and as adjusted to exclude:

(1) net after-tax extraordinary gains or losses;

(2) net after-tax gains or losses attributable to Asset Sales or sales of receivables under any Accounts Receivable Securitization;

(3) the net income or loss of any Person which is not a Restricted Subsidiary and which is accounted for by the equity method of accounting; provided, that Consolidated Net Income shall include the amount of dividends or distributions actually paid to the partnership or any Restricted Subsidiary;

(4) the net income or loss prior to the date of acquisition of any Person combined with the partnership or any Restricted Subsidiary in a pooling of interest;

(5) the net income of any Restricted Subsidiary to the extent that dividends or distributions of that net income are not at the date of determination permitted by the terms of its charter or any judgment, decree, order, statute, rule or other regulation; and

(6) the cumulative effect of any changes in accounting principles.

      “Consolidated Non-Cash Charges” means, with respect to the partnership and its Restricted Subsidiaries for any period, the aggregate (1) depreciation, (2) amortization, (3) non-cash employee compensation expenses of the partnership or its Restricted Subsidiaries for such period, and (4) any non-cash charges resulting from writedowns of non-current assets, in each case which reduces the Consolidated Net Income of the partnership and its Restricted Subsidiaries for the period, as determined on a consolidated basis in accordance with GAAP.

      “Credit Agreement” means that Third Amended and Restated Credit Agreement, dated as of April 18, 2000, among the operating partnership, the general partner, Bank of America, N.A. (formerly known as Bank of America National Trust and Savings Association), as agent, and the other financial institutions party thereto.

      “Credit Facilities” means, one or more debt facilities (including, without limitation, the facilities evidenced by the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

      “Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

      “Designation Amount” means, with respect to the designation of a Restricted Subsidiary or a newly acquired or formed Subsidiary as an Unrestricted Subsidiary, an amount equal to the sum of:

(1) the net book value of all assets of the Subsidiary at the time of the designation in the case of a Restricted Subsidiary; and

(2) the cost of acquisition or formation in the case of a newly acquired or formed Subsidiary.

      “Equity Offering” means a public offering or private placement of partnership interests (other than interests that are mandatorily redeemable) of:

(1) any entity that directly or indirectly owns equity interests in the partnership, to the extent the net proceeds are contributed to the partnership;

(2) any Subsidiary of the partnership to the extent the net proceeds are distributed, paid, lent or otherwise transferred to the partnership that results in the net proceeds to the partnership of at least $20 million; or

(3) the partnership.

      A private placement of partnership interests will not be deemed an Equity Offering unless net proceeds of at least $20 million are received.

      “Existing Notes” means the operating partnership’s (1) $109,000,000 principal amount of 6.99% Senior Notes, Series A, due August 1, 2005, (2) $37,000,000 principal amount of 7.08% Senior Notes, Series B, due August 1, 2006, (3) $52,000,000 principal amount of 7.12% Senior Notes, Series C, due August 1, 2008, (4) $82,000,000 principal amount of 7.24% Senior Notes, Series D, due August 1, 2010, (5) $70,000,000 principal amount of 7.42% Senior Notes, Series E, due August 1, 2013, (6) $21,000,000 principal amount of 8.68% Senior Notes, Series A, due August 1, 2006, (7) $90,000,000 principal amount of 8.78% Senior Notes, Series B, due August 1, 2007, and (8) $73,000,000 principal amount of 8.87% Senior Notes, Series C, due August 1, 2009.

      “Flow-Through Acquisition” means an acquisition by the general partner or its parent from a Person that is not an Affiliate of the general partner, its parent or the partnership, of property (real or personal), assets or equipment (whether through the direct purchase of assets or the Capital Stock of the Person owning such assets) in a permitted line of business, which is promptly sold, transferred or contributed by the general partner or its parent to the partnership or one of its Subsidiaries.

      “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, in each case, which are in effect on the date of the indenture.

      “Growth Related Capital Expenditures” means, with respect to any Person, all capital expenditures by such Person made to improve or enhance the existing capital assets or to increase the customer base of such Person or to acquire or construct new capital assets (but excluding capital expenditures made to maintain, up to the level thereof that existed at the time of such expenditure, the operating capacity of the capital assets of such Person as such assets existed at the time of such expenditure).

      “Indebtedness” means, as applied to any Person, without duplication:

(1) (a) any indebtedness for borrowed money and (b) all obligations evidenced by any (i) bond, note, debenture or other similar instrument or (ii) letter of credit, or reimbursement agreements in respect thereof, but only for any drawings that are not reimbursed within five Business Days after the date of such drawings, which in each case the Person has, directly or indirectly, created, incurred or assumed;

(2) any indebtedness for borrowed money and all obligations evidenced by any bond, note, debenture or other similar instrument secured by any lien in respect of property owned by the Person, whether or not the Person has assumed or become liable for the payment of the indebtedness; provided, that the amount of the indebtedness, if the Person has not assumed the same or become liable therefor, shall in no event be deemed to be greater than the fair market value from time to time, as determined in good faith by the Person of the property subject to the lien;

(3) any indebtedness, whether or not for borrowed money (excluding trade payables and accrued expenses arising in the ordinary course of business) with respect to which the Person has become directly or indirectly liable and which represents the deferred purchase price, or a portion thereof, or has been incurred to finance the purchase price, or a portion thereof, of any property or business acquired by, or service performed on behalf of, the Person, whether by purchase, consolidation, merger or otherwise;

(4) the principal component of any obligations under Capital Leases to the extent the obligations would, in accordance with GAAP, appear on the balance sheet of the Person;

(5) all Attributable Debt of the Person in respect of Sale and Leaseback Transactions not involving a Capital Lease;

(6) any indebtedness of any other Person of the character referred to in the foregoing clauses (1)-(5) of this definition with respect to which the Person whose indebtedness is being determined has become liable by way of a guarantee; and

(7) all Redeemable Capital Stock of the Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends.

      For purposes hereof, the “maximum fixed repurchase price” of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of the Redeemable Capital Stock as if it were purchased on any date on which Indebtedness shall be required to be determined pursuant to the indenture and if the price is based upon, or measured by, the fair market value of the Redeemable Capital Stock, the fair market value shall be determined in good faith by the board of directors of the issuer of the Redeemable Capital Stock. For purposes hereof, the term “Indebtedness” shall not include (x) accrual of interest, the accretion of accreted value and the payment of interest or any other similar incurrence by the partnership or its Restricted Subsidiaries related to Indebtedness otherwise permitted in the indenture, (y) indebtedness under any hedging arrangement which provides for the right or obligation to purchase, sell or deliver any currency, commodity or security at a future date for a specified price entered into to protect such Person from fluctuations in prices or rates, including currencies, interest rates, commodity prices, and securities prices, including without limitation indebtedness under any interest rate or commodity price swap agreement, interest rate cap agreement, interest rate collar agreement or any forward sales arrangements, calls, options, swaps, or other similar transactions or any combination thereof, including, or (z) any Accounts Receivable Securitization.

      “Interim Capital Transactions” means (1) borrowings, refinancings or refundings of Indebtedness and sales of debt securities (other than for working capital purposes and other than for items purchased on open account in the ordinary course of business) by the partnership or the operating partnership, (2) sales of Capital Stock of the partnership by the partnership or the operating partnership and (3) sales or other voluntary or involuntary dispositions of any assets of the partnership or the operating partnership (other than (x) sales or other dispositions of inventory in the ordinary course of business, (y) sales or other dispositions of other current assets including, without limitation, receivables and accounts and (z) sales or other dispositions of assets as a part of normal retirements or replacements), in each case prior to the commencement of the dissolution and liquidation of the partnership.

      “Investment” means as applied to any Person:

(1) any direct or indirect purchase or other acquisition by the Person of stock or other securities of any other Person; or

(2) any direct or indirect loan, advance or capital contribution by the Person to any other Person and any other item which would be classified as an “investment” on a balance sheet of the Person prepared in accordance with GAAP, including without limitation any direct or indirect contribution by the Person of property or assets to a joint venture, partnership or other business entity in which the Person retains an interest, it being understood that a direct or indirect purchase or other acquisition by the Person of assets of any other Person, other than stock or other securities, shall not constitute an “Investment” for purposes of the indenture.

      The amount classified as Investments made during any period shall be the aggregate cost to the partnership and its Restricted Subsidiaries of all the Investments made during the period, determined in accordance with GAAP, but without regard to unrealized increases or decreases in value, or write-ups, write-downs or write-offs, of the Investments and without regard to the existence of any undistributed earnings or accrued interest with respect thereto accrued after the respective dates on which the Investments were made, less any net return of capital realized during the period upon the sale, repayment or other liquidation of the Investments, determined in accordance with GAAP, but without regard to any amounts received during the period as earnings (in the form of dividends not constituting a return of capital, interest or otherwise) on the Investments or as loans from any Person in whom the Investments have been made.

      “Net Amount of Unrestricted Investment” means, without duplication, the sum of:

(1) the aggregate amount of all Investments made after the date of the indenture pursuant to clause (3) of the definition of Permitted Investment, computed as provided in the last sentence of the definition of Investment; and

(2) the aggregate of all Designation Amounts in connection with the designation of unrestricted subsidiaries, less all Designation Amounts in respect of unrestricted subsidiaries which have been designated as Restricted Subsidiaries and otherwise reduced in a manner consistent with the provisions of the last sentence of the definition of Investment.

      “Net Proceeds” means, with respect to any asset sale or sale of Capital Stock, the proceeds therefrom in the form of cash or cash equivalents including payments in respect of deferred payment obligations when received in the form of cash or cash equivalents, except to the extent that the deferred payment obligations are financed or sold with recourse to the partnership or any of its Restricted Subsidiaries, net of:

(1) brokerage commissions and other fees and expenses related to the Asset Sale, including, without limitation, fees and expenses of legal counsel and accountants and fees, expenses, discounts or commissions of underwriters, placement agents and investment bankers;

(2) provisions for all taxes payable as a result of the Asset Sale;

(3) amounts required to be paid to any Person, other than the partnership or any Restricted Subsidiary of the partnership, owning a beneficial interest in the assets subject to the Asset Sale;

(4) appropriate amounts to be provided by the partnership or any Restricted Subsidiary of the partnership, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with the Asset Sale and retained by the partnership or any Restricted Subsidiary of the partnership, as the case may be, after the Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with the Asset Sale; and

(5) amounts applied to the repayment of Indebtedness in connection with the asset or assets acquired in the Asset Sale, including any transaction costs and expenses associated therewith and any make-whole or other premium owed in connection with such repayment.

      “Permitted Investments” means any of the following:

(1) Investments made or owned by the partnership or any Restricted Subsidiary in:

(a) marketable obligations issued or unconditionally guaranteed by the United States, or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing one year or less from the date of acquisition thereof;

(b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and having as at such date the highest rating obtainable from either Standard & Poor’s Ratings Group (“S&P”) and its successors or Moody’s Investors Service, Inc. (“Moody’s”) and its successors;

(c) commercial paper maturing no more than 270 days from the date of creation thereof and having as at the date of acquisition thereof one of the two highest ratings obtainable from either S&P or Moody’s;

(d) certificates of deposit maturing one year or less from the date of acquisition thereof issued by commercial banks incorporated under the laws of the United States or any state thereof or the District of Columbia or Canada;

•	the commercial paper or other short term unsecured debt obligations of which are as at such date rated either “A-2” or better (or comparably if the rating system is changed) by S&P or “Prime-2” or better (or comparably if the rating system is changed) by Moody’s;

•	the long-term debt obligations of which are, as at such date, rated either “A” or better (or comparably if the rating system is changed) by either S&P or Moody’s (“Permitted Banks”);

(e) eurodollar time deposits having a maturity of less than 270 days from the date of acquisition thereof purchased directly from any Permitted Bank;

(f) bankers’ acceptances eligible for rediscount under requirements of the Board of Governors of the Federal Reserve System and accepted by Permitted Banks; and

(g) obligations of the type described in clauses (a) through (e) above purchased from a securities dealer designated as a “primary dealer” by the Federal Reserve Bank of New York or from a Permitted Bank as counterparty to a written repurchase agreement obligating such counterparty to repurchase such obligations not later than 14 days after the purchase thereof and which provides that the obligations which are the subject thereof are held for the benefit of the partnership or a Restricted Subsidiary by a custodian which is a Permitted Bank and which is not a counterparty to the repurchase agreement in question;

(2) the acquisition by the partnership or any Restricted Subsidiary of Capital Stock or other ownership interests, whether in a single transaction or in a series of related transactions, of a Person located in the United States, Mexico or Canada and engaged in substantially the same business as the partnership such that, upon the completion of such transaction or series of transactions, the Person becomes a Restricted Subsidiary;

(3) the making or ownership by the partnership or any Restricted Subsidiary of Investments (in addition to any other Permitted Investments) in any Person incorporated or otherwise formed pursuant to the laws of the United States, Mexico or Canada or any state thereof which is engaged in the United States, Mexico or Canada; provided, that the aggregate amount of all such Investments made by the partnership and its Restricted Subsidiaries following the date of the indenture and outstanding pursuant to this third clause shall not at any date of determination exceed 7.5% of Total Assets;

(4) the making or ownership by the partnership or any Restricted Subsidiary of Investments:

(a) arising out of loans and advances to employees incurred in the ordinary course of business;

(b) arising out of extensions of trade credit or advances to third parties in the ordinary course of business; or

(c) acquired by reason of the exercise of customary creditors’ rights upon default or pursuant to the bankruptcy, insolvency or reorganization of a debtor;

(5) the creation or incurrence of liability by the partnership or any Restricted Subsidiary, with respect to any guarantee constituting an obligation, warranty or indemnity, not guaranteeing Indebtedness of any Person, which is undertaken or made in the ordinary course of business;

(6) the creation or incurrence of liability by the partnership or any Restricted Subsidiary with respect to any hedging agreements or arrangements;

(7) the making by any Restricted Subsidiary of Investments in the partnership or another Restricted Subsidiary and the making by the partnership of Investments in any Restricted Subsidiary;

(8) the making or ownership by the partnership or any Restricted Subsidiary of Investments in the operating partnership;

(9) the present value, determined on the basis of the implicit interest rate, of all basic rental obligations under all Synthetic Leases of the partnership or any Restricted Subsidiary; and

(10) the creation or incurrence of liability by the partnership or any Restricted Subsidiary or the making or ownership by the partnership or any Restricted Subsidiary of Investments in any Person with respect to any Accounts Receivable Securitization.

      “Permitted Liens” means any of the following:

(1) liens for taxes, assessments or other governmental charges, the payment of which is not yet due or the payment of which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and as to which reserves or other appropriate provision, if any, as shall be required by GAAP, shall have been made therefor and be adequate in the good faith judgment of the obligor;

(2) liens of lessors, landlords and carriers, vendors, warehousemen, mechanics, materialmen, repairmen and other like liens incurred in the ordinary course of business for sums not yet due or the payment of which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and as to which reserves or other appropriate provisions, if any, as shall be required by GAAP, shall have been made therefor and be adequate in the good faith judgment of the obligor, in each case:

(a) not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property; or

(b) incurred in the ordinary course of business securing the unpaid purchase price of property or services constituting current accounts payable;

(3) liens, other than any lien imposed by the Employee Retirement Income Security Act of 1974, as may be amended from time to time, incurred or deposits made in the ordinary course of business:

(a) in connection with workers’ compensation, unemployment insurance and other types of social security; or

(b) to secure or to obtain letters of credit that secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money;

(4) other deposits made to secure liability to insurance carriers under insurance or self-insurance arrangements;

(5) liens securing reimbursement obligations under letters of credit, provided in each case that such liens cover only the title documents and related goods and any proceeds thereof covered by the related letter of credit;

(6) any attachment or judgment lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal or review, or shall not have been discharged within 60 days after expiration of any such stay;

(7) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, which, in each case either are granted, entered into or created in the ordinary course of the business of the partnership or any Restricted Subsidiary or do not materially impair the value or intended use of the property covered thereby;

(8) liens on property or assets of any Restricted Subsidiary securing Indebtedness of the Restricted Subsidiary owing to the partnership or a Restricted Subsidiary;

(9) liens on assets of the partnership or any Restricted Subsidiary existing on the date of the indenture;

(10) liens on personal property leased under leases entered into by the partnership or its Restricted Subsidiaries which are accounted for as operating leases in accordance with GAAP;

(11) liens securing Indebtedness arising under an Accounts Receivable Securitization (including the filing of any related financing statements naming the partnership or any Restricted Subsidiary as the debtor thereunder in connection with the sale of accounts receivable by the partnership, the operating partnership or any Restricted Subsidiary to an SPE in connection with any such permitted Accounts Receivable Securitization);

(12) liens securing Indebtedness incurred in accordance with:

(a) clauses (4), (5) and (7) of the definition of Permitted Indebtedness; and

(b) Indebtedness otherwise permitted to be incurred under the “Limitation on Additional Indebtedness” covenant to the extent incurred:

(i) to finance the making of expenditures for the improvement or repair (to the extent the improvements and repairs may be capitalized on the books of the partnership and the Restricted Subsidiaries in accordance with GAAP) of, or additions including additions by way of acquisitions of businesses and related assets to, the assets and property of the partnership and its Restricted Subsidiaries; or

(ii) by assumption in connection with additions including additions by way of acquisition or capital contributions of businesses and related assets to the property and assets of the partnership and its Restricted Subsidiaries; provided, that, in the case of Indebtedness incurred in accordance with clauses (b) and (c) above, the principal amount of the Indebtedness does not exceed the lesser of the cost to the partnership and its Restricted Subsidiaries of the additional property or assets and the fair market value of the additional property or assets at the time of the acquisition thereof, as determined in good faith by an authorized financial officer of the general partner;

(13) liens existing on any property of any Person at the time it becomes a Subsidiary of the partnership, or existing at the time of acquisition upon any property acquired by the partnership or any Subsidiary through purchase, merger or consolidation or otherwise, whether or not assumed by the partnership or the Subsidiary, or created to secure Indebtedness incurred to pay all or any part of the purchase price (a “Purchase Money Lien”) of property including, without limitation, Capital Stock and other securities acquired by the partnership or a Restricted Subsidiary; provided, that:

(a) the lien shall be confined solely to the item or items of property and, if required by the terms of the instrument originally creating the lien, other property which is an improvement to or is acquired for use specifically in connection with the acquired property;

(b) in the case of a Purchase Money Lien, the principal amount of the Indebtedness secured by the Purchase Money Lien shall at no time exceed an amount equal to the lesser of:

(i) the cost to the partnership and the Restricted Subsidiaries of the property; and

(ii) the fair market value of the property at the time of the acquisition thereof as determined in good faith by an authorized financial officer of the general partner;

(c) the Purchase Money Lien shall be created not later than 360 days after the acquisition of the property; and

(d) the lien, other than a Purchase Money Lien, shall not have been created or assumed in contemplation of the Person’s becoming a Subsidiary of the partnership or the acquisition of property by the partnership or any Subsidiary;

(14) easements, exceptions or reservations in any property of the partnership or any Restricted Subsidiary granted or reserved for the purpose of pipelines, roads, the removal of oil, gas, coal or other minerals, and other like purposes, or for the joint or common use of real property, facilities and equipment, which are incidental to, and do not materially interfere with, the ordinary conduct of the business of the partnership or any Restricted Subsidiary;

(15) liens arising from or constituting permitted encumbrances under the agreements and instruments securing the obligations under the operating partnership’s Existing Notes and the Credit Agreement;

(16) liens securing any Indebtedness of the operating partnership; and

(17) any lien renewing or extending any lien permitted by clauses (9) through (13) and (15) and (16) above; provided, that, the principal amount of the Indebtedness secured by any such lien shall not exceed the principal amount of the Indebtedness outstanding immediately prior to the renewal or extension of the lien, and no assets encumbered by the lien other than the assets encumbered immediately prior to the renewal or extension shall be encumbered thereby.

      “Permitted Refinancing Indebtedness” means Indebtedness incurred by the partnership or any Restricted Subsidiary to substantially and concurrently (excluding any notice period on redemptions) repay, refund, renew, replace, extend or refinance, in whole or in part, any Permitted Indebtedness of the partnership or any Restricted Subsidiary or any other Indebtedness incurred by the partnership or any Restricted Subsidiary pursuant to the “Limitation on Additional Indebtedness” covenant, to the extent:

(1) the principal amount of the Permitted Refinancing Indebtedness does not exceed the principal or accreted amount plus the amount of accrued and unpaid interest of the Indebtedness so repaid, refunded, renewed, replaced, extended or refinanced (plus the amount of all expenses and premiums incurred in connection therewith);

(2) with respect to the repayment, refunding, renewal, replacement, extension or refinancing of our Indebtedness, the Permitted Refinancing Indebtedness ranks no more favorably in right of payment with respect to the notes than the Indebtedness so repaid, refunded, renewed, replaced, extended or refinanced; and

(3) with respect to the repayment, refunding, renewal, replacement, extension or refinancing of our Indebtedness, the Permitted Refinancing Indebtedness has a Weighted Average Life to Stated Maturity and stated maturity equal to, or greater than, and has no fixed mandatory redemption or sinking fund requirement in an amount greater than or at a time prior to the amounts set forth in, the Indebtedness so repaid, refunded, renewed, replaced, extended or refinanced;

provided, however, that Permitted Refinancing Indebtedness shall not include Indebtedness incurred by a Restricted Subsidiary to repay, refund, renew, replace, extend or refinance Indebtedness of the partnership.

      “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

      “Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock (other than the Common Units and Senior Units) of any class or classes (however designated), which is preferred as to the payment of distributions, dividends, or upon any voluntary or involuntary liquidation or dissolution of such Person, over shares or units of Capital Stock of any other class of such Person; provided, that any limited partnership interest of the partnership will not be considered Preferred Stock.

      “Principal” means James E. Ferrell.

      “Redeemable Capital Stock” means any shares of any class or series of Capital Stock (excluding, but not limited to, the Senior Units and Common Units issued by the partnership), that, either by the terms thereof, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the stated maturity of the principal of the notes or is redeemable at the option of the holder thereof at any time prior to the stated maturity of the principal of the notes, or is convertible into or exchangeable for debt securities at any time prior to the stated maturity of the principal of the notes.

      “Related Party” means any of the following:

(1) any immediate family member or lineal descendant of the Principal;

(2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1);

(3) the Ferrell Companies, Inc. Employee Stock Ownership Trust (“FCI ESOT”);

(4) any participant in the FCI ESOT whose account has been allocated shares of Ferrell Companies, Inc.;

(5) Ferrell Companies, Inc.; or

(6) any Subsidiary of Ferrell Companies, Inc.

      “Restricted Subsidiary” means a Subsidiary of the partnership, which, as of the date of determination, is not an Unrestricted Subsidiary of the partnership.

      “Senior Units” means the units representing limited partner interests of the partnership, having the rights and obligations specified with respect to Senior Units of the partnership.

      “SPE” shall mean any special purpose Unrestricted Subsidiary established in connection with any Accounts Receivable Securitization.

      “Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

      “Synthetic Lease” means any lease (1) which is accounted for by the lessee as an operating lease and (2) under which the lessee is intended to be the “owner” of the leased property for federal income tax purposes.

      “Termination Capital Transactions” means any sale, transfer or other disposition of property of the partnership or the operating partnership occurring upon or incident to the liquidation and winding up of the partnership and the operating partnership.

      “Total Assets” means, as of any date of determination, the consolidated total assets of the partnership and the Restricted Subsidiaries as would be shown on a consolidated balance sheet of the partnership and the Restricted Subsidiaries prepared in accordance with GAAP as of that date.

      “Unrestricted Subsidiary” means (y) Ferrellgas Receivables, LLC, and (z) any other Person (other than operating partnership or Ferrellgas Partners Finance Corp.) that is designated as such by the general partner; provided, that no portion of the Indebtedness of such Person:

(1) is guaranteed by the partnership or any Restricted Subsidiary;

(2) is recourse to or obligates the partnership or any Restricted Subsidiary in any way; or

(3) subjects any property or assets of the partnership or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof.

      Notwithstanding the foregoing, the partnership or a Restricted Subsidiary may guarantee or agree to provide funds for the payment or maintenance of, or otherwise become liable with respect to Indebtedness of an Unrestricted Subsidiary, but only to the extent that the partnership or a Restricted Subsidiary would be permitted to:

(1) make an Investment in the Unrestricted Subsidiary pursuant to the third clause of the definition of Permitted Investments; and

(2) incur the Indebtedness represented by the guarantee or agreement pursuant to the first paragraph of the section entitled “—Limitation on Additional Indebtedness.” The board of directors may designate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that immediately after giving effect to the designation there exists no Event of Default or event which after notice or lapse or time or both would become an Event of Default, and if the Unrestricted Subsidiary has, as of the date of the designation, outstanding Indebtedness other than Permitted Indebtedness, the partnership could incur at least $1.00 of Indebtedness other than Permitted Indebtedness.

      Notwithstanding the foregoing, no Subsidiary may be designated an Unrestricted Subsidiary if the Subsidiary, directly or indirectly, holds Capital Stock of a Restricted Subsidiary.

      Since the date of the indenture, the general partner has designated R-4 Technical Center–North Carolina, LLC and Uni–Asia, Ltd. as Unrestricted Subsidiaries.

      “Weighted Average Life to Stated Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) The sum of the products obtained by multiplying:

(a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by

(b) the number of years, calculated to the nearest one-twelfth, that will elapse between the date and the making of the payment, by

(2) The then outstanding principal amount of the Indebtedness;

provided, however, that with respect to any revolving Indebtedness, the foregoing calculation of Weighted Average Life to Stated Maturity shall be determined based upon the total available commitments and the required reductions of commitments in lieu of the outstanding principal amount and the required payments of principal, respectively.

DESCRIPTION OF OTHER INDEBTEDNESS AND OTHER FINANCIAL OBLIGATIONS

Other Indebtedness

8 3/4% Senior Notes

      Prior to completion of this offering, we had outstanding $218 million in aggregate principal amount of 8 3/4% Senior Notes due 2012. The notes offered hereby will constitute a further issuance of those previously issued notes and will form a single class and series with those previously issued notes. The notes offered hereby will also have the same CUSIP number as those previously issued notes and will trade interchangeably with those previously issued notes immediately upon settlement. Upon completion of this offering, $268 million in aggregate principal amount of 8 3/4% Senior Notes due 2012 will be outstanding.

Bank Credit Facility

      Our operating partnership has a $307.5 million bank credit facility. This bank credit facility will terminate on April 28, 2006, unless extended or renewed. This bank credit facility consists of:

•	a $151.5 million revolving working capital, general corporate and acquisition facility, including an $80.0 million letter of credit sub-facility; and

•	a $156.0 million revolving facility, that was initially drawn upon on December 10, 2002 to purchase propane tanks and related assets that we previously leased.

      On June 7, 2004, $104.4 million of borrowings and $54.8 million of letters of credit were outstanding under the bank credit facility, leaving $148.3 million available for general corporate, acquisition and working capital purposes. All borrowings under the bank credit facility bear interest, at our option, at a rate equal to either:

•	a base rate, which is defined as the higher of the federal funds rate plus 0.50% or the bank’s reference rate (as of January 31, 2004, the federal funds rate and the bank’s reference rate were 1.03% and 4.00%, respectively); or

•	the Eurodollar Rate plus a margin varying from 1.75% to 2.75% (as of January 31, 2004, the one month Eurodollar rate was 1.01%).

      In addition, an annual commitment fee is payable on the daily unused portion of our $307.5 million bank credit facility at a per annum rate varying from 0.375% to 0.625% (as of January 31, 2004, the commitment fee per annum rate was 0.50%).

      The bank credit facility contains various affirmative and negative covenants and default provisions, including covenants and provisions similar to those contained in the agreements governing the operating partnership’s notes described below, as well as requirements with respect to the maintenance of specified financial ratios and limitations on the making of loans and investments.

Operating Partnership’s Notes

      Our operating partnership currently has $784 in million aggregate principal amount of senior unsecured notes outstanding. It issued $350 million in aggregate principal amount in 1998, $184 million in aggregate principal amount in 2000 and, together with Ferrellgas Finance Corp. as co-issuer, $250 million in aggregate principal amount in 2004. These operating partnership notes will be structurally senior to your claims as a holder of the notes being offered herein.

      The operating partnership notes have maturity dates ranging from 2005 to 2014, and bear interest at rates ranging from 6.75% to 8.87%. These notes require annual aggregate principal payments, without premium, during the following calendar years of approximately:

•	$109 million – 2005;

•	$ 58 million – 2006;

•	$ 90 million – 2007;

•	$ 52 million – 2008;

•	$ 73 million – 2009;

•	$ 82 million – 2010;

•	$ 70 million – 2013; and

•	$250 million – 2014.

      Our operating partnership may, at its option under particular circumstances, offer to prepay or redeem, and upon the disposition of assets may be required to prepay or redeem, in whole or in part, the operating partnership notes. Any such prepayment or redemption will require the payment of a premium in addition to the payment of principal and accrued but unpaid interest.

      The agreements governing the operating partnership notes contain various negative and affirmative covenants that limit our ability and the ability of the operating partnership and its restricted subsidiaries to, among other things:

•	incur additional indebtedness;

•	engage in transactions with affiliates;

•	create liens;

•	sell assets;

•	make restricted payments;

•	engage in sale-leaseback transactions

•	enter into business combinations and asset sale transactions; and

•	engage in other lines of business.

      Some of these agreements also require our operating partnership to satisfy various financial conditions. In the event of a default under the operating partnership notes, the holders of the operating partnership notes may accelerate the maturity thereof and cause all outstanding amounts thereunder to become immediately due and payable.

      Our operating partnership is permitted to make quarterly cash distributions to us so long as each distribution does not exceed amounts specified in the agreements governing the operating partnership’s notes, the operating partnership meets a specified financial ratio and no default exists or would result from such distribution.

Other Financial Obligations

      Our operating partnership utilizes a 364-day accounts receivable securitization facility for the purpose of providing it with additional short-term working capital funding, especially during the winter heating months. As part of this facility, our operating partnership transfers an interest in a pool of its trade accounts receivable to Ferrellgas Receivables, LLC, a wholly-owned, unconsolidated, qualifying special purpose subsidiary of our operating partnership, which in turn sells this interest to a commercial paper conduit of Bank One, NA (or, if the commercial paper conduit declines to purchase the interest in the trade accounts receivables, then such interest will be sold directly to Bank One, NA as the sole purchaser under the facility).

      Neither we nor our operating partnership provide any guarantee or similar support with respect to the collectability of these accounts receivables. Our operating partnership remits daily to Ferrellgas Receivables funds collected on its pool of trade accounts receivables. Based on the twelve months ended January 31, 2004, this accounts receivable securitization facility provided additional working capital liquidity to our operating partnership at interest rates approximately 1.36% lower than borrowings from our operating partnership’s credit facility. The level of funding available under the facility is currently limited to the lesser of $60.0 million or qualified trade accounts receivable. As of January 31, 2004, $60.0 million was funded under the accounts receivable securitization facility. This facility was renewed effective September 23, 2003 for a 364-day commitment with Bank One, NA. In accordance with SFAS No. 140, these transactions are reflected on the operating partnership’s consolidated financial statements as a sale of accounts receivable and a retained interest in transferred accounts receivable.

      Additionally, our operating partnership maintains various non-cancelable operating leases with respect to property, computers, light and medium duty trucks, tractors and trailers. The following table summarizes our operating partnership’s future minimum rental payments as of January 31, 2004. This summary also presents, should our operating partnership elect to do so, the buyout amounts necessary to purchase the underlying assets at the end of the lease terms.

	Future Minimum Rental and Buyout Amounts
	(as of January 31, 2004)

	Remainder				2008 and
	of 2004	2005	2006	2007	thereafter	Total

	(in thousands)
Operating lease rental payments	$11,714	$19,545	$15,553	$11,508	$19,101	$77,421
Operating lease buyouts	590	6,037	2,247	7,148	8,622	24,644

BOOK ENTRY, DELIVERY AND FORM

      The notes will be represented by one or more fully registered global notes. Each global note will be deposited with, or on behalf of, the depositary and registered in the name of the depositary or its nominee or will remain in the custody of the trustee pursuant to the FAST Balance Certificate Agreement between the depositary and the trustee. Your beneficial interest in a debt security will be shown on, and transfers of beneficial interests will be effected only through, records maintained by the depositary or its participants. Payments of principal of, premium, if any, and interest, if any, on the notes represented by a global note will be made by us or our paying agent to the depositary or its nominee. The Depository Trust Company, often referred to as DTC, will be the initial depositary.

      We have provided the following descriptions of the operations and procedures of DTC and its participants solely as a matter of convenience. These operations and procedures are solely within the control of DTC and its participants and are subject to change by them from time to time. Neither we, any underwriter, dealer, agent, trustee nor paying agent take any responsibility for these operations or procedures, and you are urged to contact DTC or its participants directly to discuss these matters.

      In addition, neither we, any trustee nor paying agent will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the notes. We, any trustee and any paying agent may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee, including instructions about the registration and delivery, and the respective principal amounts, of the notes.

      DTC has advised us that:

•	DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act;

•	DTC holds securities that its direct participants deposit with DTC and facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates;

•	direct participants include securities brokers and dealers, including the underwriters of this offering, banks, trust companies, clearing corporations and other organizations;

•	DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc.;

•	access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly; and

•	the rules applicable to DTC and its direct and indirect participants are on file with the SEC.

      We expect that under procedures established by DTC:

•	upon deposit of the global notes with DTC or its nominee, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global notes; and

•	ownership of beneficial interests in the notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary, or by participants in the depositary or persons that may hold interests through participants.

      Ownership of beneficial interests in a global note will be limited to participants or persons that hold interests through participants. Ownership of beneficial interests in debt securities represented by a global note will be limited to participants or persons that hold interests through participants.

      So long as the depositary for a global note, or its nominee, is the registered owner of the global note, the depositary or its nominee will be considered the sole owner or holder of the notes represented by a global note for all purposes under the indenture. Except as provided below, as the owner of beneficial interests in notes represented by a global note or global notes, you:

•	will not be entitled to register the notes represented by a global note in your name;

•	will not receive or be entitled to receive physical delivery of notes in definitive form; and

•	will not be considered the owner or holder of any of the notes under the indenture.

      The laws of some states require that purchasers of securities take physical delivery of securities in definitive form. Therefore, the limits and restrictions listed above may impair your ability to transfer beneficial interests in a global note. In addition, the lack of a physical certificate evidencing your beneficial interests in the global notes may limit your ability to pledge the interests to a person or entity that is not a participant in DTC.

      We understand that under existing policy of the depositary and industry practices, if:

•	we request any action of holders; or

•	you desire to give notice or take action which a holder is entitled to under the indenture or a global note,

the depositary would authorize the participants holding the beneficial interests to give the notice or take the action. Accordingly, if you are a beneficial owner that is not a participant, you must rely on the procedures of the depositary or on the procedures of the participant as well as the contractual arrangements you have directly, or indirectly through your financial intermediary, with a participant to exercise any rights of a holder under the indenture or a global note or to give notice or take action.

      To facilitate subsequent transfers, all global notes deposited by participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of global notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the book-entry notes. DTC’s records reflect only the identity of the direct participants to whose accounts the book-entry notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Neither DTC nor Cede & Co. will consent or vote with respect to book-entry notes. Under its usual procedures, DTC will mail an “omnibus proxy” to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the book-entry notes are credited on the record date, which are identified in a listing attached to the omnibus proxy.

      A beneficial owner will give notice to elect to have its book-entry notes purchased or tendered, through its participant, to the paying agent, and shall effect delivery of such book-entry notes by causing the direct participant to transfer the participant’s interest in the book-entry notes, on the depositary’s records, to the paying agent. The requirement for physical delivery of book-entry notes in connection with a demand for purchase or a mandatory purchase will be deemed satisfied when the ownership rights in the book-entry notes are transferred by a direct participant on the depositary’s records.

      We will make payments of principal of, premium, if any, and interest, if any, on the notes represented by a global note through the trustee to the depositary or its nominee, as the registered owner of a global note. So long as the notes are represented by global notes registered in the name of DTC or its nominee, all payments will be made by us in immediately available funds. We expect that the depositary, upon receipt of any payments, will immediately credit the accounts of the related participants with payments in amounts proportionate to their beneficial interest in the global note. We also expect that payments by participants to owners of beneficial interests in a global note will be governed by standing customer instructions and customary practices and will be the responsibility of the participants. However, these payments will be the sole responsibility of the participant.

      Neither we, the trustee, any paying agent or any other of our agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global note or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

Certificated Notes

      We will issue certificated notes in exchange for all the global notes if:

•	DTC or any other designated replacement depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 calendar days; or

•	we determine in our sole discretion to not have the notes represented by the global notes.

      In either instance, you, as an owner of a beneficial interest in a global note, will be entitled to have certificated notes equal in principal amount to the beneficial interest registered in your name and will be entitled to physical delivery of the certificated notes. The certificated notes will be registered in the name or names as the depositary shall instruct the trustee. These instructions may be based upon directions received by the depositary from participants with respect to beneficial interests in the global notes. The certificated notes will be issued in denominations of $1,000 and will be issued in registered form only, without coupons. No service charge will be made for any transfer or exchange of certificated notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge.

Settlement Procedures

      Initial settlement of the notes will be made by us, the underwriter, dealer, agents or sales managers, as applicable, in immediately available funds. So long as the notes are represented by global notes registered in the name of DTC or its nominee, secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and procedures and will be settled in immediately available funds using DTC’s same-day funds settlement system. No assurance though can be given as to the effect, if any, of settlement in immediately available funds on the trading activity of the notes.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

      The following is a summary of the expected material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes offered hereby. The following does not address the U.S. federal income tax consequences of the notes offered hereby to subsequent purchasers of the notes. The statements of law and legal conclusions contained in this summary are based upon the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as in effect and existing on the date hereof and all of which are subject to change at any time, possibly on a retroactive basis. We have not received, nor will we receive, any rulings from the Internal Revenue Service with respect to any of the matters summarized in this discussion. Therefore, there is no assurance that the Internal Revenue Service or a court would agree with the advice of our counsel, upon which this summary is based. Moreover, there is no assurance that such counsel’s advice will not be rendered invalid as a result of subsequent changes in the law, including changes to the Code or the interpretation thereof by the courts or the Internal Revenue Service.

      Except as otherwise explicitly noted, the following discussion does not describe the special considerations that may apply to certain taxpayers, such as financial institutions, broker-dealers, life insurance companies, tax-exempt organizations, investment companies, foreign taxpayers and other special status taxpayers (e.g., persons holding the notes as part of a “straddle,” “hedge” or “conversion transaction”). The discussion deals only with notes held as “capital assets” within the meaning of section 1221 of the Code.

      If a partnership or other entity taxable as a partnership holds the notes, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Such partner should consult its tax advisor as to the tax consequences.

      PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE POSSIBLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES OFFERED HEREBY IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

Tax Consequences of Holding and Disposing of the Notes

      Interest on the Notes. Stated interest on a note will be includible in gross income as ordinary interest income in accordance with a noteholder’s usual method of accounting for tax purposes.

      Sale, Exchange, Redemption or Other Disposition of the Notes. Upon the disposition of a note by sale, exchange, redemption or otherwise, a noteholder generally will recognize capital gain or loss equal to the difference between (i) the amount realized on the disposition (other than amounts attributable to accrued interest not previously recognized as income, which will be treated as ordinary interest income) and (ii) the noteholder’s adjusted federal income tax basis in the note. A noteholder’s adjusted federal income tax basis in a note generally will equal such holder’s initial investment in the note decreased, in the case of a noteholder who elects to amortize bond premium, by the aggregate amortization amounts allowable for the bond premium. Any capital gain or loss will be long-term capital gain or loss if the holder has held the note for more than one year. Noteholders should consult their tax advisors regarding the treatment of capital gains (which may be taxed at lower rates than ordinary income for certain non-corporate taxpayers) and losses (the deductibility of which is subject to certain limitations).

      Bond Premium. Because the notes will be sold for an amount greater than their principal amount, each noteholder will be treated as having acquired the note with “amortizable bond premium” equal in amount to such excess. A noteholder may elect (with respect to the note and all of the noteholder’s other obligations with amortizable bond premium held on or acquired by such noteholder after the first day of the first taxable year to which such election applies) to amortize such premium using a constant yield method over the remaining term of the note and may offset interest income otherwise required to be included in respect to the note during any taxable year by the amortized amount of such excess for the taxable year. This election may only be revoked with the consent of the Internal Revenue Service.

Information Reporting and Backup Withholding

      We will be required to furnish certain information to the Internal Revenue Service with respect to interest paid on the notes during each calendar year. Under certain circumstances, a holder may be subject to backup withholding at a current rate of 28% on payments of interest on, and the proceeds of a sale, exchange or redemption of the notes, as the case may be. Backup withholding generally will not apply with respect to payments made to certain “exempt recipients” such as corporations (within the meaning of section 7701(a) of the Code) or certain tax-exempt entities. In the case of a non-exempt recipient, backup withholding generally applies only if such recipient (i) fails to furnish his or her social security or other taxpayer identification number (“TIN”), (ii) furnishes an incorrect TIN, (iii) is notified by the Internal Revenue Service that he or she has failed to report payment of interest and dividends properly and the Internal Revenue Service has notified us that he or she is subject to backup withholding or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is his or her correct number and that he or she is not subject to backup withholding for failure to report interest or dividend payments. Backup withholding is not an additional tax. Rather, any amount withheld from a payment to a holder under the backup withholding rules is allowable as a credit against such holder’s U.S. federal income tax liability, provided that the required information is furnished to the Internal Revenue Service in a timely manner.

Tax Consequences to Non-U.S. Holders

      As used herein, the term “Non-U.S. Holder” means a holder of notes other than a holder who or which is for U.S. federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation or partnership (other than a partnership that is not treated as a “United States person” under the Code) created or organized in the United States or under the laws of the United States or of any State, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust for which (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. persons have the authority to control all substantial decisions of the trust.

      Interest on the Notes. Payments of interest on the notes by us or any paying agent to a Non-U.S. Holder will not be subject to U.S. federal withholding tax, provided that (i) such Non-U.S. Holder does not own, actually or constructively, 10 percent or more of the capital or profits interest in us; (ii) such Non-U.S. Holder is not, for U.S. federal income tax purposes, a controlled foreign corporation related, directly or indirectly, to us within the meaning of Section 864 (d)(4) of the Code; (iii) such Non-U.S. Holder is not a bank receiving interest described in section 881(c)(3)(A) of the Code; and (iv) certain certification requirements (summarized below) are met (the “Portfolio Interest Exemption”). If a Non-U.S. Holder of a note is engaged in a trade or business in the United States, and if interest on such note is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder) the Non-U.S. Holder, although exempt from U.S. withholding tax, generally will be subject to regular U.S. income tax on such interest in the manner described above with respect to noteholders generally. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest on a note will be included in the earnings and profits of such Non-U.S. Holder if such interest is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States.

      A payment of interest on a note made to a Non-U.S. Holder generally will qualify for the Portfolio Interest Exemption or, as the case may be, the exception from withholding for income effectively connected with the conduct of a trade or business in the United States if, at the time such payment is made, the withholding agent holds a valid Form W-8BEN or Form W-8ECI, respectively (or an acceptable substitute form), from the Non-U.S. Holder and can reliably associate such payment with such Form W-8BEN or W-8ECI. In addition, under certain circumstances, a withholding agent is allowed to rely on Form W-8BEN (or an acceptable substitute form) furnished by a financial institution or other intermediary on behalf of one or more Non-U.S. Holders (or other intermediaries) without having to obtain copies of the Non-U.S. Holder’s Form W-8BEN (or substitute thereof), provided that the financial institution or intermediary has entered into a withholding agreement with the Internal Revenue Service and thus is a “qualified intermediary,” and may not be required to withhold on payments made to certain other intermediaries if certain conditions are met.

      Disposition of Notes. Under current law, a Non-U.S. Holder of notes generally will not be subject to U.S. federal income tax on any gain recognized on the sale, exchange or other disposition of such notes unless (i) the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder in the United States (and, if certain tax treaties apply, is attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder); (ii) the Non-U.S. Holder is an individual who holds the notes as a capital asset, is present in the United States for 183 days or more in the taxable year of the disposition and either (a) such individual has a U.S. “tax home” (as defined for U.S. federal income tax purposes) or (b) the gain is attributable to an office or other fixed place of business maintained in the United States by such individual; or (iii) the Non-U.S. Holder is subject to tax pursuant to the Code provisions applicable to certain U.S. expatriates. In the case of a Non-U.S. Holder that is described under clauses (i), (ii) and, in some cases, (iii) above, its gain will be subject to the U.S. federal income tax on net income and, in addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to the branch profits tax as described above. An individual Non-U.S. Holder that is described under clause (ii) above will be subject to a flat 30% tax on gain derived from the sale, which may be offset by U.S. capital losses (notwithstanding the fact that he or she is not considered a U.S. resident). Thus, individual Non-U.S. Holders who have spent 183 days or more in the United States in the taxable year in which they contemplate a sale of a note are urged to consult their tax advisors as to the tax consequences of such sale.

      Estate Tax Consequences. Notes beneficially owned by an individual who at the time of death is not a U.S. citizen or resident (as specially defined for U.S. federal estate tax purposes) will not be subject to U.S. federal estate tax as a result of such individual’s death, provided that, at the time of such individual’s death, the income from the notes was not or would not have been effectively connected with the conduct by such individual of a trade or business within the United States and that such individual qualified for the exemption from U.S. federal withholding tax (without regard to the certification requirements) on interest that is described above under “—Interest on Notes.”

      Backup Withholding and Information Reporting. Information reporting on Form 1099 and backup withholding at a current rate of 28% will not apply to payments of principal and interest made by us or a paying agent to a Non-U.S. Holder on notes if the certification described above under “—Interest on the Notes” is received, provided that the payor does not have actual knowledge that the Non-U.S. Holder is a U.S. person. However, interest may be required to be reported annually on Form 1042S.

      Payments of the proceeds from the sale by a holder that is a Non-U.S. Holder of a note made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes, the U.S. branch of a foreign bank or a foreign insurance company, a foreign partnership controlled by U.S. persons or engaged in a U.S. trade or business, or a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period, information reporting may apply to such payments. Payments of the proceeds from the sale of a note through the U.S. office of a broker is subject to information reporting and backup withholding unless the Non-U.S. Holder certifies as to its non-U.S. status or otherwise establishes an exemption from information reporting and backup withholding.

UNDERWRITING

      Under the terms and subject to the conditions contained in an underwriting agreement, dated June 4, 2004, we have agreed to sell to the underwriter and the underwriter has agreed to purchase from us all of the notes to be issued in this offering. The underwriting agreement provides that the underwriter is obligated to purchase all of the notes if any are purchased.

      After the initial public offering of the notes, the underwriter may change the public offering price and concession and discount to broker/dealers.

      We estimate that our total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $50,000.

      The notes offered hereby will constitute a further issuance of those previously issued notes and will form a single class and series with those previously issued notes. The notes offered hereby will also have the same CUSIP number as those previously issued notes and will trade interchangeably with those previously issued notes immediately upon settlement. No assurance can be given as to how liquid the trading market for the notes will be.

      We have agreed to indemnify the underwriter against liabilities under the Securities Act or contribute to payments which the underwriter may be required to make in that respect.

      In connection with the offering, the underwriter may engage in stabilizing transactions, over-allotment transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment transactions involve sales by the underwriter of notes in excess of the principal amount of the notes the underwriter is obligated to purchase, which creates a syndicate short position.

•	Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

      These stabilizing transactions, over-allotment transactions and syndicate covering transactions may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

      It is expected that delivery of the notes will be made against payment therefor on or about June 10, 2004, which will be the fourth business day following the date of the pricing of the notes (such settlement being referred to as “T+4”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing or the next succeeding three business days will be required by virtue of the fact that the notes initially will settle on a T+4 basis to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement.

      In the ordinary course of its business, the underwriter and particular of its affiliates may perform various investment and commercial banking or other transactions of a financial nature with us or our affiliates, including the provision of particular advisory services and the making of loans to us and our affiliates, and may do so in the future.

WHERE YOU CAN FIND MORE INFORMATION

      You may request a copy of any of the documents we have incorporated by reference in this prospectus supplement as described in the section entitled “Where You Can Find More Information” on page 67 of the accompanying base prospectus at no cost to you by writing or telephoning us at the following address:

Ferrellgas Partners, L.P.

One Liberty Plaza
Liberty, Missouri 64068
Attention: Investor Relations
(816) 792-0203

LEGAL MATTERS

      Particular legal matters with respect to the validity of the notes will be passed upon for us by Bracewell & Patterson, L.L.P., Houston, Texas and Mayer, Brown, Rowe & Maw LLP, Houston, Texas. Particular legal matters with respect to the notes will be passed upon for the underwriter by Latham & Watkins LLP, New York, New York.

EXPERTS

      The consolidated financial statements and the related financial statement schedule incorporated in this prospectus supplement by reference from Ferrellgas Partners, L.P.’s, and Ferrellgas Partners Finance Corp.’s Annual Report on Form 10-K for the fiscal year ended July 31, 2003, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports dated September 29, 2003 (which report relating to Ferrellgas Partners, L.P. expresses an unqualified opinion and includes an explanatory paragraph relating to changes in accounting principles), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

      The consolidated financial statements and the related financial statement schedule incorporated in this prospectus supplement by reference from Ferrellgas, L.P.’s Annual Report on Form 10-K for the fiscal year ended July 31, 2003, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report dated September 29, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to changes in accounting principles), which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

      The financial statements incorporated in this prospectus supplement by reference from Ferrellgas Finance Corp.’s Annual Report on Form 10-K for the period ended July 31, 2003, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report dated September 29, 2003, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

      The consolidated balance sheets of Ferrellgas, Inc. and Subsidiaries as of July 31, 2003 and 2002, filed as Exhibit 99.15 to the Current Report on Form 8-K of Ferrellgas Partners, L.P., Ferrellgas Partners Finance Corp., Ferrellgas, L.P. and Ferrellgas Finance Corp. dated November 21, 2003, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report relating to Ferrellgas, Inc. and Subsidiaries dated September 29, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to changes in accounting principles), which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

      The consolidated financial statements of Blue Rhino Corporation and subsidiaries for the year ended July 31, 2003 appearing in the Ferrellgas Partners L.P., Ferrellgas Partners Finance Corp., Ferrellgas, L.P.

and Ferrellgas Finance Corp. Current Report on Form 8-K dated April 22, 2004, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

$500,000,000

Ferrellgas Partners, L.P.

Ferrellgas Partners Finance Corp.
Ferrellgas, L.P.
Ferrellgas Finance Corp.

Common Units Senior Units Deferred Participation Units	Warrants Debt Securities

WE WILL PROVIDE THE SPECIFIC TERMS OF THE SECURITIES OFFERED IN

SUPPLEMENTS TO THIS PROSPECTUS. YOU SHOULD READ THIS PROSPECTUS
AND ANY PROSPECTUS SUPPLEMENT CAREFULLY BEFORE YOU INVEST.

      This prospectus provides you with a general description of the securities we may offer. Ferrellgas Partners, L.P. may offer common units, senior units, deferred participation units, warrants and debt securities. Ferrellgas, L.P. may offer only nonconvertible investment grade debt securities. Ferrellgas Partners Finance Corp. may be the co-obligor on any debt securities issued by Ferrellgas Partners, L.P. and Ferrellgas Finance Corp. may be the co-obligor on any debt securities issued by Ferrellgas, L.P. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

      Ferrellgas Partners’ common units are traded on the New York Stock Exchange under the symbol “FGP.” We will provide information in the prospectus supplement for the expected trading market, if any, for the senior units, deferred participation units, warrants and debt securities.

       SEE “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS FOR A DISCUSSION OF THE MATERIAL RISKS INVOLVED IN INVESTING IN OUR SECURITIES.

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 11, 2003.

ABOUT THIS PROSPECTUS

      THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

      This prospectus is part of a registration statement we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, Ferrellgas Partners may sell the common units, senior units, deferred participation units, warrants and debt securities described in this prospectus and Ferrellgas, L.P. may sell the debt securities described in this prospectus:

•	from time to time and in one or more offerings;

•	in one or more series; and

•	in any combination thereof,

up to a maximum aggregate principal amount of $500,000,000. Ferrellgas, L.P. may offer only nonconvertible investment grade debt securities. Ferrellgas Partners Finance Corp. may be the co-issuer and co-obligor on any debt securities issued by Ferrellgas Partners and Ferrellgas Finance Corp. may be the co-issuer and co-obligor on any debt securities issued by Ferrellgas, L.P.

      This prospectus provides you with a general description of our business and the securities we may offer. Each time we offer to sell securities with this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that particular offering. This prospectus supplement may include additional risk factors or other special considerations applicable to the securities offered. This prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

      YOU SHOULD CAREFULLY READ BOTH THIS PROSPECTUS, THE APPLICABLE PROSPECTUS SUPPLEMENT, AND THE DOCUMENTS WE HAVE INCORPORATED BY REFERENCE AS DESCRIBED UNDER THE SECTION ENTITLED “WHERE YOU CAN FIND MORE INFORMATION.” WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE SUCH OFFER OR SALE IS NOT PERMITTED.

      The information in this prospectus is accurate as of June 11, 2003. You should rely only on the information contained in this prospectus, the applicable prospectus supplement and the documents we have incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information provided by this prospectus, the applicable prospectus supplement or the documents we have incorporated by reference is accurate as of any date other than the date of the respective document.

ii

PROSPECTUS SUMMARY

      This summary may not contain all of the information that may be important to you. To fully understand the terms of the securities we are offering with this prospectus, you should carefully read this entire prospectus, the applicable prospectus supplement and the documents we have incorporated by reference. You should pay special attention to the sections entitled “Risk Factors” in both this prospectus and in the applicable prospectus supplement to determine whether an investment in the securities we are offering is appropriate for you.

      In this prospectus, unless the context indicates otherwise:

•	when we refer to “us,” “we,” “our,” or “ours,” we generally mean Ferrellgas Partners, L.P. together with its consolidated subsidiaries, including Ferrellgas Partners Finance Corp., the operating partnership and Ferrellgas Finance Corp., except when used in connection with “common units,” “senior units,” and “debt securities,” in which case these terms refer to the applicable issuer of those securities;

•	references to “Ferrellgas Partners” refer to Ferrellgas Partners, L.P. itself, without its consolidated subsidiaries;

•	references to the “operating partnership” refer to Ferrellgas, L.P. itself, without its consolidated subsidiaries;

•	references to our “general partner” refer to Ferrellgas, Inc.;

•	the common units, senior units, deferred participation units, warrants and debt securities described in this prospectus are sometimes collectively referred to as the “securities;” and

•	the term “unitholder” generally refers to holders of common units of Ferrellgas Partners.

      Ferrellgas Partners owns an approximate 99% limited partner interest in the operating partnership. In addition, the operating partnership accounts for substantially all of the sales and operating earnings of Ferrellgas Partners, and substantially all of the assets of Ferrellgas Partners are held by, and all of its operations are conducted through, the operating partnership. Because of this structure, there exist no material differences between the description of the business and properties of Ferrellgas Partners described herein and described in the documents we have incorporated by reference and the business and properties of the operating partnership. The fiscal year end for both Ferrellgas Partners and the operating partnership is July 31 and the tax year-end for both partnerships is December 31.

Our Business

      We are the second largest retail marketer of propane in the United States based on retail gallons sold during our fiscal year 2002, representing what we believe to be approximately 11% of the retail propane gallons sold in the United States. As of January 31, 2003, we had 605 retail outlets serving more than 1 million residential, industrial/ commercial and agricultural and other customers in 45 states. Our operations primarily include the retail distribution and sale of propane and related equipment and supplies and extend from coast to coast with concentrations in the Midwest, Southeast, Southwest and Northwest regions of the country.

      Our retail propane distribution business consists principally of transporting propane purchased from third parties to our retail distribution outlets and then to tanks on customers’ premises, as well as to portable propane cylinders. A substantial majority of our gross profit is derived from the retail distribution and sale of propane and related risk management activities. Gross profit from our retail distribution of propane is derived primarily from three sources:

•	residential customers;

•	industrial/commercial customers; and

•	agricultural and other customers.

      Our gross profit from the retail distribution of propane is primarily based on margins, the cents-per-gallon difference between our costs to purchase and distribute propane and the sales price we charge our customers. We generally purchase propane in the contract and spot markets from major domestic energy companies on a short-term basis. Our costs to purchase and distribute propane fluctuate with the movement of market prices. That fluctuation subjects us to potential price and inventory risk, which we attempt to minimize through the use of risk management activities. Our risk management activities primarily attempt to mitigate risks related to the purchasing, storing and transporting of propane. We generally purchase propane in the contract and spot markets from major domestic energy companies on a short-term basis. Our costs to purchase and distribute propane fluctuate with the movement of market prices. This fluctuation subjects us to potential price risk, which we attempt to minimize through the use of risk management activities. These risk management activities are conducted primarily to offset the effect of market price fluctuations on propane inventory and purchase commitments and to mitigate the price and inventory risk on sale commitments to our customers. Our risk management activities are intended to generate a profit, which we then apply to reduce our cost of product sold.

      Our business strategy is to:

•	achieve operating efficiencies through the utilization of technology in our operations;

•	capitalize on our national presence and economies of scale;

•	expand our operations through disciplined acquisitions and internal growth; and

•	align employee interest with investors through significant employee ownership.

Our History

      Ferrellgas Partners and the operating partnership are Delaware limited partnerships that were formed in 1994 in connection with the initial public offering of Ferrellgas Partners. Our operations began in 1939 as a single location propane retailer in Atchison, Kansas. Since 1986, we have acquired more than 100 propane retailers, expanding our operations from coast to coast.

Ferrellgas Partners Finance Corp. and Ferrellgas Finance Corp.

      Ferrellgas Partners Finance Corp. is a Delaware corporation and a wholly-owned subsidiary of Ferrellgas Partners. Ferrellgas Finance Corp. is a Delaware corporation and a wholly-owned subsidiary of the operating partnership. Both of these entities have nominal assets and do not, and will not in the future, conduct any operations or have any employees. Ferrellgas Partners Finance Corp. may act as co-obligor of future issuances of debt securities of Ferrellgas Partners and Ferrellgas Finance Corp. may act as co-obligor of future issuances of debt securities of the operating partnership so as to allow investment in those debt securities by institutional investors that may not otherwise be able to make such an investment by reason of our structure and the legal investment laws of their states of organization or their charters. You should not expect either Ferrellgas Partners Finance Corp. or Ferrellgas Finance Corp. to have the ability to service obligations on those debt securities we may offer in a prospectus supplement.

Our Structure

      The operating partnership accounts for substantially all of our consolidated assets, sales and operating earnings. Both Ferrellgas Partners and the operating partnership are Delaware limited partnerships. Ferrellgas Partners is the sole limited partner of the operating partnership with an approximate 99% limited partner interest. Our general partner, Ferrellgas, Inc., performs all of the management functions for us and our subsidiaries, including the operating partnership, Ferrellgas Partners Finance Corp. and Ferrellgas Finance Corp. Ferrellgas, Inc. holds a 1% general partner interest in Ferrellgas Partners and also owns an approximate 1% general partner interest in the operating partnership. Our general partner does not receive any management fee in connection with its management of us or our subsidiaries, and does not receive any remuneration for its services as our general partner other than reimbursement for all direct and indirect expenses it incurs in connection with our operations and those of our subsidiaries.

      Our executive offices are located at One Liberty Plaza, Liberty, Missouri 64068 and the telephone number is (816) 792-1600.

The Offering

      The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer under this prospectus. The particular terms of the securities offered by this prospectus will be described in a prospectus supplement.

      Any prospectus supplement may also include additional risk factors or other special considerations applicable to those securities. In addition, the prospectus supplement may add, update or change information contained in this prospectus, including, the securities exchange, if any, on which the securities will be listed. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

      Ferrellgas Partners may sell the common units, senior units, deferred participation units, warrants and debt securities described in this prospectus and the operating partnership may sell the debt securities described in this prospectus:

•	from time to time and in one or more offerings;

•	in one or more series; and

•	in any combination thereof,

up to a maximum aggregate principal amount of $500,000,000. Ferrellgas Partners Finance Corp. may be the co-obligor of future issuances of debt securities by Ferrellgas Partners and Ferrellgas Finance Corp. may be the co-obligor of future issuances of debt securities by the operating partnership

      If we issue securities at a discount from their original stated principal amount, then, for purpose of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of those securities as the total original principal amount of such securities.

RISK FACTORS

      Before you invest in our securities, you should be aware that there are various risks, including those described below. You should consider carefully these risk factors together with all of the other information included in this prospectus, the applicable prospectus supplement and the documents we have incorporated by reference before purchasing the securities to which this prospectus relates.

      Investing in securities is speculative and involves significant risk. Any of the risks described in this prospectus, the applicable prospectus supplement and the documents we have incorporated by reference could impair our business, financial condition or results of operations. Any impairment may affect our ability to make distributions to our unitholders or pay interest on or the principal of any of our debt securities. In addition, the trading price, if any, of our securities could decline and you could lose all or part of your investment.

Risks Inherent to Our Industry

Weather conditions may reduce the demand for propane; our financial condition is vulnerable to warm winters.

      Weather conditions have a significant impact on the demand for propane for both heating and agricultural purposes. Many of our customers rely heavily on propane as a heating fuel. Accordingly, our retail sales volumes of propane are highest during the five-month winter-heating season of November through March and are directly affected by the temperatures during these months. During fiscal 2002, approximately 57% of our retail propane volume was attributable to sales during the winter-heating season. Actual weather conditions can vary substantially from year to year, which may significantly affect our financial performance. Furthermore, variations in weather in one or more regions in which we operate can significantly affect our total sales volume of propane and therefore our realized profits. A negative effect on our sales volume may in turn affect our results of operations. The agricultural demand for propane is also affected by weather, as dry or warm weather during the harvest season may reduce the demand for propane used in some crop drying applications.

The retail propane business is highly competitive, which may negatively affect our sales volumes and/or our results of operations.

      Our profitability is affected by the competition for customers among all of the participants in the retail propane business. We compete with a number of large national and regional firms and several thousand small independent firms. Because of the relatively low barriers to entry into the retail propane market, there is the potential for small independent propane retailers, as well as other companies not previously engaged in retail propane distribution, to compete with our retail outlets. In recent years, some rural electric cooperatives and fuel oil distributors have expanded their businesses to include propane distribution. As a result, we are subject to the risk of additional competition in the future. Some of our competitors may have greater financial resources than we do. Should a competitor attempt to increase market share by reducing prices, our operating margins and customer base may be negatively impacted. Generally, warmer-than-normal weather further intensifies competition. We believe that our ability to compete effectively depends on our service reliability, our responsiveness to customers and our ability to maintain competitive retail propane prices and control our operating expenses.

The retail propane industry is a mature one, which may limit our growth.

      The retail propane industry is a mature one. We foresee only limited growth in total national demand for propane in the near future. We believe the overall demand for retail propane has remained relatively constant over the past several years, with year-to-year industry volumes impacted primarily by fluctuations in temperatures and economic conditions. Our ability to grow our sales volumes within the retail propane industry is primarily dependent upon our ability to acquire other retail distributors and upon the success of our marketing efforts to acquire new customers. If we are unable to compete effectively in the retail propane business, we may lose existing customers or fail to acquire new customers.

The retail propane business faces competition from other energy sources, which may reduce the existing demand for our propane.

      Propane competes with other sources of energy, some of which are less costly for equivalent energy value. We compete for customers against other retail propane suppliers and against suppliers of electricity, natural gas and fuel oil. Electricity is a major competitor of propane, but propane generally enjoys a competitive price advantage over electricity. Except for some industrial and commercial applications, propane is generally not competitive with natural gas in areas where natural gas pipelines already exist because such pipelines generally make it possible for the delivered cost of natural gas to be less expensive than the bulk delivery of propane. The expansion of natural gas into traditional propane markets has historically been inhibited by the capital cost required to expand distribution and pipeline systems, however, the gradual expansion of the nation’s natural gas distribution systems has resulted in the availability of natural gas in areas that were previously dependent upon propane. Although propane is similar to fuel oil in some applications and market demand, propane and fuel oil compete to a lesser extent primarily because of the cost of converting from one to the other and due to the fact that both fuel oil and propane have generally developed their own distinct geographic markets. We cannot predict the effect that the development of alternative energy sources might have on our operations.

Energy efficiency and technology advances may affect demand for propane; increases in propane prices may cause our customers to increase their conservation efforts.

      The national trend toward increased conservation and technological advances, including installation of improved insulation and the development of more efficient furnaces and other heating devices, has reduced the retail demand for propane in our industry. We cannot predict the materiality of the effect of future conservation measures or the effect that any technological advances in heating, conservation, energy generation or other devices might have on our operations. As the price of propane increases, our retail customers tend to increase their conservation efforts and thereby decrease their consumption of propane. We cannot predict the materiality of the effect of those decreases on our financial results.

Risks Inherent to Our Business

Our substantial debt and other financial obligations could impair our financial condition and our ability to fulfill our obligations.

      We have substantial indebtedness and other financial obligations. As of January 31, 2003, we had:

•	total indebtedness of approximately $914 million;

•	partners’ capital of Ferrellgas Partners of approximately $45 million;

•	availability under the operating partnership’s bank credit facility of approximately $167.5 million; and

•	aggregate future minimum rental commitments under non-cancelable tank and other equipment operating leases of approximately $49 million.

      The operating partnership notes have maturity dates ranging from 2005 to 2013, and bear interest at rates ranging from 6.99% to 8.87%. These notes do not contain any sinking fund provisions but do require annual aggregate principal payments, without premium, during the following calendar years of approximately:

•	$109 million — 2005;

•	$58 million — 2006;

•	$90 million — 2007;

•	$52 million — 2008;

•	$73 million — 2009;

•	$82 million — 2010; and

•	$70 million — 2013.

      Amounts outstanding under the operating partnership’s bank credit facility will be due on April 28, 2006. All of the indebtedness and other obligations described above are obligations of the operating partnership except for $218 million of senior debt due 2012 issued by Ferrellgas Partners and Ferrellgas Partners Finance Corp. This $218 million in principal amount of senior notes also contain no sinking fund provisions.

      Subject to the restrictions governing the operating partnership’s indebtedness and other financial obligations and the indenture governing Ferrellgas Partners’ outstanding senior notes due 2012, we may incur significant additional indebtedness and other financial obligations, which may be secured and/or structurally senior to any debt securities we may issue.

      Our substantial indebtedness and other financial obligations could have important consequences to you. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to our securities;

•	impair our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes;

•	result in higher interest expense in the event of increases in interest rates since some of our debt is, and will continue to be, at variable rates of interest;

•	impair our operating capacity and cash flows if we fail to comply with financial and restrictive covenants in our debt agreements and an event of default occurs as a result of that failure that is not cured or waived;

•	require us to dedicate a substantial portion of our cash flow to payments on our indebtedness and other financial obligations, thereby reducing the availability of our cash flow to fund distributions, working capital, capital expenditures and other general partnership requirements;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

•	place us at a competitive disadvantage compared to our competitors that have proportionately less debt.

We may be unable to refinance our indebtedness or pay that indebtedness if it becomes due earlier than scheduled.

      If Ferrellgas Partners or the operating partnership are unable to meet their debt service obligations or other financial obligations, we could be forced to restructure or refinance our indebtedness and other financial transactions, seek additional equity capital or sell our assets. We may then be unable to obtain such financing or capital or sell our assets on satisfactory terms, if at all. Our failure to make payments, whether after acceleration of the due date of that indebtedness or otherwise, or our failure to refinance the indebtedness would impair our operating capacity and cash flows.

The terms of our senior units limit our use of proceeds from sales of equity.

      While our senior units are outstanding, other than issuances of equity pursuant to an exercise of any of our common unit options, Ferrellgas Partners may use up to $20 million of aggregate cash proceeds from sales of its equity to reduce our indebtedness. Any other cash proceeds from equity issuances must be used to redeem a portion of our outstanding senior units, all of which are owned by JEF Capital Management, Inc. As a result, as long as any of our senior units are outstanding, our ability to access the equity capital markets for purposes other than the redemption of our senior units, including meeting our future obligations under our existing securities or any other securities that we may issue, will be limited. JEF Capital Management is beneficially owned by James E. Ferrell, the President and Chief Executive Officer of our general partner and the Chairman of its Board of Directors.

Restrictive covenants in the agreements governing our indebtedness and other financial obligations may reduce our operating flexibility.

      The indenture governing the outstanding notes of Ferrellgas Partners and the agreements governing the operating partnership’s indebtedness and other financial obligations contain, and any indenture that will govern debt securities issued by Ferrellgas Partners or the operating partnership under this prospectus and an applicable prospectus supplement may contain, various covenants that limit our ability and the ability of specified subsidiaries of ours to, among other things:

•	incur additional indebtedness;

•	make distributions to our unitholders;

•	purchase or redeem our outstanding equity interests or subordinated debt;

•	make specified investments;

•	create or incur liens;

•	sell assets;

•	engage in specified transactions with affiliates;

•	restrict the ability of our subsidiaries to make specified payments, loans, guarantees and transfers of assets or interests in assets;

•	engage in sale-leaseback transactions;

•	effect a merger or consolidation with or into other companies or a sale of all or substantially all of our properties or assets; and

•	engage in other lines of business.

      These restrictions could limit the ability of Ferrellgas Partners, the operating partnership and our other subsidiaries:

•	to obtain future financings;

•	to make needed capital expenditures;

•	to withstand a future downturn in our business or the economy in general; or

•	to conduct operations or otherwise take advantage of business opportunities that may arise.

      Some of the agreements governing our indebtedness and other financial obligations also require the maintenance of specified financial ratios and the satisfaction of other financial conditions. Our ability to meet those financial ratios and conditions can be affected by unexpected downturns in business operations beyond our control, such as significantly warmer than normal weather, a volatile energy commodity cost environment or an economic downturn. Accordingly, we may be unable to meet these ratios and conditions. This failure could impair our operating capacity and cash flows and could restrict our ability to incur debt or to make cash distributions, even if sufficient funds were available.

      Our breach of any of these covenants or the operating partnership’s failure to meet any of these ratios or conditions could result in a default under the terms of the relevant indebtedness, which could cause such indebtedness or other financial obligations, and by reason of cross-default provisions, any of Ferrellgas Partners’ or the operating partnership’s other outstanding notes or future debt securities, to become immediately due and payable. If we were unable to repay those amounts, the lenders could initiate a bankruptcy proceeding or liquidation proceeding or proceed against the collateral, if any. If the lenders of the operating partnership’s indebtedness or other financial obligations accelerate the repayment of borrowings or other amounts owed, we may not have sufficient assets to repay our indebtedness or other financial obligations, including our outstanding notes and any future debt securities.

Our results of operations and our ability to make distributions or pay interest or principal on debt securities could be negatively impacted by price and inventory risk and management of these risks.

      The amount of gross profit we make depends significantly on the excess of the sales price over our costs to purchase and distribute propane. Consequently, our profitability is sensitive to changes in energy prices, in particular, changes in wholesale propane prices. Propane is a commodity whose market price can fluctuate significantly based on changes in supply, changes in other energy prices or other market conditions. We have no control over these market conditions. In general, product supply contracts permit suppliers to charge posted prices plus transportation costs at the time of delivery or the current prices established at major delivery points. Any increase in the price of product could reduce our gross profit because we may not be able to immediately pass rapid increases in such costs, or costs to distribute product, on to our customers.

      While we generally attempt to minimize our inventory risk by purchasing product on a short-term basis, we may purchase and store propane or other natural gas liquids depending on inventory and price outlooks. We may purchase large volumes of propane at the then current market price during periods of low demand and low prices, which generally occurs during the summer months. The market price for propane could fall below the price at which we made the purchases, which would adversely affect our profits or cause sales from that inventory to be unprofitable. A portion of our inventory is purchased under supply contracts that typically have a one-year term and at a price that fluctuates based on the prevailing market prices. To limit our overall price risk, we may purchase and store physical product and enter into fixed price over-the-counter energy commodity forward contracts and options that have terms of less than one year. This strategy may not be effective in limiting our price risk if, for example, weather conditions significantly reduce customer demand, or market or weather conditions prevent the delivery of physical product during periods of peak demand, resulting in excess physical product after the end of the winter heating season and the expiration of related forward or option contracts.

      Some of our sales are pursuant to commitments at fixed prices. To manage these commitments, we may purchase and store physical product and/or enter into fixed price-over-the-counter energy commodity forward contracts and options. We may enter into these agreements at volume levels that we believe are necessary to mitigate the price risk related to our anticipated sales volumes under the commitments. If the price of propane declines and our customers purchase less propane than we have purchased from our suppliers, we could incur losses when we sell the excess volumes. If the price of propane increases and our customers purchase more propane than we have purchased from our suppliers, we could incur losses when we are required to purchase additional propane to fulfill our customers’ orders. The risk management of our inventory and contracts for the future purchase of product could impair our profitability if the price of product changes in ways we do not anticipate.

      We also purchase and sell derivatives to manage other risks associated with commodity prices. Our risk management trading activities use various types of energy commodity forward contracts, options, swaps traded on the over-the-counter financial markets and futures and options traded on the New York Mercantile Exchange to manage and hedge our exposure to the volatility of floating commodity prices and to protect our inventory positions. These risk management trading activities are based on our management’s estimates of future events and prices and are intended to generate a profit which we then apply to reduce our cost of product sold. However, if those estimates are incorrect or other market events outside of our control occur, such activities could generate a loss in future periods which would increase our cost of product sold and potentially impair our profitability.

      The board of directors of our general partner adopted a commodity risk management policy which places specified restrictions on all of our commodity risk management activities such as limits on the types of commodities, loss limits, time limits on contracts and limitations on our ability to enter into derivative contracts. The policy also requires the establishment of a risk management committee of senior executives. This committee is responsible for monitoring commodity risk management activities, establishing and maintaining timely reporting and establishing and monitoring specific limits on the various commodity risk management activities. These limits may be waived on a case-by-case basis by a majority vote of the risk management committee and/or board of directors, depending on the specific limit being waived. From time to time, for valid business reasons based on the facts and circumstances, authorization has been granted to allow specific commodity risk management positions to exceed established limits. In addition, the operating partnership’s credit facility places limitations on our ability to amend our commodity risk management policy. If we sustain material losses from our risk management activities due to our failure to anticipate future events, a failure of the policy, incorrect waivers or otherwise, our ability to make distributions to our unitholders or pay interest or principal of any debt securities may be negatively impacted as a result of such loss.

We are dependent on our principal suppliers, which increases the risks from an interruption in supply and transportation.

      Through our supply procurement activities, we purchased approximately 54% of our propane from ten suppliers during our fiscal year ended July 31, 2002. In addition, during extended periods of colder than normal weather, suppliers may temporarily run out of propane necessitating the transportation of propane by truck, rail car or other means from other areas. If supplies from these sources were interrupted or difficulties in alternative transportation were to arise, the cost of procuring replacement supplies and transporting those supplies from alternative locations might be materially higher and, at least on a short-term basis, our margins could be reduced.

The availability of cash from our credit facilities may be impacted by many factors beyond our control.

      We typically borrow on the operating partnership’s bank credit facility or sell accounts receivable under its accounts receivable securitization facility to fund our working capital requirements. We may also borrow on the operating partnership’s bank credit facility to fund distributions to our unitholders. We purchase product from suppliers and make payments with terms that are typically within five to ten days of delivery. We believe that the availability of cash from the operating partnership’s bank credit facility and the accounts receivable securitization facility will be sufficient to meet our future working capital needs. However, if we were to experience an unexpected significant increase in working capital requirements or have insufficient funds to fund distributions, this need could exceed our immediately available resources. Events that could cause increases in working capital borrowings or letter of credit requirements may include:

•	a significant increase in the cost of propane;

•	a significant delay in the collections of accounts receivable;

•	increased volatility in energy commodity prices related to risk management activities;

•	increased liquidity requirements imposed by insurance providers;

•	a significant downgrade in our credit rating; or

•	decreased trade credit.

      As is typical in our industry, our customers do not pay upon receipt, but pay between thirty and sixty days after delivery. During the winter heating season, we experience significant increases in accounts receivable and inventory levels and thus a significant decline in working capital availability. Although we have the ability to fund working capital with borrowings from the operating partnership’s bank credit facility and sales of accounts receivable under its accounts receivable securitization facility, we cannot predict the effect that increases in propane prices and colder than normal winter weather may have on future working capital availability.

We may not be successful in making acquisitions and any acquisitions we make may not result in our anticipated results; in either case, potentially limiting our growth, limiting our ability to compete and impairing our results of operations.

      We have historically expanded our business through acquisitions. We regularly consider and evaluate opportunities to acquire local, regional and national propane distributors. We may choose to finance these acquisitions through internal cash flow, external borrowings or the issuance of additional common units or other securities. We have substantial competition for acquisitions of propane companies among the publicly-traded master limited partnerships. Although we believe there are numerous potential large and small acquisition candidates in our industry, there can be no assurance that:

•	we will be able to acquire any of these candidates on economically acceptable terms;

•	we will be able to successfully integrate acquired operations with any expected cost savings;

•	any acquisitions made will not be dilutive to our earnings and distributions;

•	any additional equity we issue as consideration for an acquisition will not be dilutive to our unitholders; or

•	any additional debt we incur to finance an acquisition will not affect the operating partnership’s ability to make distributions to Ferrellgas Partners or service the operating partnership’s existing debt.

We are subject to operating and litigation risks, which may not be covered by insurance.

      Our operations are subject to all operating hazards and risks normally incidental to the handling, storing and delivering of combustible liquids such as propane. As a result, we have been, and are likely to be, a defendant in various legal proceedings arising in the ordinary course of business. We will maintain insurance policies with insurers in such amounts and with such coverages and deductibles as we believe are reasonable and prudent. However, we cannot guarantee that such insurance will be adequate to protect us from all material expenses related to potential future claims for personal injury and property damage or that such levels of insurance will be available in the future at economical prices.

Current economic and political conditions may harm the energy business disproportionately to other industries.

      Deteriorating regional and global economic conditions and the effects of ongoing military actions against terrorists may cause significant disruptions to commerce throughout the world. If those disruptions occur in areas of the world which are tied to the energy industry, such as the Middle East, it is most likely that our industry will be either affected first or affected to a greater extent than other industries. These conditions or disruptions may:

•	result in delays or cancellations of customer orders;

•	impair our ability to effectively market or acquire propane; or

•	impair our ability to raise equity or debt capital for acquisitions, capital expenditures or ongoing operations.

Risks Inherent to an Investment in Our Debt Securities

Ferrellgas Partners and the operating partnership are required to distribute all of their available cash to their equity holders and Ferrellgas Partners and the operating partnership are not required to accumulate cash for the purpose of meeting their future obligations to holders of their debt securities, which may limit the cash available to service those debt securities.

      Subject to the limitations on restricted payments contained in the indenture that governs Ferrellgas Partners’ outstanding notes, the instruments governing the outstanding indebtedness of the operating partnership and any applicable indenture that will govern any debt securities Ferrellgas Partners or the operating partnership may issue under this prospectus and an applicable prospectus supplement, the partnership agreements of both Ferrellgas Partners and the operating partnership require us to distribute all of our available cash each fiscal quarter to our limited partners and our general partner and do not require us to accumulate cash for the purpose of meeting obligations to holders of any debt securities of Ferrellgas Partners or the operating partnership. As a result of these distribution requirements, we do not expect either Ferrellgas Partners or the operating partnership to accumulate significant amounts of cash. Depending on the timing and amount of our cash distributions and because we are not required to accumulate cash for the purpose of meeting obligations to holders of any debt securities of Ferrellgas Partners or the operating partnership, such distributions could significantly reduce the cash available to us in subsequent periods to make payments on any debt securities of Ferrellgas Partners or the operating partnership.

Debt securities of Ferrellgas Partners will be structurally subordinated to all indebtedness and other liabilities of the operating partnership and its subsidiaries.

      Debt securities of Ferrellgas Partners will be effectively subordinated to all existing and future claims of creditors of the operating partnership and its subsidiaries, including:

•	the lenders under the operating partnership’s indebtedness;

•	the claims of lessors under the operating partnership’s operating leases;

•	the claims of the lenders and their affiliates under the operating partnership’s accounts receivable securitization facility;

•	debt securities, including any subordinated debt securities, issued by the operating partnership under this prospectus and an applicable prospectus supplement; and

•	all other possible future creditors of the operating partnership and its subsidiaries.

      This subordination is due to these creditors’ priority as to the assets of the operating partnership and its subsidiaries over Ferrellgas Partners’ claims as an equity holder in the operating partnership and, thereby, indirectly, your claims as holders of Ferrellgas Partners’ debt securities. As a result, upon any distribution to these creditors in a bankruptcy, liquidation or reorganization or similar proceeding relating to Ferrellgas Partners or its property, the operating partnership’s creditors will be entitled to be paid in full before any payment may be made with respect to Ferrellgas Partners’ debt securities. Thereafter, the holders of Ferrellgas Partners’ debt securities will participate with its trade creditors and all other holders of its indebtedness in the assets remaining, if any. In any of these cases, Ferrellgas Partners may have insufficient funds to pay all of its creditors, and holders of its debt securities may therefore receive less, ratably, than creditors of the operating partnership and its subsidiaries. As of January 31, 2003, the operating partnership had approximately $874.7 million of outstanding indebtedness and other liabilities to which any of the debt securities of Ferrellgas Partners will effectively rank junior.

All payments on any subordinated debt securities that we may issue will be subordinated to the payments of any amounts due on any senior indebtedness that we may have issued or incurred.

      The right of the holders of subordinated debt securities to receive payment of any amounts due to them, whether interest, premium or principal, will be subordinated to the right of all of the holders of our senior indebtedness, as such term will be defined in the applicable subordinated debt indenture, to receive payments of all amounts due to them. If an event of default on any of our senior indebtedness occurs, then until such event of default has been cured, we may be unable to make payments of any amounts due to the holders of our subordinated debt securities. Accordingly, in the event of insolvency, creditors who are holders of our senior indebtedness may recover more, ratably, than the holders of our subordinated debt securities.

Debt securities of Ferrellgas Partners are expected to be non-recourse to the operating partnership, which will limit remedies of the holders of Ferrellgas Partners’ debt securities.

      Ferrellgas Partners’ obligations under any debt securities are expected to be non-recourse to the operating partnership. Therefore, if Ferrellgas Partners’ should fail to pay the interest or principal on the notes or breach any of its other obligations under its debt securities or any applicable indenture, holders of debt securities of Ferrellgas Partners will not be able to obtain any such payments or obtain any other remedy from the operating partnership or its subsidiaries. The operating partnership and its subsidiaries will not be liable for any of Ferrellgas Partners’ obligations under its debt securities or the applicable indenture.

Ferrellgas Partners or the operating partnership may be unable to repurchase the debt securities issued under this prospectus upon a change of control and it may be difficult to determine if a change of control has occurred.

      Upon the occurrence of “change of control” events as may be described in a prospectus supplement related to the issuance by Ferrellgas Partners or the operating partnership of debt securities, the applicable issuer or a third party may be required to make a change of control offer to repurchase those debt securities at a premium to their principal amount, plus accrued and unpaid interest. The applicable issuer may not have the financial resources to purchase its debt securities in that circumstance, particularly if a change of control event triggers a similar repurchase requirement for, or results in the acceleration of, other indebtedness. The indenture governing Ferrellgas Partners’ outstanding notes contains such a repurchase requirement. Some of the agreements governing the operating partnership’s indebtedness currently provide that specified change of control events will result in the acceleration of the indebtedness under those agreements. Future debt agreements of Ferrellgas Partners or the operating partnership may also contain similar provisions. The obligation to repay any accelerated indebtedness of the operating partnership will be structurally senior to Ferrellgas Partners’ obligations to repurchase its debt securities upon a change of control. In addition, future debt agreements of Ferrellgas Partners or the operating partnership may contain other restrictions on the ability of Ferrellgas Partners or the operating partnership to repurchase its debt securities upon a change of control. These restrictions could prevent the applicable issuer from satisfying its obligations to purchase its debt securities unless it is able to refinance or obtain waivers under any indebtedness of Ferrellgas Partners or of the operating partnership containing these restrictions. The applicable issuer’s failure to make or consummate a change of control repurchase offer or pay the change of control purchase price when due will give the trustee and the holders of the debt securities particular rights that will be described in the applicable prospectus supplement.

      In addition, one of the events that may constitute a change of control is a sale of all or substantially all of the applicable issuer’s assets. The meaning of “substantially all” varies according to the facts and circumstances of the subject transaction and has no clearly established meaning under New York law, which is the law that will likely govern any indenture for the debt securities. This ambiguity as to when a sale of substantially all of the applicable issuer’s assets has occurred may make it difficult for holders of debt securities to determine whether the applicable issuer has properly identified, or failed to identify, a change of control.

There may be no active trading market for our debt securities, which may limit your ability to sell our debt securities.

      We do not intend to list the debt securities to be issued pursuant to a prospectus supplement on any securities exchange or to seek approval for quotations through any automated quotation system. An established market for the debt securities may not develop, or if one does develop, it may not be maintained. Although any underwriters may advise us that they intend to make a market in the debt securities, they are not expected to be obligated to do so and may discontinue such market making activity at any time without notice. In addition, market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. For these reasons, we cannot assure you that:

•	a liquid market for the debt securities will develop;

•	you will be able to sell your debt securities; or

•	you will receive any specific price upon any sale of your debt securities.

      If a public market for the debt securities did develop, the debt securities could trade at prices that may be higher or lower than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar debt securities and our financial performance. Historically, the market for non-investment grade debt, such as our debt securities, has been subject to disruptions that have caused substantial fluctuations in the prices of these securities.

Risks Inherent to an Investment in Ferrellgas Partners’ Equity

Ferrellgas Partners may sell additional limited partner interests, diluting existing interests of unitholders.

      The partnership agreement of Ferrellgas Partners generally allows Ferrellgas Partners to issue additional limited partner interests and other equity securities. When Ferrellgas Partners issues additional equity securities, your proportionate partnership interest will decrease. Such an issuance could negatively affect the amount of cash distributed to unitholders and the market price of common units. The issuance of additional common units will also diminish the relative voting strength of the previously outstanding common units.

Cash distributions are not guaranteed and may fluctuate with our performance and other external factors.

      Although we are required to distribute all of our “available cash,” we cannot guarantee the amounts of available cash that will be distributed to the holders of our equity securities. Available cash generally means, for any fiscal quarter, the sum of all cash received by us from all sources and any reductions in reserves, less the sum of all of our cash disbursements and any additions to reserves. The actual amounts of available cash will depend upon numerous factors, including:

•	cash flow generated by operations;

•	weather in our areas of operation;

•	borrowing capacity under our credit facilities;

•	principal and interest payments made on our debt;

•	the costs of acquisitions, including related debt service payments;

•	restrictions contained in debt instruments;

•	issuances of debt and equity securities;

•	fluctuations in working capital;

•	capital expenditures;

•	adjustments in reserves made by our general partner in its discretion;

•	prevailing economic conditions; and

•	financial, business and other factors, a number of which will be beyond our control.

Cash distributions are dependent primarily on cash flow, including from reserves and, subject to limitations, working capital borrowings. Cash distributions are not dependent on profitability, which is affected by non-cash items. Therefore, cash distributions might be made during periods when we record losses and might not be made during periods when we record profits.

Our general partner has broad discretion to determine the amount of “available cash” for distribution to holders of our equity securities through the establishment and maintenance of cash reserves, thereby potentially lessening and limiting the amount of “available cash” eligible for distribution.

      Our general partner determines the timing and amount of our distributions and has broad discretion in determining the amount of funds that will be recognized as “available cash.” Part of this discretion comes from the ability of our general partner to establish and make additions to our reserves. Decisions as to amounts to be placed in or released from reserves have a direct impact on the amount of available cash for distributions because increases and decreases in reserves are taken into account in computing available cash. Funds within or added to our reserves are not considered to be “available cash” and are therefore not required to be distributed. Each fiscal quarter, our general partner may, in its reasonable discretion, determine the amounts to be placed in or released from reserves, subject to restrictions on the purposes of the reserves. Reserves may be made, increased or decreased for any proper purpose, including, but not limited to, reserves:

•	to comply with the terms of any of our agreements or obligations, including the establishment of reserves to fund the payment of interest and principal in the future of any debt securities of Ferrellgas Partners or the operating partnership;

•	to provide for level distributions of cash notwithstanding the seasonality of our business; and

•	to provide for future capital expenditures and other payments deemed by our general partner to be necessary or advisable.

      The decision by our general partner to establish, increase or decrease our reserves may limit the amount of cash available for distribution to holders of our equity securities. Holders of our equity securities will not receive payments required by such securities unless we are able to first satisfy our own obligations and the establishment of any reserves. See the first risk factor under “— Risks Arising from Our Partnership Structure and Relationship with Our General Partner.”

The debt agreements of Ferrellgas Partners and the operating partnership may limit their ability to make distributions to holders of their equity securities.

      The debt agreements governing Ferrellgas Partners’ and the operating partnership’s outstanding indebtedness contain restrictive covenants that may limit or prohibit distributions to holders of their equity securities under various circumstances. Ferrellgas Partners’ existing indenture generally prohibits it from:

•	making any distributions to unitholders if an event of default exists or would exist when such distribution is made;

•	if its consolidated fixed charge coverage ratio as defined in the indenture is greater than 1.75 to 1.00, distributing amounts in excess of 100% of available cash for the immediately preceding fiscal quarter; or

•	if its consolidated fixed charge coverage ratio as defined in the indenture is less than or equal to 1.75 to 1.00, distributing amounts in excess of $25 million less any restricted payments made for the prior sixteen fiscal quarters plus the aggregate cash contributions made to us during that period.

As of January 31, 2003, Ferrellgas Partners’ consolidated fixed charge coverage ratio, as defined in its existing indenture, was 2.8 to 1.0. See the first risk factor under “— Risks Arising from Our Partnership Structure and Relationship with Our General Partner” for a description of the restrictions on the operating partnership’s ability to distribute cash to Ferrellgas Partners. Any indenture applicable to future issuances of debt securities by Ferrellgas Partners or the operating partnership may contain restrictions that are the same as or similar to those in their existing debt agreements.

The distribution priority to our common units owned by the public terminates no later than December 31, 2005.

      Assuming that the restrictions under our debt agreements are met, our partnership agreements require us to distribute 100% of our available cash to our unitholders on a quarterly basis. Available cash is generally all of our cash receipts, less cash disbursements and adjustments for net changes in reserves. Currently, the common units owned by the public have a right to receive distributions of available cash before any distributions of available cash are made on the common units owned by Ferrell Companies, Inc. After the payment of any required distributions on our senior units, we must pay a distribution on the publicly-held common units before we pay a distribution on the common units held by Ferrell Companies. If there exists an outstanding amount of deferred distributions on the common units held by Ferrell Companies of $36 million, the common units held by Ferrell Companies will be paid in the same manner as the publicly-held common units. While there are any deferred distributions outstanding on common units held by Ferrell Companies, we may not increase the distribution to our public common unitholders above the highest quarterly distribution paid on our common units for any of the immediately preceding four fiscal quarters. After payment of all required distributions, we will use remaining available cash to reduce any amount previously deferred on the common units held by Ferrell Companies.

      This distribution priority right is scheduled to end December 31, 2005, or earlier if there is a change of control, we dissolve or Ferrell Companies sells all of our common units held by it. Whether an extension of the expiration of the distribution priority is likely or unlikely involves several factors that are not currently known and/or cannot be assessed until a time closer to the expiration date. The termination of this distribution priority may lower the market price for our common units.

The holder of our senior units may have the right in the future to convert the senior units into common units, substantially diluting our existing common unitholders.

      The senior unitholder has the option to convert our senior units into common units beginning on the earlier of December 31, 2005, or the occurrence of a material event, as defined in the partnership agreement of Ferrellgas Partners. The number of common units issuable upon conversion of a senior unit is equal to the senior unit liquidation preference, currently $40 plus any accrued and unpaid distributions, divided by the then current market price of a common unit. This conversion may be dilutive to our existing common unitholders.

      Generally, a material event includes:

•	a change of control;

•	our treatment as an association taxable as a corporation for federal income tax purposes;

•	our failure to use the aggregate cash proceeds from equity issuances, other than issuances of equity pursuant to an exercise of any unit options, to redeem a portion of our senior units other than up to $20 million of cash proceeds from equity issuances used to reduce our indebtedness; or

•	our failure to pay the senior unit distribution in full for any fiscal quarter.

The holder of our senior units may have the right in the future to sell our senior units, or the common units received upon a conversion of our senior units, with special indemnification rights.

      Currently, our outstanding senior units may not be transferred. However, that restriction will lapse on the earlier of December 31, 2005, or upon the occurrence of a material event as described above. If the current restrictions on the sale or conversion of our senior units lapse as discussed above and the holder were to sell any of our senior units prior to December 17, 2007, we are required to indemnify the holder for the amount of the shortfall, if any, if the proceeds from that sale are less than the original aggregate face value of the applicable senior units. The original face value of each senior unit is $40.00. The aggregate face value of the 2,743,020 senior units outstanding as of March 31, 2003 was $109,720,800. The actual amount of a shortfall, if any, will depend on our financial standing and market circumstances at the time of any sale.

A redemption of our senior units may be dilutive to our common unitholders.

      Our senior units are redeemable in whole or in part by us at our sole discretion. Each senior unit is redeemable at its liquidation preference of $40 plus any accumulated and unpaid senior unit distributions. We may issue additional equity interests for cash to provide the funds to redeem all or part of our outstanding senior units. Such an issuance may be dilutive to our common unitholders.

Persons owning 20% or more of Ferrellgas Partners’ common units cannot vote. This limitation does not apply to common units owned by Ferrell Companies, our general partner and its affiliates or the common units into which our senior units are converted by the current holder thereof.

      All common units held by a person that owns 20% or more of Ferrellgas Partners’ common units cannot be voted. This provision may:

•	discourage a person or group from attempting to remove our general partner or otherwise change management; and

•	reduce the price at which our common units will trade under various circumstances.

      This limitation does not apply to our general partner and its affiliates. Ferrell Companies, the parent of our general partner, owns all of the outstanding capital stock of our general partner in addition to approximately 49% of our common units.

      If our senior units convert into common units, the current holder may vote any converted common units even if the aggregate number of common units issued upon conversion exceeds 20% of the then outstanding common units. This voting exemption does not apply if the converted common units are held by someone other than the current holder or a related party of the current holder, as defined in the partnership agreement of Ferrellgas Partners.

Risks Arising from Our Partnership Structure and Relationships with Our General Partner

Ferrellgas Partners is a holding company and has no material operations or assets. Accordingly, Ferrellgas Partners is dependent on distributions from the operating partnership to service its obligations. These distributions are not guaranteed and may be restricted.

      Ferrellgas Partners is a holding company for our subsidiaries, including the operating partnership. Ferrellgas Partners has no material operations and only limited assets. Ferrellgas Partners Finance Corp. is Ferrellgas Partners wholly-owned finance subsidiary, may be a co-obligor on any of its debt securities, conducts no business and has nominal assets. Accordingly, Ferrellgas Partners is dependent on cash distributions from the operating partnership and its subsidiaries to service obligations of Ferrellgas Partners. The operating partnership is required to distribute all of its available cash each fiscal quarter, less the amount of cash reserves that our general partner determines is necessary or appropriate in its reasonable discretion to provide for the proper conduct of our business, to provide funds for distributions over the next four fiscal quarters or to comply with applicable law or with any of our debt or other agreements. This discretion may limit the amount of available cash the operating partnership may distribute to Ferrellgas Partners each fiscal quarter. Holders of Ferrellgas Partners’ securities will not receive payments required by those securities unless the operating partnership is able to make distributions to Ferrellgas Partners after the operating partnership first satisfies its obligations under the terms of its own borrowing arrangements and reserves any necessary amounts to meet its own financial obligations.

      In addition, the various agreements governing the operating partnership’s indebtedness and other financing transactions permit quarterly distributions only so long as each distribution does not exceed a specified amount, the operating partnership meets a specified financial ratio and no default exists or would result from such distribution. Those agreements include the indentures governing the operating partnership’s existing notes, a bank credit facility and an accounts receivable securitization facility. Each of these agreements contain various negative and affirmative covenants applicable to the operating partnership and some of these agreements require the operating partnership to maintain specified financial ratios. If the operating partnership violates any of these covenants or requirements, a default may result and distributions would be limited. These covenants limit the operating partnership’s ability to, among other things:

•	incur additional indebtedness;

•	engage in transactions with affiliates;

•	create or incur liens;

•	sell assets;

•	make restricted payments, loans and investments;

•	enter into business combinations and asset sale transactions; and

•	engage in other lines of business.

The ownership of our general partner could change if Ferrell Companies defaults on its outstanding indebtedness.

      Ferrell Companies owns all of the outstanding capital stock of our general partner in addition to approximately 49% of our common units. As of January 31, 2003, Ferrell Companies had pledged these securities against approximately $66 million of senior debt, net of pledged cash reserves, with a scheduled maturity of June 2006. If and when such senior debt is completely extinguished in the future, Ferrell Companies has agreed to subsequently pledge these common units and other collateral against its then outstanding subordinated debt, if any. As of January 31, 2003, the outstanding balance of such subordinated debt was approximately $50 million, with a scheduled maturity of August 2007. In addition to its cash reserves, Ferrell Companies’ primary sources of income to pay its debt are dividends that Ferrell Companies receives from our general partner and distributions received on the common units it holds. For the twelve month period ended January 31, 2003, Ferrell Companies received approximately $38 million from these sources. If Ferrell Companies defaults on its debt, its lenders could acquire control of our general partner and the common units owned by it. In that case, the lenders could change management of our general partner and operate the general partner with different objectives than current management.

Unitholders have some limits on their voting rights; our general partner manages and operates us precluding the participation of our unitholders in operational decisions.

      Our general partner manages and operates us. Unlike the holders of common stock in a corporation, unitholders have only limited voting rights on matters affecting our business. Amendments to the partnership agreement of Ferrellgas Partners may be proposed only by or with the consent of our general partner. Proposed amendments must generally be approved by holders of at least a majority of our common units and also, if the amendment will adversely affect our senior units, a majority of our senior units.

      Unitholders will have no right to elect our general partner on an annual or other continuing basis, and our general partner may not be removed except pursuant to:

•	the vote of the holders of at least 66 2/3% of the outstanding units entitled to vote thereon, which includes the common units owned by our general partner and its affiliates; and

•	upon the election of a successor general partner by the vote of the holders of not less than a majority of the outstanding units entitled to vote, which includes both common units and senior units.

Because Ferrell Companies, the parent of our general partner, owns approximately 49% of our outstanding common units and JEF Capital Management owns 100% of our outstanding senior units, amendments to the partnership agreement of Ferrellgas Partners may not be made and our general partner may not be removed without its consent and the consent of JEF Capital Management, if applicable. JEF Capital Management is beneficially owned by James E. Ferrell, the president, chief executive officer and chairman of the board of directors of our general partner.

Our general partner has a limited call right with respect to the limited partner interests of Ferrellgas Partners.

      If at any time less than 20% of the then-issued and outstanding limited partner interests of any class of Ferrellgas Partners are held by persons other than our general partner and its affiliates, our general partner has the right, which it may assign to any of its affiliates or to us, to acquire all, but not less than all, of the remaining limited partner interests of such class held by such unaffiliated persons at a price generally equal to the then-current market price of limited partner interests of such class. As a consequence, a unitholder may be required to sell its common units at a time when the unitholder may not desire to sell them or at a price that is less than the price desired to be received upon such sale.

Unitholders may not have limited liability in specified circumstances and may be liable for the return of distributions.

      The limitations on the liability of holders of limited partner interests for the obligations of a limited partnership have not been clearly established in some states. If it were determined that we had been conducting business in any state without compliance with the applicable limited partnership statute, or that the right, or the exercise of the right by the limited partners as a group, to:

•	remove or replace our general partner;

•	make specified amendments to our partnership agreements; or

•	take other action pursuant to our partnership agreements that constitutes participation in the “control” of our business,

then the limited partners could be held liable in some circumstances for our obligations to the same extent as a general partner.

      In addition, under some circumstances a unitholder may be liable to us for the amount of a distribution for a period of three years from the date of the distribution. Unitholders will not be liable for assessments in addition to their initial capital investment in our common units. Under Delaware General Corporate Law, we may not make a distribution to you if the distribution causes all our liabilities to exceed the fair value of our assets. Liabilities to partners on account of their partnership interests and liabilities for which recourse is limited to specific property are not counted for purposes of determining whether a distribution is permitted. Delaware law provides that a limited partner who receives such a distribution and knew at the time of the distribution that the distribution violated the Delaware law will be liable to the limited partnership for the distribution amount for three years from the distribution date. Under Delaware law, an assignee that becomes a substituted limited partner of a limited partnership is liable for the obligations of the assignor to make contributions to the partnership. However, such an assignee is not obligated for liabilities unknown to that assignee at the time such assignee became a limited partner if the liabilities could not be determined from the partnership agreements.

Our general partner’s liability to us and our unitholders may be limited.

      The partnership agreements of Ferrellgas Partners and the operating partnership contain language limiting the liability of our general partner to us and to our unitholders. For example, those partnership agreements provide that:

•	the general partner does not breach any duty to us or our unitholders by borrowing funds or approving any borrowing; our general partner is protected even if the purpose or effect of the borrowing is to increase incentive distributions to our general partner;

•	our general partner does not breach any duty to us or our unitholders by taking any actions consistent with the standards of reasonable discretion outlined in the definitions of available cash and cash from operations contained in our partnership agreements; and

•	our general partner does not breach any standard of care or duty by resolving conflicts of interest unless our general partner acts in bad faith.

The modifications of state law standards of fiduciary duty contained in our partnership agreements may significantly limit the ability of unitholders to successfully challenge the actions of our general partner as being a breach of what would otherwise have been a fiduciary duty. These standards include the highest duties of good faith, fairness and loyalty to the limited partners. Such a duty of loyalty would generally prohibit a general partner of a Delaware limited partnership from taking any action or engaging in any transaction for which it has a conflict of interest. Under our partnership agreements, our general partner may exercise its broad discretion and authority in our management and the conduct of our operations as long as our general partner’s actions are in our best interest.

Our general partner and its affiliates may have conflicts with us.

      The directors and officers of our general partner and its affiliates have fiduciary duties to manage itself in a manner that is beneficial to its stockholder. At the same time, our general partner has fiduciary duties to manage us in a manner that is beneficial to us and our unitholders. Therefore, our general partner’s duties to us may conflict with the duties of its officers and directors to its stockholder.

      Matters in which, and reasons that, such conflicts of interest may arise include:

•	decisions of our general partner with respect to the amount and timing of our cash expenditures, borrowings, acquisitions, issuances of additional securities and changes in reserves in any quarter may affect the amount of incentive distributions we are obligated to pay our general partner;

•	borrowings do not constitute a breach of any duty owed by our general partner to our unitholders even if these borrowings have the purpose or effect of directly or indirectly enabling us to make distributions to the holder of our incentive distribution rights, currently our general partner, or to hasten the expiration of the deferral period with respect to the common units held by Ferrell Companies;

•	we do not have any employees and rely solely on employees of our general partner and its affiliates;

•	under the terms of our partnership agreements, we must reimburse our general partner and its affiliates for costs incurred in managing and operating us, including costs incurred in rendering corporate staff and support services to us;

•	our general partner is not restricted from causing us to pay it or its affiliates for any services rendered on terms that are fair and reasonable to us or causing us to enter into additional contractual arrangements with any of such entities;

•	neither our partnership agreements nor any of the other agreements, contracts and arrangements between us, on the one hand, and our general partner and its affiliates, on the other, are or will be the result of arms-length negotiations;

•	whenever possible, our general partner limits our liability under contractual arrangements to all or a portion of our assets, with the other party thereto having no recourse against our general partner or its assets;

•	our partnership agreements permit our general partner to make these limitations even if we could have obtained more favorable terms if our general partner had not limited its liability;

•	any agreements between us and our general partner or its affiliates will not grant to our unitholders, separate and apart from us, the right to enforce the obligations of our general partner or such affiliates in favor of us; therefore, our general partner will be primarily responsible for enforcing those obligations;

•	our general partner may exercise its right to call for and purchase common units as provided in the partnership agreement of Ferrellgas Partners or assign that right to one of its affiliates or to us;

•	our partnership agreements provide that it will not constitute a breach of our general partner’s fiduciary duties to us for its affiliates to engage in activities of the type conducted by us, other than retail propane sales to end users in the continental United States in the manner engaged in by our general partner immediately prior to our initial public offering, even if these activities are in direct competition with us;

•	our general partner and its affiliates have no obligation to present business opportunities to us; and

•	our general partner selects the attorneys, accountants and others who perform services for us. These persons may also perform services for our general partner and its affiliates. Our general partner is authorized to retain separate counsel for us or our unitholders, depending on the nature of the conflict that arises.

      James E. Ferrell is the President and Chief Executive Officer of our general partner and the Chairman of its Board of Directors. Mr. Ferrell also owns JEF Capital Management, the holder of our senior units, and other companies with whom we conduct our ordinary business operations. Mr. Ferrell’s ownership of these entities may conflict with his duties as an officer and director of our general partner. Matters in which such conflicts of interest may arise include:

•	our issuance of common units and the redemption of our senior units; see “— Risks Inherent to Our Business — The terms of our senior units limit our use of proceeds from sales of equity” and “— Risks Inherent to an Investment in Our Equity — The holder of our senior units may have the right in the future to convert the senior units into common units, substantially diluting our existing common unitholders;”

•	a request by us for Mr. Ferrell to waive particular rights he may have as the beneficial owner of our senior units; and

•	our relationship and conduct of business with any of Mr. Ferrell’s companies.

See “Conflicts of Interest and Fiduciary Responsibilities.”

Ferrell Companies may transfer the ownership of our general partner which could cause a change of our management and affect the decisions made by our general partner regarding resolutions of conflicts of interest.

      Prior to July 31, 2004, our general partner has agreed:

•	not to voluntarily withdraw as the general partner of Ferrellgas Partners without the approval of the holders of at least two-thirds of its outstanding common units, excluding common units held by our general partner and its affiliates;

•	not to voluntarily withdraw as the general partner of the operating partnership without the approval of Ferrellgas Partners; and

•	not to sell its general partner interest, other than to an affiliate or under other limited circumstances, without the approval of the holders of at least a majority of our outstanding common units, excluding common units owned by our general partner and its affiliates.

      Ferrell Companies, the owner of our general partner, may however dispose of the capital stock of our general partner without the consent of our unitholders. In such an instance, our general partner will remain bound by our partnership agreements. If, however, through share ownership or otherwise, persons not now affiliated with our general partner were to acquire its general partner interest in us or effective control of our general partner, our management and resolutions of conflicts of interest, such as those described above, could change substantially.

Our general partner can protect itself against dilution.

      Whenever we issue equity securities to any person other than our general partner and its affiliates, our general partner has the right to purchase additional limited partner interests on the same terms. This allows our general partner to maintain its partnership interest in us. No other unitholder has a similar right. Therefore, only our general partner may protect itself against dilution caused by our issuance of additional equity securities.

Tax Risks

      You are urged to read “Tax Consequences” for a more complete discussion of the expected material federal income tax consequences of owning and disposing of common units.

The IRS could treat us as a corporation for tax purposes, which would substantially reduce the cash available for distribution to our unitholders.

      The anticipated after-tax economic benefit of an investment in us depends largely on our being treated as a partnership for federal income tax purposes. Based on representations of us and our general partner, our counsel is of the opinion that, under current law, we have been and will continue to be classified as a partnership for federal income tax purposes. One of the representations on which the opinion of counsel is based is that at least 90% of our gross income for each taxable year has been and will be “qualifying income” within the meaning of Section 7704 of the Internal Revenue Code. Whether we will continue to be classified as a partnership in part depends on our ability to meet this qualifying income test in the future.

      If we were classified as a corporation for federal income tax purposes, we would pay tax on our income at corporate rates, currently, 35% at the federal level, and we would probably pay additional state income taxes as well. In addition, distributions would generally be taxable to the recipient as corporate distributions and no income, gains, losses or deductions would flow through to you. Because a tax would be imposed upon us as a corporation, the cash available for distribution to you would be substantially reduced. Therefore, treatment of us as a corporation would result in a material reduction in the anticipated cash flow and after-tax return to you and thus would likely result in a substantial reduction in the value of our common units.

      A change in current law or a change in our business could cause us to be treated as a corporation for federal income tax purposes or otherwise subject us to entity-level taxation. Our partnership agreements provide that if a law is enacted or existing law is modified or interpreted in a manner that subjects us to taxation as a corporation or otherwise subjects us to entity-level taxation for federal, state or local income tax purposes, provisions of our partnership agreements will be subject to change. These changes would include a decrease in the minimum quarterly distribution and the target distribution levels to reflect the impact of such law on us.

A successful IRS contest of the federal income tax positions we take may reduce the market value of our common units and the costs of any contest will be borne by us and therefore indirectly by our unitholders and our general partner.

      We have not requested any ruling from the IRS with respect to:

•	our classification as a partnership for federal income tax purposes; or

•	whether our propane operations generate “qualifying income” under Section 7704 of the Internal Revenue Code.

The IRS may adopt positions that differ from our counsel’s conclusions expressed in this prospectus or from the positions we take. It may be necessary to resort to administrative or court proceedings in an effort to sustain some or all of counsel’s conclusions or the positions we take, and some or all of those conclusions ultimately may not be sustained. Any contest with the IRS may materially reduce the market value of our common units and the prices at which our common units trade. In addition, our costs of any contest with the IRS will be borne by us and therefore indirectly by our unitholders and our general partner.

You may be required to pay taxes on income from us even if you do not receive any cash distributions from us.

      You will be required to pay federal income taxes and, in some cases, state and local income taxes on your share of our taxable income, even if you do not receive cash distributions from us. You may not receive cash distributions equal to your share of our taxable income or even the tax liability that results from that income. Further, you may incur a tax liability in excess of the amount of cash you receive upon the sale of your units.

The ratio of taxable income to cash distributions could be higher or lower than our estimates, which could result in a material reduction of the market value of our common units.

      We estimate that a person who acquires common units in an offering pursuant to this prospectus and owns those common units through the record dates for all cash distributions payable for all periods within the 2003 calendar year will be allocated, on a cumulative basis, an amount of federal taxable income that will be less than 10% of the cumulative cash distributed to such person for those periods. The taxable income allocable to a unitholder for subsequent periods may constitute an increasing percentage of distributable cash. These estimates are based on several assumptions and estimates that are subject to factors beyond our control. Accordingly, the actual percentage of distributions that will constitute taxable income could be higher or lower and any differences could result in a material reduction in the market value of our common units.

There are limits on the deductibility of losses.

      In the case of unitholders subject to the passive loss rules (generally, individuals and closely held corporations), any losses generated by us will only be available to offset our future income and cannot be used to offset income from other activities, including passive activities or investments. Unused losses may be deducted when the unitholder disposes of its entire investment in us in a fully taxable transaction with an unrelated party. A unitholder’s share of our net passive income may be offset by unused losses carried over from prior years, but not by losses from other passive activities, including losses from other publicly-traded partnerships.

Tax gain or loss on the disposition of our common units could be different than expected.

      If you sell your common units, you will recognize a gain or loss equal to the difference between the amount realized and your tax basis in those common units. Prior distributions in excess of the total net taxable income you were allocated for a common unit, which decreased your tax basis in that common unit, will, in effect, become taxable income to you if the common unit is sold at a price greater than your tax basis in that common unit, even if the price you receive is less than your original cost. A substantial portion of the amount realized, whether or not representing a gain, will likely be ordinary income to you. Should the IRS successfully contest some positions we take, you could recognize more gain on the sale of units than would be the case under those positions, without the benefit of decreased income in prior years. In addition, if you sell your units, you may incur a tax liability in excess of the amount of cash you receive from the sale.

Tax-exempt entities, regulated investment companies, and foreign persons face unique tax issues from owning common units that may result in additional tax liability or reporting requirements for them.

      An investment in common units by tax-exempt entities, such as individual retirement accounts, regulated investment companies, generally known as mutual funds, and non-U.S. persons, raises issues unique to them. For example, virtually all of our income allocated to organizations exempt from federal income tax, including individual retirement accounts and other retirement plans, will be unrelated business taxable income and thus will be taxable to them. Very little of our income will be qualifying income to a regulated investment company or mutual fund. Distributions to non-U.S. persons will be reduced by withholding taxes, at the highest effective tax rate applicable to individuals, and non-U.S. persons will be required to file federal income tax returns and generally pay tax on their share of our taxable income.

Our tax shelter registration could increase the risk of a potential IRS audit.

      We are registered with the IRS as a tax shelter. The IRS has issued to us the following tax shelter registration number: 94201000010. Issuance of the registration number does not indicate that an investment in us or the claimed tax benefits have been reviewed, examined or approved by the IRS. The tax laws require that some types of entities, including some partnerships, register as “tax shelters” in response to the perception that they claim tax benefits that may be unwarranted. As a result, we may be audited by the IRS and tax adjustments could be made. The rights of a unitholder owning less than a 1% interest in us to participate in the income tax audit process are very limited. Further, any adjustments in our tax returns will lead to adjustments in the unitholders’ tax returns and may lead to audits of unitholders’ tax returns and adjustments of items unrelated to us. You will bear the cost of any expenses incurred in connection with an examination of your personal tax return.

Reporting of partnership tax information is complicated and subject to audits; we cannot guarantee conformity to IRS requirements.

      We will furnish each unitholder with a Schedule K-1 that sets forth that unitholder’s allocable share of income, gains, losses and deductions. In preparing these schedules, we will use various accounting and reporting conventions and adopt various depreciation and amortization methods. We cannot guarantee that these schedules will yield a result that conforms to statutory or regulatory requirements or to administrative pronouncements of the IRS. If any of the information on these schedules is successfully challenged by the IRS, the character and amount of items of income, gain, loss or deduction previously reported by unitholders might change, and unitholders might be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.

You may lose tax benefits as a result of nonconforming depreciation conventions.

      Because we cannot match transferors and transferees of common units, uniformity of the economic and tax characteristics of our common units to a purchaser of common units of the same class must be maintained. To maintain uniformity and for other reasons, we will take depreciation and amortization positions that may not conform to all aspects of the Treasury Regulations. A successful IRS challenge to those positions could reduce the amount of tax benefits available to you. A successful challenge could also affect the timing of these tax benefits or the amount of gain from the sale of common units and could have a negative impact on the value of our common units or result in audit adjustments to your tax returns.

As a result of investing in our common units, you will likely be subject to state and local taxes and return filing requirements in jurisdictions where you do not live.

      In addition to federal income taxes, unitholders will likely be subject to other taxes, such as state and local taxes, unincorporated business taxes and estate, inheritance or intangible taxes that are imposed by the various jurisdictions in which we do business or own property. You will likely be required to file state and local income tax returns and pay state and local income taxes in some or all of the various jurisdictions in which we do business or own property and may be subject to penalties for failure to comply with those requirements. We currently conduct business in 45 states. It is your responsibility to file all required United States federal, state and local tax returns. Our counsel has not rendered an opinion on the state or local tax consequences of owning our common units.

You may have negative tax consequences if we default on our debt or sell assets.

      If we default on any of our debt, the lenders will have the right to sue us for non-payment. That action could cause an investment loss and negative tax consequences for our unitholders through the realization of taxable income by unitholders without a corresponding cash distribution. Likewise, if we were to dispose of assets and realize a taxable gain while there is substantial debt outstanding and proceeds of the sale were applied to the debt, our unitholders could have increased taxable income without a corresponding cash distribution.

CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITIES

Conflicts of Interest

      Conflicts of interest could arise as a result of the relationships between us, on the one hand, and our general partner and its affiliates, on the other. The directors and officers of our general partner have fiduciary duties to manage our general partner in a manner beneficial to its stockholder. At the same time, our general partner has fiduciary duties to manage us in a manner beneficial to us and our unitholders. The duties of our general partner to us and our unitholders, therefore, may conflict with the duties of the directors and officers of our general partner to its stockholder.

      Matters in which, and reasons that, such conflicts of interest may arise include:

•	decisions of our general partner with respect to the amount and timing of our cash expenditures, borrowings, acquisitions, issuances of additional securities and changes in reserves in any quarter may affect the amount of incentive distributions we are obligated to pay our general partner;

•	borrowings do not constitute a breach of any duty owed by our general partner to our unitholders even if these borrowings have the purpose or effect of directly or indirectly enabling us to make distributions to the holder of our incentive distribution rights, currently our general partner, or to hasten the expiration of the deferral period with respect to the common units held by Ferrell Companies;

•	we do not have any employees and rely solely on employees of our general partner and its affiliates;

•	under the terms of our partnership agreements, we must reimburse our general partner and its affiliates for costs incurred in managing and operating us, including costs incurred in rendering corporate staff and support services to us;

•	our general partner is not restricted from causing us to pay it or its affiliates for any services rendered on terms that are fair and reasonable to us or causing us to enter into additional contractual arrangements with any of such entities;

•	neither our partnership agreements nor any of the other agreements, contracts and arrangements between us, on the one hand, and our general partner and its affiliates, on the other, are or will be the result of arms-length negotiations;

•	whenever possible, our general partner limits our liability under contractual arrangements to all or a portion of our assets, with the other party thereto having no recourse against our general partner or its assets;

•	our partnership agreements permit our general partner to make these limitations even if we could have obtained more favorable terms if our general partner had not limited its liability;

•	any agreements between us and our general partner or its affiliates will not grant to our unitholders, separate and apart from us, the right to enforce the obligations of our general partner or such affiliates in favor of us; therefore, our general partner will be primarily responsible for enforcing those obligations;

•	our general partner may exercise its right to call for and purchase common units as provided in the partnership agreement of Ferrellgas Partners or assign that right to one of its affiliates or to us;

•	our partnership agreements provide that it will not constitute a breach of our general partner’s fiduciary duties to us for its affiliates to engage in activities of the type conducted by us, other than retail propane sales to end users in the continental United States in the manner engaged in by our general partner immediately prior to our initial public offering, even if these activities are in direct competition with us;

•	our general partner and its affiliates have no obligation to present business opportunities to us; and

•	our general partner selects the attorneys, accountants and others who perform services for us. These persons may also perform services for our general partner and its affiliates. Our general partner is authorized to retain separate counsel for us or our unitholders, depending on the nature of the conflict that arises.

      James E. Ferrell is the President and Chief Executive Officer of our general partner and the Chairman of its Board of Directors. Mr. Ferrell also owns JEF Capital Management, the holder of our senior units, and other companies with whom we conduct our ordinary business operations. Mr. Ferrell’s ownership of these entities may conflict with his duties as an officer and director of our general partner. Matters in which such conflicts of interest may arise include:

•	our issuance of common units and the redemption of our senior units; see “Risk Factors — Risks Inherent to Our Business — The terms of our senior units limit our use of proceeds from sales of equity” and “Risk Factors — Risks Inherent to an Investment in Our Equity — The holder of our senior units may have the right in the future to convert the senior units into common units, substantially diluting our existing common unitholders;”

•	a request by us for Mr. Ferrell to waive particular rights he may have as the beneficial owner of our senior units; and

•	our relationship and conduct of business with any of Mr. Ferrell’s companies.

      Prior to July 31, 2004, our general partner has agreed:

•	not to voluntarily withdraw as the general partner of Ferrellgas Partners without the approval of the holders of at least two-thirds of its outstanding common units, excluding common units held by our general partner and its affiliates;

•	not to voluntarily withdraw as the general partner of the operating partnership without the approval of Ferrellgas Partners; and

•	not to sell its general partner interest, other than to an affiliate or under other limited circumstances, without the approval of the holders of at least a majority of our outstanding common units, excluding common units owned by our general partner and its affiliates.

      Ferrell Companies, the owner of our general partner, may however dispose of the capital stock of our general partner without the consent of our unitholders. In such an instance, our general partner will remain bound by our partnership agreements. If, however, through share ownership or otherwise, persons not now affiliated with our general partner were to acquire its general partner interest in us or effective control of our general partner, our management and resolutions of conflicts of interest, such as those described above, could change substantially.

Fiduciary Responsibilities

      Unless otherwise provided for in a partnership agreement, Delaware law generally requires a general partner of a Delaware limited partnership to adhere to fiduciary duty standards under which it owes its limited partners the highest duties of good faith, fairness and loyalty and which generally prohibit the general partner from taking any action or engaging in any transaction as to which it has a conflict of interest. Our partnership agreements expressly permit our general partner to resolve conflicts of interest between itself or its affiliates, on the one hand, and us or our unitholders, on the other, and to consider, in resolving such conflicts of interest, the interests of other parties in addition to the interests of our unitholders. In addition, the partnership agreement of Ferrellgas Partners provides that a purchaser of common units is deemed to have consented to specified conflicts of interest and actions of our general partner and its affiliates that might otherwise be prohibited, including those described above, and to have agreed that such conflicts of interest and actions do not constitute a breach by our general partner of any duty stated or implied by law or equity. Our general partner will not be in breach of its obligations under our partnership agreements or its duties to us or our unitholders if the resolution of such conflict is fair and reasonable to us. Any resolution of a conflict approved by the audit committee of our general partner is conclusively deemed fair and reasonable to us. The latitude given in our partnership agreements to our general partner in resolving conflicts of interest may significantly limit the ability of a unitholder to challenge what might otherwise be a breach of fiduciary duty.

      The partnership agreements of Ferrellgas Partners and the operating partnership expressly limit the liability of our general partner by providing that our general partner, its affiliates and their officers and directors will not be liable for monetary damages to us, our unitholders or assignees thereof for errors of judgment or for any acts or omissions if our general partner and such other persons acted in good faith. In addition, we are required to indemnify our general partner, its affiliates and their respective officers, directors, employees, agents and trustees to the fullest extent permitted by law against liabilities, costs and expenses incurred by our general partner or such other persons if our general partner or such persons acted in good faith and in a manner they reasonably believed to be in, or (in the case of a person other than our general partner) not opposed to, the best interests of us and, with respect to any criminal proceedings, had no reasonable cause to believe the conduct was unlawful.

USE OF PROCEEDS

      Ferrellgas Partners and the operating partnership expect to use the net proceeds from the sale of our securities for general business purposes, which, among other things, may include the following:

•	the repayment of outstanding indebtedness;

•	the redemption of our senior units;

•	working capital;

•	capital expenditures; or

•	acquisitions.

The precise amount and timing of the application of the net proceeds will depend upon our funding requirements and the availability and cost of other funds. We may change the potential uses of the net proceeds in a prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

      In connection with the registration of debt securities of Ferrellgas Partners, Ferrellgas Partners’ historical ratio of earnings to fixed charges for each of the periods indicated below is as follows:

						Six Months
						Ended
	Year Ended July 31,					January 31,

	1998	1999	2000	2001	2002	2002	2003

Historical	1.1	1.3	1.0*	1.8	1.8	2.5	2.7

      In connection with the registration of senior units of Ferrellgas Partners, Ferrellgas Partners’ historical ratio of earnings to combined fixed charges and preference distributions for each of the periods indicated below is as follows:

						Six Months
						Ended
	Year Ended July 31,					January 31,

	1998	1999	2000	2001	2002	2002	2003

Historical	1.1	1.3	0.9*	1.5	1.6	2.2	2.4

      In connection with the registration of debt securities of the operating partnership, the operating partnership’s historical ratio of earnings to fixed charges for each of the periods indicated below is as follows:

						Six Months
						Ended
	Year Ended July 31,					January 31,

	1998	1999	2000	2001	2002	2002	2003

Historical	1.6	1.9	1.3*	2.2	2.4	3.2	3.8

*	The ratio of earnings to fixed charges for the year ended July 31, 2000, reflects the partial year cash flow contribution from our acquisition of Thermogas in December 1999.

      The computations above for Ferrellgas Partners include the operating partnership on a consolidated basis. For all of the ratios set forth above, “earnings” is the amount resulting from the sum of:

•	pre-tax income from continuing operations; and

•	fixed charges;

      less:

•	capitalized interest.

The term “fixed charges” means the sum of:

•	interest expensed or capitalized;

•	amortized discounts and capitalized expenses related to indebtedness; and

•	an estimate of the interest within lease expense.

The term “combined fixed charges and preference distributions” means the sum of fixed charges and the distribution to the holder of our senior units.

      During the three months ended October 31, 2002 we adopted Statement of Financial Accounting Standards No. 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections,” which required us to report expenses of $7.1 million associated with the early extinguishment of debt in income from continuing operations. Prior to the adoption of Statement of Financial Accounting Standards No. 145, we would have classified this type of expense as an extraordinary item.

      For the year ended July 31, 2000, Ferrellgas Partners’ historical ratio of earnings to combined fixed charges and preference distributions was less than 1.0x; the additional earnings required for Ferrellgas Partners’ ratio of earnings to combined fixed charges and preference distributions to equal 1.0x for the aforementioned period are approximately $10 million.

DESCRIPTION OF COMMON UNITS, SENIOR UNITS AND

DEFERRED PARTICIPATION UNITS

Common Units

General

      As of May 27, 2003, Ferrellgas Partners had 36,235,303 common units outstanding, representing an aggregate 98% limited partner interest. Of those common units, 17,855,087, representing an approximate 49% limited partner interest in us, are held by Ferrell Companies, which in turn is wholly-owned by the Ferrell Companies Inc. Employee Stock Ownership Trust. Ferrellgas Partners is the sole limited partner of Ferrellgas L.P. See “Prospectus Summary — Our Structure.”

      Our common units represent limited partner interests in us and entitle the holders thereof to participate in distributions and exercise the rights and privileges available to our limited partners under the partnership agreement of Ferrellgas Partners. Under that partnership agreement, we may issue, without further common unitholder action, an unlimited number of additional limited partner interests and other equity securities with such rights, preferences and privileges as may be established by our general partner in its sole discretion, subject to the particular exceptions.

Summary of the Partnership Agreement of Ferrellgas Partners

      A copy of the partnership agreement of Ferrellgas Partners is filed as an exhibit to this registration statement of which this prospectus is a part. A summary of the important provisions of the partnership agreement of Ferrellgas Partners and the rights and privileges of our common units is included in our registration statement on Form 8-A/ A, including any amendments or reports filed to update such descriptions, as filed with the SEC on February 18, 2003. See “Where You Can Find More Information.”

Where Our Common Units Are Traded

      Our outstanding common units are listed on the New York Stock Exchange under the symbol “FGP.” Any additional common units we issue will also be listed on the New York Stock Exchange.

Minimum Quarterly Distribution and Senior Unit Distribution

      Our common units are entitled to receive a minimum quarterly distribution per fiscal quarter (currently $0.50 or, on an annualized basis, $2.00) before any distributions are paid to the holders of our incentive distribution rights. Our senior units are entitled to receive a senior unit distribution per fiscal quarter (currently $1.00 or, on an annualized basis, $4.00) before any distributions are paid on our common units. In addition, if we ever fail to pay the senior unit distribution to the holder of our senior units, a senior unit arrearage will occur that must be satisfied before we may make any distribution to our common unitholders. As of the date of this prospectus, there is no senior unit arrearage. There is no guarantee that we will pay the minimum quarterly distribution on our common units or senior units in any fiscal quarter, and we may be prohibited from making any distributions to our unitholders if it would cause an event of default under particular agreements to which Ferrellgas Partners or the operating partnership are parties.

      Under limited circumstances, the minimum quarterly distribution and the senior unit distribution may be adjusted. These adjustments can be made without the consent of the common or senior unitholders. The minimum quarterly distribution for the common units and the senior unit distribution will be proportionately adjusted upward or downward, as appropriate, in the event of any combination or subdivision of units or other partnership securities, whether effected by a distribution payable in any type of units or otherwise. If a distribution of available cash is made that is deemed to be cash from interim capital transactions, the minimum quarterly distribution for the common units will be adjusted proportionately downward to equal the product of:

•	the otherwise applicable distribution multiplied by;

•	a fraction of which:

•	the numerator is the unrecovered initial unit price of the common units immediately after giving effect to such distribution; and

•	the denominator is the unrecovered initial unit price of the common units immediately prior to giving effect to such distribution.

For example, assuming the unrecovered initial common unit price is $20.00 per common unit and if cash distributions from all interim capital transactions to date is equal to $10.00 per common unit, then the minimum quarterly distribution for the common units would be reduced by 50%. The unrecovered initial common unit price generally is the amount by which the initial common unit price exceeds the aggregate distribution of cash from interim capital transactions per common unit. A similar provision applies to the required quarterly senior unit distribution.

      When the initial common unit price is fully recovered, then the minimum quarterly distribution for the common units will have been reduced to zero. Thereafter all distributions of available cash from all sources will be treated as if they were cash from operations and will be distributed accordingly.

      Cash from interim capital transactions will generally result only from distributions that are funded from:

•	borrowings, refinancings and sales of debt securities that are not for working capital purposes;

•	sales of equity securities; and

•	sales or other dispositions of our assets not in the ordinary course of business.

As of the date of this prospectus, we have never made a distribution from interim capital transactions.

      The minimum quarterly distribution for the common units and the senior unit distribution may also be adjusted if legislation is enacted which causes us to become taxable as a corporation or otherwise subjects us to taxation as an entity for federal income tax purposes. In that event, each of the minimum quarterly distribution for the common units and the and the senior unit distribution would be reduced to an amount equal to the product of:

•	the applicable distribution level; multiplied by

•	a number which is equal to one minus the sum of:

•	the highest effective federal income tax rate to which we are subject as an entity; plus

•	any increase that results from that legislation in the effective overall state and local income tax rate to which we are subject as an entity, after taking into account the benefit of any deduction allowable for federal income tax purposes for the payment of state and local income taxes.

      For example, assuming we were not previously subject to state and local income tax, if we were to become taxable as an entity for federal income tax purposes and we became subject to a highest effective federal, and effective state and local, income tax rate of 38% then the minimum quarterly distribution for the common units would be reduced to 62% of the amount immediately prior to that adjustment.

Incentive Distribution Rights

      The incentive distribution rights constitute a separate class of partnership interests in us, and the rights of holders of these interests to participate in distributions differ from the rights of the holders of our senior units and common units. For any given fiscal quarter, available cash will generally be distributed to our general partner and to the holders of our senior units and common units. Cash may also be distributed to the holders of our incentive distribution rights depending upon the amount of available cash to be distributed for that fiscal quarter and the amounts distributed in prior quarters. The holders of our incentive distribution rights have the right to receive an increasing percentage of our quarterly distributions of available cash from operations after the minimum quarterly distribution and particular target distribution levels have been achieved. Our general partner currently holds all of our incentive distribution rights, but may transfer these rights separately from its general partner interest.

Deferral Period

      The partnership agreement of Ferrellgas Partners contains a mechanism for the deferral of distributions on those common units held by Ferrell Companies in an aggregate amount up to $36 million. This deferral means that if our available cash were insufficient to pay all of our common unitholders the declared distribution during any fiscal quarter, we would first pay a distribution on those common units that are publicly-held and then pay a distribution on the common units held by Ferrell Companies to the extent of remaining available cash. If we are unable to pay the declared distribution on the common units held by Ferrell Companies in any quarter during the deferral period, an arrearage will occur. If this arrearage reaches $36 million, the common units held by Ferrell Companies will be paid in the same manner as the publicly-held common units. After payment of the declared distribution to all of our common units, including those held by Ferrell Companies, we will use any remaining available cash to reduce any amount previously deferred on the common units held by Ferrell Companies. As of the date of this prospectus, there is no arrearage.

      Our ability to defer the payment of a distribution on the Ferrell Companies common units will end on the earlier of:

•	December 31, 2005;

•	a change of control as defined in the partnership agreement of Ferrellgas Partners;

•	our dissolution; or

•	when Ferrell Companies no longer owns, directly or indirectly, any common units.

After the end of this deferral period, distributions will be made to holders of all common units equally, including those owned by Ferrell Companies. Our general partner may not change the deferral period described above in a manner adverse to holders of our publicly-held common units without the consent of a majority of the holders of our publicly-held common units, excluding those common units held by Ferrell Companies. In addition, if an arrearage exists, we may not declare a quarterly distribution for any quarter in an amount greater than we declared during any of the four immediately preceding quarters.

      Other than with respect to distributions, the common units owned by Ferrell Companies are the same as our publicly-held common units and continue to vote together with our publicly-held common units and have the same rights and privileges under the partnership agreement of Ferrellgas Partners as our publicly-held common units.

Quarterly Distributions

      The partnership agreement of Ferrellgas Partners requires us to distribute 100% of our “available cash” to our unitholders and our general partner within 45 days following the end of each fiscal quarter. Available cash consists generally of all of our cash receipts, less cash disbursements and adjustments for net changes to reserves.

      The discussion below indicates the percentages of distributions Ferrellgas Partners must make to its limited partners and general partner. All distributions are made in cash. All of the cash Ferrellgas Partners distributes to its partners is derived from the operations of the operating partnership. Pursuant to its partnership agreement and prior to any distribution Ferrellgas Partners makes to its partners, the operating partnership makes a distribution to Ferrellgas Partners, as its sole limited partner, and to our general partner. This distribution is allocated 98.9899% to Ferrellgas Partners and 1.0101% to our general partner. The effect of this distribution is that our general partner, assuming it maintains its 1% general partner interest in Ferrellgas Partners, receives 2% of the aggregate distributions made each quarter by Ferrellgas Partners and the operating partnership and Ferrellgas Partners’ limited partners receive 98% of the aggregate distributions made each quarter by Ferrellgas Partners and the operating partnership. With respect to the descriptions of Ferrellgas Partners’ quarterly distributions below, we are describing only the quarterly distributions made by Ferrellgas Partners to its limited partners and our general partner.

      Assuming that:

•	no arrearage exists;

•	no arrearage will be created as a result of the distribution; and

•	our general partner’s general partner interest in us remains at 1%,

we will generally distribute our available cash each fiscal quarter as follows:

•	first, 1% to our general partner and 99% to the holders of our senior units until the sum of $1.00 and any accumulated and unpaid senior unit distributions through the last day of our preceding fiscal quarter has been distributed with respect to each senior unit;

•	second, 1% to our general partner and 99% to the holders of our common units until $0.50 has been distributed with respect to each common unit;

•	third, 1% to our general partner and 99% to the holders of our common units until an aggregate sum of $0.55 has been distributed with respect to each common unit;

•	fourth, 1% to our general partner, 85.8673% to the holders of our common units and 13.1327% to the holders of our incentive distribution rights until an aggregate sum of $0.63 has been distributed with respect to each common unit;

•	fifth, 1% to our general partner, 75.7653% to the holders of our common units and 23.2347% to the holders of our incentive distribution rights until an aggregate sum of $0.82 has been distributed with respect to each common unit; and

•	thereafter, 1% to our general partner, 50.5102% to the holders of our common units and 48.4898% to the holders of our incentive distribution rights until there has been distributed with respect to each common unit an amount equal to the excess of the declared quarterly distribution over $0.82.

As of the date of this prospectus, no arrearage exists and our general partner has a 1% general partner interest in us.

      For a more detailed description of our distribution policies and mechanisms, including how distributions are made when, among other things, an arrearage exists or if our general partner does not maintain its 1% general partner interest in us, please see our registration statement on Form 8-A/A, including any amendments or reports filed to update such descriptions, as filed with the SEC on February 18, 2003. See also “Where You Can Find More Information.”

Voting Rights

      Generally, each holder of our common units is entitled to one vote for each common unit on all matters submitted to a vote of our common unitholders and, except as otherwise provided by law or the partnership agreement of Ferrellgas Partners, the holders of our common units vote as one class. Holders of our common units that are owned by an assignee who is a record holder, but who has not yet been admitted as a limited partner, will be voted by our general partner at the written direction of the record holder. Absent direction of this kind, such common units will not be voted, except that, in the case of common units held by our general partner on behalf of non-citizen assignees, our general partner will distribute the votes on those common units in the same ratio as the votes cast by those holders of common units entitled to vote. Common units held in nominee or street name account are to be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and its nominee provides otherwise.

      However, if at any time any person or group, other than our general partner or its affiliates, beneficially owns 20% or more of all then outstanding common units, all of those common units will not be voted on any matter and will not be considered to be outstanding:

•	when sending notices of a meeting of unitholders, unless otherwise required by law;

•	when calculating required votes;

•	when determining the presence of a quorum; or

•	for other similar purposes under that partnership agreement.

      Notwithstanding the above, those common units issuable upon the possible conversion of our senior units, so long as such common units are held directly or indirectly by James E. Ferrell, Williams Natural Gas Liquids, Inc., their successors, or any related party will not be subject to the 20% voting limitation and:

•	will at all times be considered outstanding for purposes of our partnership agreement;

•	will have all rights specified with respect to common units in our partnership agreement; and

•	will be included with any other common units in determining whether James E. Ferrell, Williams Natural Gas Liquids, Inc., their successors, or any related party own beneficially 20% or more of all common units with respect to those other common units that were not converted from senior units.

JEF Capital Management, Inc. currently owns all of our senior units. JEF Capital Management is owned by James E. Ferrell, the President and Chief Executive Officer of our general partner and the Chairman of its Board of Directors.

Transfer Agent and Registrar

      Our transfer agent and registrar for our common units is EquiServe Trust Company, N.A. You may contact our transfer agent and registrar at the following address:

EquiServe Trust Company, N.A.

Attn: Shareholder Services
P.O. Box 43010
Providence, Rhode Island 02940-3010
Telephone: (781) 575-3120

Senior Units and Deferred Participation Units

      Except as set forth below, the partnership agreement of Ferrellgas Partners authorizes Ferrellgas Partners to issue an unlimited number of additional limited partner interests and other equity securities for the consideration and with the rights, preferences and privileges established by our general partner in its sole discretion without the approval of any of our limited partners. In accordance with Delaware law and the provisions of that partnership agreement, we may also issue additional partnership interests that, in the sole discretion of our general partner, have special voting rights to which our common units are not entitled.

Senior Units

      Ferrellgas Partners currently has one class of senior units outstanding representing limited partner interests. The terms of these senior units provide that so long as any are outstanding, we may not create, authorize or issue any additional limited partner interests, or securities convertible into limited partner interests, that have distribution or liquidation rights ranking prior or senior to, or on a parity with, these senior units, without the prior approval of the holders of at least a majority of our then outstanding senior units. We may however issue an unlimited number of additional limited partner interests that are junior in distribution and liquidation rights to these senior units. Any senior units we offer under this prospectus may or may not have terms similar to our currently outstanding senior units.

Deferred Participation Units

      We have no deferred participation units outstanding as of the date of this prospectus. The terms of any deferred participation units we offer under this prospectus may have distribution, liquidation or other rights ranking junior to, or on a parity with, our senior units or common units and may be subject to limitations and restrictions that are not applicable to our senior units or common units. Generally, deferred participation units will participate in our distributions at some time after their initial issuance based on targeted distribution levels.

General Description of Future Senior Units and Deferred Participation Units

      Should Ferrellgas Partners offer senior units or deferred participation units under this prospectus, a prospectus supplement relating to the particular series of senior units or deferred participation units offered will include the specific terms of those senior units or deferred participation units, including the following:

•	the designation, stated value and liquidation preference of the senior units or deferred participation units and the number of senior units or deferred participation units offered;

•	the initial public offering price at which the senior units or deferred participation units will be issued;

•	the conversion or exchange provisions of the senior units or deferred participation units;

•	any redemption or sinking fund provisions of the senior units or deferred participation units;

•	the distribution rights of the senior units or deferred participation units, if any;

•	a discussion of material federal income tax considerations, if any, regarding the senior units or deferred participation units; and

•	any additional rights, preferences, privileges, limitations and restrictions of the senior units or deferred participation units.

DESCRIPTION OF WARRANTS

      Ferrellgas Partners may issue warrants to purchase debt securities, common units or other securities issued by those issuers listed on the cover page of this prospectus. Warrants may be issued independently or together with other securities and may be attached to or separate from those other securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. The specific terms of the warrants as well as the warrant agreement and the identification of the warrant agent shall be set forth in a prospectus supplement.

Debt Warrants

      A prospectus supplement will describe the terms of Ferrellgas Partners’ debt warrants, the warrant agreement relating to the debt warrants and the debt warrant certificates representing our debt warrants. These descriptions will include the following:

•	the title of the debt warrants;

•	the aggregate number of debt warrants being offered;

•	the price or prices at which the debt warrants will be issued;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which such principal amount of debt securities may be purchased upon such exercise;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•	the date on which the right to exercise the debt warrants shall commence, and the date on which such right shall expire;

•	the maximum or minimum number of debt warrants that may be exercised at any time;

•	a discussion of material federal income tax considerations of the debt warrants and the exercise thereof, if any; and

•	any other terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of such debt warrants.

      Unless otherwise set forth in the applicable prospectus supplement, debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities that are purchasable upon such exercise and will not be entitled to payments of principal of, or premium, if any, or interest, if any, on the debt securities purchasable upon such exercise.

Common Unit Warrants and Other Warrants

      A prospectus supplement will describe the terms of the common unit warrants and other warrants, the warrant agreement relating to such warrants and the warrant certificates representing such warrants. These descriptions will include the following:

•	the title of the warrants;

•	the aggregate number of warrants being offered;

•	the price or prices at which the warrants will be issued;

•	the securities for which the warrants are exercisable, and the price at which such securities may be purchased upon such exercise;

•	any provisions for adjustment of the exercise price of such warrants or the number of common units or number or amount of other securities of ours that are receivable upon the exercise of such warrants;

•	the date, if any, on and after which the warrants and the related common units or other securities of ours will be separately transferable;

•	the date on which the right to exercise the warrants shall commence, and the date on which such right shall expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	a discussion of material federal income tax considerations of the debt warrants and the exercise thereof, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

      Unless otherwise set forth in the applicable prospectus supplement, warrant certificates will be exchangeable for new warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of warrants, holders of the warrants will not have any of the rights of holders of the securities that are purchasable upon such exercise and will not be entitled to any distributions or dividends, if any, on the securities purchasable upon such exercise.

Exercise of Warrants

      Unless otherwise set forth in the applicable prospectus supplement, each warrant will entitle the holder of the warrant to purchase for cash a particular principal amount of debt securities, number of common units, or number or amount of our other securities at an exercise price that shall be described in, or be determinable in, an applicable prospectus supplement. Warrants will be exercisable at any time up to the close of business on the expiration date of such warrants as set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

      Warrants will be exercisable as set forth in the applicable prospectus supplement. Upon receipt of payment and the properly completed and duly executed warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the debt securities, common units or other securities purchasable upon such exercise to the warrant holder. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining unexercised warrants.

DESCRIPTION OF DEBT SECURITIES

      The debt securities issued pursuant to this prospectus and an applicable prospectus supplement by Ferrellgas Partners will be:

•	direct secured or unsecured general obligations of Ferrellgas Partners and Ferrellgas Partners Finance Corp., as co-obligors; and

•	either senior debt securities or subordinated debt securities.

      The debt securities issued pursuant to this prospectus and an applicable prospectus supplement by the operating partnership will be:

•	direct secured or unsecured obligations of the operating partnership and Ferrellgas Finance Corp., as co-obligors;

•	nonconvertible securities offered for cash;

•	either senior debt securities or subordinated debt securities; and

•	“investment grade” securities, meaning that at the time of the offering of the debt securities, at least one nationally recognized statistical rating organization, as defined in the Exchange Act, will have rated the debt securities of the operating partnership in one of its generic rating categories that signifies investment grade.

Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade. An investment grade rating is not a recommendation to buy, sell or hold securities, is subject to revision or withdrawal at any time by the assigning entity and should be evaluated independently of any other rating.

      The nature of Ferrellgas Partners Finance Corp.’s and Ferrellgas Finance Corp.’s roles as co-obligors with Ferrellgas Partners and the operating partnership, as applicable, is that each issuer of the applicable debt securities is jointly and severally fully and unconditionally liable on the debt securities. In effect, each issuer could be considered to have fully and unconditionally guaranteed the other issuer’s payment obligations. Because, some institutional investors in the debt securities may be unable to hold the debt securities by reason of our structure and the legal investment laws of their states of organization or their charters, the debt securities are expected to be co-issued by a partnership and a corporation. Neither Ferrellgas Partners Finance Corp. nor Ferrellgas Finance Corp. will receive any additional consideration for acting as co-issuer or as co-obligor for their payment obligations under the debt securities.

      Senior debt securities will be issued under one or more senior indentures, which may for Ferrellgas Partners include the Indenture dated as of September 24, 2002, among Ferrellgas Partners, Ferrellgas Partners Finance Corp. and U.S. Bank, N.A., as Trustee, relating to its 8 3/4% Senior Notes due 2012 should Ferrellgas Partners determine to issue additional notes of that series. Subordinated debt securities will be issued under one or more subordinated indentures. Any senior indenture and any subordinated indenture are each referred to in this prospectus as an indenture and collectively referred to as the indentures. We will enter into the indentures with a trustee that is qualified to act under the Trust Indenture Act of 1939, as amended. Any reference to the trustee in this prospectus shall refer to the trustee under the indentures together with any other trustee(s) chosen by us and appointed in a supplemental indenture with respect to a particular series of debt securities. The trustee for each series of debt securities will be identified in the applicable prospectus supplement.

      The forms of indenture are filed as exhibits to the registration statement of which this prospectus is a part. Any supplemental indentures will be filed by us from time to time by means of an exhibit to a Current Report on Form 8-K. The indentures and any supplemental indentures will be available for inspection at the corporate trust office of the applicable trustee, or as described under “Where You Can Find More Information.” The indentures will be subject to, and governed by, the Trust Indenture Act. We will execute, unless previously executed, any indenture and supplemental indenture if and when we issue any debt securities.

      We summarize some of the material provisions of the indentures in the following order:

•	those provisions that apply only to a senior indenture;

•	those provisions that apply only to a subordinated indenture; and

•	those provisions that apply to both types of indentures.

      Although the material terms of any indenture or supplemental indenture will be described in this prospectus and in a prospectus supplement, you should read the applicable indenture and supplemental indenture, if any, because they, and not this description or the description in the prospectus supplement, control your rights as holders of the debt securities.

      For purposes of this description:

•	the “partnership” refers to Ferrellgas Partners, L.P.;

•	the words “we,” “us,” “our” and “ourselves” refer to the co-issuers of the applicable debt securities, either Ferrellgas Partners, L.P. and Ferrellgas Partners Finance Corp. or the operating partnership and Ferrellgas Finance Corp.;

•	the “operating partnership” refers to Ferrellgas, L.P.; and

•	the “general partner” refers to Ferrellgas, Inc.

Specific Terms of Each Series of Debt Securities in the Prospectus Supplement

      A prospectus supplement and an indenture or supplemental indenture relating to any series of debt securities being offered will include specific terms relating to that series of debt securities. These terms will include some or all of the following:

•	the issuers of the debt securities;

•	the form and title of the debt securities;

•	any limit on the total principal amount of the debt securities;

•	the assets, if any, that are pledged as security for the payment of the debt securities;

•	the portion of the principal amount that will be payable if the maturity of the debt securities is accelerated in the case of debt securities issued at a discount from their face amount;

•	the currency or currency unit in which the debt securities will be payable, if not U.S. dollars;

•	any right we may have to defer payments of interest by extending the dates payments are due and whether interest on those deferred amounts will be payable as well;

•	the date or dates on which the principal of the debt securities will be payable;

•	the interest rate, which may be fixed or variable, that the debt securities will bear, if any, the date or dates from which interest will accrue, the interest payment dates for the debt securities and the regular record dates for interest payable on any interest payment date;

•	any conversion or exchange provisions;

•	any optional redemption provisions;

•	any change of control offer provisions;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	any changes to or additional Events of Default or covenants; and

•	any other terms of the debt securities.

      Debt securities may be issued as original issue discount debt securities. Original issue discount debt securities bear no interest or bear interest at below-market rates and are sold at a discount to their stated principal amount. Under applicable tax laws, the holder of an original issue discount debt security would likely be required to include the original issue discount in income before the receipt of cash attributable to that income. If we issue these securities, the prospectus supplement will describe any special tax, accounting or other considerations relevant to these securities.

Provisions Only in a Senior Indenture

      The senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated debt and senior in right of payment to any of our subordinated debt, including the subordinated debt securities. However, any secured senior debt securities will effectively rank senior to any unsecured senior debt to the extent of the value of the property securing the secured senior debt securities.

      A senior indenture or a supplemental indenture relating to a specific series of senior debt securities will contain restrictive covenants that, unless otherwise specified in a prospectus supplement, will not be included in a subordinated indenture or supplemental indenture relating to a specific series of subordinated debt securities. We expect that the these covenants will include a prohibition on our ability to incur liens on our property, other than permitted liens, unless the debt securities are secured equally and ratably with the obligation or liability secured by such liens. These covenants may also include restrictions on our ability and the ability of our restricted subsidiaries to:

•	incur indebtedness;

•	make restricted payments;

•	engage in transactions with our affiliates;

•	create restrictions on the ability of our restricted subsidiaries to pay dividends or make particular other payments; and

•	sell and lease back our assets.

      The specific terms of any such covenants or other covenants applicable to any specific series of debt securities will be contained in the applicable prospectus supplement.

Provisions Only in a Subordinated Indenture

      The subordinated debt securities will be unsecured. The subordinated debt securities will be subordinate in right of payment to all senior indebtedness.

      In addition, claims of our subsidiaries’ creditors generally will have priority with respect to the assets and earnings of the subsidiaries over the claims of our creditors, including holders of the subordinated debt securities, even though those obligations may not constitute senior indebtedness. The subordinated debt securities, therefore, will be effectively subordinated to creditors, including trade creditors, of our subsidiaries.

      A subordinated indenture relating to a specific series of subordinated debt securities will define “senior indebtedness” to mean the principal of, premium, if any, and interest on:

•	all indebtedness for money borrowed or guaranteed by us other than the subordinated debt securities, unless the indebtedness expressly states that it has the same ranks as, or ranks junior to, the subordinated debt securities; and

•	any deferrals, renewals or extensions of any senior indebtedness.

      However, the term “senior indebtedness” will not include:

•	any of our obligations to our subsidiaries;

•	any liability for Federal, state, local or other taxes owed or owing by us;

•	any accounts payable or other liability to trade creditors, arising in the ordinary course of business, including guarantees of, or instruments evidencing, those liabilities;

•	any indebtedness, guarantee or obligation of ours which is expressly subordinate or junior in right of payment in any respect to any other indebtedness, guarantee or obligation of ours, including any senior subordinated indebtedness and any subordinated obligations;

•	any obligations with respect to any capital stock, partnership interests, membership interests or other equity interests of any kind; or

•	any indebtedness incurred in violation of the subordinated indenture.

      There is no limitation on our ability to issue additional senior indebtedness. The senior debt securities constitute senior indebtedness under a subordinated indenture. Any subordinated debt securities will rank equally with our other subordinated indebtedness.

      Under a subordinated indenture, no payment may be made on the subordinated debt securities and no purchase, redemption or retirement of any subordinated debt securities may be made in the event:

•	any senior indebtedness is not paid when due; or

•	the maturity of any senior indebtedness is accelerated as a result of a default, unless the default has been cured or waived and the acceleration has been rescinded or that senior indebtedness has been paid in full.

      We may, however, pay the subordinated debt securities without regard to the above restriction if the representatives of the holders of the applicable senior indebtedness approve the payment in writing to us and the trustee.

      The representatives of the holders of senior indebtedness may notify us and the trustee in writing of a default, which can result in the acceleration of that senior indebtedness’s maturity without further notice or the expiration of any grace periods. In this event, we may not pay the subordinated debt securities for 179 days after receipt of that notice of such default unless the person who gave such notice gives written notice to the trustee and to us terminating the period of non-payment, the senior indebtedness is paid in full or the default that caused such notice is no longer continuing. If the holders of senior indebtedness or their representatives have not accelerated the maturity of the senior indebtedness at the end of the 179-day period, we may resume payments on the subordinated debt securities. Not more than one such notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to senior indebtedness during that period.

      In the event we pay or distribute our assets to creditors upon a total or partial liquidation or dissolution of us, or in bankruptcy or reorganization relating to us or our property, the holders of senior indebtedness will be entitled to receive payment in full of the senior indebtedness before the holders of subordinated debt securities are entitled to receive any payment of either principal or interest. Until the senior indebtedness is paid in full, any payment or distribution to which holders of subordinated debt securities would be entitled but for the subordination provisions of the subordinated indenture will be made to holders of the senior indebtedness.

      If a distribution is made to holders of subordinated debt securities that, due to the subordination provisions, should not have been made to them, those holders of subordinated debt securities are required to hold it in trust for the holders of senior indebtedness, and pay it over to them as their interests may appear.

      If payment of the subordinated debt securities is accelerated because of an Event of Default, either we or the trustee will promptly notify the holders of senior indebtedness or their representatives of the acceleration. We may not pay the subordinated debt securities until five business days after the holders of senior indebtedness or their representatives receive notice of the acceleration. Thereafter, we may pay the subordinated debt securities only if the subordination provisions of the subordinated indenture otherwise permit payment at that time.

      As a result of the subordination provisions contained in a subordinated indenture, in the event of insolvency, our creditors who are holders of senior indebtedness may recover more, ratably, than the holders of subordinated debt securities. In addition, our creditors who are not holders of senior indebtedness may recover less, ratably, than holders of senior indebtedness and may recover more, ratably, than the holders of subordinated indebtedness. It is important to keep this in mind if you decide to hold our subordinated debt securities.

Provisions Applicable to Both Types of Indentures

Merger, Consolidation or Sale of Assets

      Each indenture will provide that the partnership or the operating partnership, as applicable, may not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another entity unless:

(a) the partnership or the operating partnership, as applicable, is the surviving entity or the entity formed by or surviving the transaction, if other than the partnership or the operating partnership, or the entity to which the sale was made is a corporation or partnership organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(b) the entity formed by or surviving the transaction, if other than the partnership or the operating partnership, or the entity to which the sale was made assumes all the obligations of the partnership or the operating partnership, as applicable, in accordance with a supplemental indenture in a form reasonably satisfactory to the trustee, under the debt securities and an indenture;

(c) immediately after the transaction no Event of Default, or event that is or after notice or the passage of time would be an Event of Default (a “Default”), exists; and

(d) with respect to any series of debt securities of the partnership (but not of the operating partnership), at the time of the transaction and after giving pro forma effect to it as if the transaction had occurred at the beginning of the applicable four-quarter period, the partnership or such other entity or survivor is permitted to incur at least $1.00 of additional indebtedness under any covenant restricting our ability to incur indebtedness applicable to that series of debt securities.

      Each indenture will also provide that Ferrellgas Partners Finance Corp. or Ferrellgas Finance Corp., as applicable, may not consolidate or merge with or into, whether or not it is the surviving entity, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another entity except under conditions similar to those described in the paragraph above.

Limitations on Ferrellgas Partners Finance Corp. and Ferrellgas Finance Corp.

      In addition to any other covenants restricting our ability to incur indebtedness that may be contained in an indenture or supplemental indenture, each indenture will provide that Ferrellgas Partners Finance Corp. or Ferrellgas Finance Corp., as applicable, may not incur any indebtedness, as defined in the applicable indenture, unless:

•	the partnership or the operating partnership, as applicable, is a co-obligor or guarantor of the indebtedness; or

•	the net proceeds of the indebtedness are either:

•	lent to the partnership or the operating partnership, as applicable;

•	used to acquire outstanding debt securities issued by the partnership or the operating partnership, as applicable, or

•	used, directly or indirectly, to refinance or discharge indebtedness permitted under the limitation of this paragraph.

      Ferrellgas Partners Finance Corp. or Ferrellgas Finance Corp., as applicable, may not engage in any business not related, directly or indirectly, to obtaining money or arranging financing for the partnership or the operating partnership, as applicable.

Events of Default and Remedies

      Each indenture will describe in detail the occurrences that would constitute an “Event of Default.” These occurrences include the following with respect to each series of debt securities:

(a) default in the payment of the principal of or premium, if any, on any debt security of that series when the same becomes due and payable, upon stated maturity, acceleration, optional redemption, required purchase, scheduled principal payment or otherwise;

(b) default in the payment of an installment of interest on any of the debt securities of that series, when the same becomes due and payable, which default continues for a period of 30 days;

(c) default in the performance, or breach, of any term, covenant or warranty contained in the debt securities of that series or the applicable indenture, other than a default specified in either of the two clauses above, and the default continues for a period of 45 days after written notice of the default requiring us to remedy the same shall have been given to the applicable issuers by the trustee or to the applicable issuers and the trustee by holders of 25% in aggregate principal amount of the applicable series of debt securities then outstanding;

(d) specified events of bankruptcy, insolvency or reorganization with respect to us has occurred; or

(e) any other Event of Default with respect to that series set forth in the applicable indenture or supplemental indenture and described in the applicable prospectus supplement.

      If any Event of Default occurs and is continuing, the trustee or the holders of at least 25% of principal amount of the applicable series of debt securities then outstanding may declare all the debt securities of that series to be due and payable immediately.

      Notwithstanding the foregoing, in the case of an Event of Default arising from specified events of bankruptcy or insolvency, with respect to the applicable issuers, all outstanding applicable debt securities will become due and payable immediately without further action or notice. Holders of debt securities may not enforce an indenture or the debt securities except as provided in the applicable indenture. Subject to limitations, holders of a majority in principal amount of a series of then-outstanding debt securities may direct the trustee of that series of debt securities in its exercise of any trust or power. The trustee may withhold from holders of debt securities notice of any continuing Default or Event of Default, except a Default or Event of Default relating to the payment of principal or interest, if the trustee determines in good faith that withholding notice is in their interest. The holders of a majority in aggregate principal amount of a series of debt securities and then outstanding, by notice to the trustee for those debt securities, may waive any existing Default or Event of Default for all holders of that series and its consequences under an indenture, except a continuing Default or Event of Default in the payment of any principal of, premium, if any, or interest on the debt securities of a Default or Event of Default in respect of a covenant or provision that may not be modified without the consent of the holder of each outstanding debt security of that issuer.

      The issuers are required to deliver to the trustee annually a statement regarding compliance with an indenture.

      An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under an indenture or under any other indenture.

No Personal Liability of Limited Partners, Directors, Officers, Employees and Unitholders

      No limited partner of the partnership or the operating partnership or any director, officer, employee, incorporator or stockholder of our general partner, Ferrellgas Partners Finance Corp. or Ferrellgas Finance Corp., as such, shall have any liability for any of our obligations under the debt securities or any indenture or any claim based on, in respect of, or by reason of, these obligations. Each holder of debt securities, by accepting a debt security, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Non-Recourse

      The obligations under any debt securities and any indenture are:

•	recourse to our general partner and the applicable issuers;

•	non-recourse to any of our other entities; and

•	are payable only out of the cash flow and assets of our general partner and the applicable issuers.

      The trustee and each holder of a debt security, by accepting a debt security, will be deemed to have agreed in the applicable indenture that:

•	if the debt security is issued by the partnership, the operating partnership and its other affiliates will not be liable for any of the partnership’s obligations under an indenture or the debt securities; or

•	if the debt security is issued by the operating partnership, the partnership and its other affiliates will not be liable for any of the operating partnership’s obligations under an indenture or the debt securities.

Legal Defeasance and Covenant Defeasance

      We may, at the option of the board of directors of our general partner, on our behalf, and the board of directors of Ferrellgas Partners Finance Corp. or Ferrellgas Finance Corp., as applicable, and at any time, elect to have all of our obligations discharged with respect to any series of outstanding debt securities. This is known as “legal defeasance.” However, under legal defeasance we cannot discharge:

(a) the rights of holders of outstanding debt securities to receive payments with respect to any principal, premium, and interest on the debt securities when the payments are due;

(b) our obligations with respect to the debt securities concerning registration, transfer and/or exchange of debt securities or mutilated, destroyed, lost or stolen debt securities;

(c) our obligation to maintain an office or agency for payment and money for security payments held in trust;

(d) the rights, obligations, duties and immunities of the trustee, and our obligations in connection therewith;

(e) the rights, if any, of holders to convert or exchange debt securities; and

(f) the legal defeasance and covenant defeasance provisions of an indenture.

      In addition, we may, at our option and at any time, elect to have our obligations released with respect to specified covenants that are described in an indenture or supplemental indenture. This is called “covenant defeasance.” After our obligations have been released in this manner, any failure to comply with these obligations will not constitute a Default or Event of Default with respect to the debt securities. In the event covenant defeasance occurs, specific events, not including non-payment, bankruptcy, receivership, reorganization and insolvency, will no longer constitute an Event of Default with respect to the debt securities.

      In order to exercise either legal defeasance or covenant defeasance, we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of debt securities, cash in U.S. dollars, non-callable U.S. government securities, or a combination thereof, in amounts sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal, any premium and interest on the outstanding debt securities on the stated maturity date or on the applicable redemption date.

      In addition, we will be required to deliver to the trustee an opinion of counsel stating that after the 91st day following the deposit the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and that all conditions precedent provided for or relating to legal defeasance or covenant defeasance have been complied with, and confirming other matters. Furthermore, in the case of a legal defeasance, the opinion must confirm that we have received from, or there shall have been published by, the IRS a ruling, or since the date of an indenture, there shall have been a change in the applicable federal income tax law, in either case, to the effect that, and based thereon, the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred. In the case of covenant defeasance, the opinion must confirm that the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred.

      We may not exercise either legal defeasance or covenant defeasance if an Event of Default has occurred and is continuing on the date of the deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit. In addition, we may not exercise either legal defeasance or covenant defeasance if such legal defeasance or covenant defeasance will result in a breach, violation or constitute a default under any material agreement or instrument, other than an indenture to which we or any of our restricted subsidiaries is a party or by which we or any of our restricted subsidiaries is bound.

Amendment, Supplement and Waiver

      In general, each indenture and the debt securities may be amended or supplemented, and any existing default or compliance with any provision of an indenture or the debt securities may be waived, with the consent of the holders of at least a majority in principal amount of the debt securities of each affected series of the applicable issuers then outstanding. This includes consents obtained in connection with a tender offer or exchange offer for debt securities. However, without the consent of each holder of affected debt securities of the applicable issuers, among other matters, an amendment or waiver may not, with respect to any debt securities held by a non-consenting holder of debt securities:

(a) reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

(b) reduce the principal of or change the fixed maturity of any debt security;

(c) reduce the rate of or change the time for payment of interest on any debt securities; or

(d) make any change in the foregoing amendment and waiver provisions.

      Notwithstanding the foregoing, without the consent of any holder of debt securities, we and the trustee may amend or supplement an indenture or the debt securities to:

(a) cure any ambiguity, defect or inconsistency;

(b) provide for uncertificated debt securities in addition to certificated debt securities;

(c) establish a new series of debt securities;

(d) provide for the assumption of our obligations to holders of debt securities in the case of a merger or consolidation;

(e) make any change that could provide any additional rights or benefits to the holders of debt securities that does not adversely affect the legal rights under an indenture of any such holder;

(f) qualify an indenture under the Trust Indenture Act;

(g) to provide security for or add guarantees with respect to the debt securities;

(h) add to, change or eliminate any of the provisions of an indenture, provided that any such addition, change or elimination may become effective only after there are no debt securities of any series entitled to the benefit that provision outstanding;

(i) evidence the acceptance of appointment by a successor trustee with respect to one or more series of debt securities;

(j) supplement any provisions of an indenture necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that it does not adversely affect the interests of the holders of debt securities of that series or any other series; and

(k) comply with the rules or regulations of any securities exchange or automated quotation system on which any debt securities may be listed or traded.

      If an Event of Default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If this happens, subject to specific conditions, the holders of a majority of the aggregate principal amount of the debt securities of that series can void the declaration.

      Other than its duties in case of a Default, a trustee is not obligated to exercise any of its rights or powers under any indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

No Limit on Amount of Debt Securities

      The indentures may not contain limits on the amount of debt securities that we may issue under the indentures, subject to compliance with any covenant in respect of any previously issued series of debt securities under the applicable indenture that limits our ability to incur indebtedness.

Registration of Debt Securities

      We may issue debt securities of a series in registered, bearer, coupon or global form.

The Trustee

      The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. Any resignation will require the appointment of a successor trustee under the applicable indenture in accordance with the terms and conditions of such indenture. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series. Should the trustee become our creditor, each indenture will contain specific limitations on the trustee’s rights to obtain payment of claims or to realize on specific property received in respect of any claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate the conflict or resign.

      The holders of a majority in principal amount of the outstanding debt securities of the affected series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to specific exceptions. Each indenture will provide that in case an uncured Event of Default occurs, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under any indenture at the request of any holder of debt securities, unless the holder offers to the trustee security and indemnity satisfactory to the trustee against any loss, liability or expense.

Book-Entry, Delivery and Form of the Debt Securities

Global Notes

      Unless otherwise stated in the prospectus supplement, we will issue the debt securities in denominations of $1,000 and in fully registered form without coupons. Each debt security will be represented by a global note registered in the name of a nominee of the depositary. Except as set forth in the prospectus supplement, the debt securities will be issuable only in global form. Upon issuance, all debt securities will be represented by one or more fully registered global notes. Each global note will be deposited with, or on behalf of, the depositary and registered in the name of the depositary or its nominee or will remain in the custody of the trustee pursuant to the FAST Balance Certificate Agreement between the depositary and the trustee. Your beneficial interest in a debt security will be shown on, and transfers of beneficial interests will be effected only through, records maintained by the depositary or its participants. Payments of principal of, premium, if any, and interest, if any, on the debt securities represented by a global note will be made by us or our paying agent to the depositary or its nominee. The Depository Trust Company, often referred to as DTC, will be the initial depositary.

      We have provided the following descriptions of the operations and procedures of DTC and its participants solely as a matter of convenience. These operations and procedures are solely within the control of DTC and its participants and are subject to change by them from time to time. Neither we, any underwriter, dealer, agent, trustee nor paying agent take any responsibility for these operations or procedures, and you are urged to contact DTC or its participants directly to discuss these matters.

      In addition, neither we, any trustee nor any paying agent will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the debt securities. We, any trustee and any paying agent may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee, including instructions about the registration and delivery, and the respective principal amounts, of any debt securities issued.

The Depositary

      DTC has advised us that:

•	DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act;

•	DTC holds securities that its direct participants deposit with DTC and facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates;

•	direct participants include securities brokers and dealers, including the underwriters of this offering, banks, trust companies, clearing corporations and other organizations;

•	DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc.;

•	access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly; and

•	the rules applicable to DTC and its direct and indirect participants are on file with the SEC.

Ownership of Global Notes

      We expect that under procedures established by DTC:

•	upon deposit of the global notes with DTC or its nominee, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global notes; and

•	ownership of beneficial interests in the debt securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary, or by participants in the depositary or persons that may hold interests through participants.

      Ownership of beneficial interests in a global note will be limited to participants or persons that hold interests through participants. Ownership of beneficial interests in debt securities represented by a global note will be limited to participants or persons that hold interests through participants.

      So long as the depositary for a global note, or its nominee, is the registered owner of the global note, the depositary or its nominee will be considered the sole owner or holder of the debt securities represented by a global note for all purposes under an indenture. Except as provided below, as the owner of beneficial interests in debt securities represented by a global note or global notes, you:

•	will not be entitled to register the debt securities represented by a global note in your name;

•	will not receive or be entitled to receive physical delivery of debt securities in definitive form; and

•	will not be considered the owner or holder of any of the debt securities under an indenture.

      The laws of some states require that purchasers of securities take physical delivery of securities in definitive form. Therefore, the limits and restrictions listed above may impair your ability to transfer beneficial interests in a global note. In addition, the lack of a physical certificate evidencing your beneficial interests in the global notes may limit your ability to pledge the interests to a person or entity that is not a participant in DTC.

      We understand that under existing policy of the depositary and industry practices, if:

•	we request any action of holders; or

•	you desire to give notice or take action which a holder is entitled to under an indenture or a global note,

the depositary would authorize the participants holding the beneficial interests to give the notice or take the action. Accordingly, if you are a beneficial owner that is not a participant, you must rely on the procedures of the depositary or on the procedures of the participant as well as the contractual arrangements you have directly, or indirectly through your financial intermediary, with a participant to exercise any rights of a holder under an indenture or a global note or to give notice or take action.

      To facilitate subsequent transfers, all global notes deposited by participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of global notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the book-entry debt securities. DTC’s records reflect only the identity of the direct participants to whose accounts the book-entry debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Neither DTC nor Cede & Co. will consent or vote with respect to book-entry debt securities. Under its usual procedures, DTC will mail an “omnibus proxy” to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the book-entry debt securities are credited on the record date, which are identified in a listing attached to the omnibus proxy.

      A beneficial owner will give notice to elect to have its book-entry debt securities purchased or tendered, through its participant, to the paying agent, and shall effect delivery of such book-entry debt securities by causing the direct participant to transfer the participant’s interest in the book-entry debt securities, on the depositary’s records, to the paying agent. The requirement for physical delivery of book-entry debt securities in connection with a demand for purchase or a mandatory purchase will be deemed satisfied when the ownership rights in the book-entry debt securities are transferred by a direct participant on the depositary’s records.

Payments

      We will make payments of principal of, premium, if any, and interest, if any, on the debt securities represented by a global note through the trustee to the depositary or its nominee, as the registered owner of a global note. So long as the debt securities are represented by global notes registered in the name of DTC or its nominee, all payments will be made by us in immediately available funds. We expect that the depositary, upon receipt of any payments, will immediately credit the accounts of the related participants with payments in amounts proportionate to their beneficial interest in the global note. We also expect that payments by participants to owners of beneficial interests in a global note will be governed by standing customer instructions and customary practices and will be the responsibility of the participants. However, these payments will be the sole responsibility of the participant.

      Neither we, the trustee, any paying agent or any other of our agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global note or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

Certificated Debt Securities

      We will issue certificated debt securities in exchange for all the global notes if:

•	DTC or any other designated replacement depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 calendar days; or

•	we determine in our sole discretion to not have the debt securities represented by the global notes.

      In either instance, you, as an owner of a beneficial interest in a global note, will be entitled to have certificated debt securities equal in principal amount to the beneficial interest registered in your name and will be entitled to physical delivery of the certificated debt securities. The certificated debt securities will be registered in the name or names as the depositary shall instruct the trustee. These instructions may be based upon directions received by the depositary from participants with respect to beneficial interests in the global notes. The certificated debt securities will be issued in denominations of $1,000 and will be issued in registered form only, without coupons. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge.

Settlement Procedures

      Unless otherwise described in the applicable prospectus supplement, initial settlement of the debt securities will be made by us, the underwriters, dealers, agents, or sales managers, as applicable, in immediately available funds. So long as the debt securities are represented by global notes registered in the name of DTC or its nominee, secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and procedures and will be settled in immediately available funds using DTC’s same-day funds settlement system. No assurance though can be given as to the effect, if any, of settlement in immediately available funds on the trading activity of the debt securities.

TAX CONSEQUENCES

      This section discusses the material tax consequences that may be relevant to prospective unitholders who are individual citizens or residents of the United States. It is based upon current provisions of the Internal Revenue Code, existing regulations, proposed regulations to the extent noted, and current administrative rulings and court decisions, all of which are subject to change. Later changes in these authorities may cause the actual tax consequences to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to “us” or “we” are references to Ferrellgas Partners, L.P. and the operating partnership, and not to Ferrellgas Partners Finance Corp. or Ferrellgas Finance Corp.

      No attempt has been made in the following discussion to comment on all federal income tax matters affecting us or the unitholders. Moreover, this discussion focuses on unitholders who are individual citizens or residents of the United States and it has only limited application to corporations, estates, trusts, non-resident aliens or other unitholders that may be subject to specialized tax treatment, such as tax-exempt institutions, foreign persons, individual retirement accounts, real estate investment trusts or mutual funds. Accordingly, we recommend that each prospective unitholder consult, and depend on, that unitholder’s own tax advisor in analyzing the federal, state, local and foreign tax consequences particular to that unitholder of the ownership or disposition of our common units.

      All statements as to matters of law and legal conclusions, but not as to factual matters, contained in this section, unless otherwise noted, are the opinion of Mayer, Brown, Rowe & Maw, counsel to us and our general partner, and are, to the extent noted herein, based on the accuracy of various factual matters.

      No ruling has been or will be requested from the IRS regarding any matter affecting us or prospective unitholders, other than a ruling we received relating to our taxable year. An opinion of counsel represents only that counsel’s best legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made in this prospectus may not be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially reduce the prices at which our common units trade. In addition, the costs of any contest with the IRS will be borne directly or indirectly by the unitholders and our general partner. Furthermore, the tax treatment of us, or of an investment in us, may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

      For the reasons described below, Mayer, Brown, Rowe & Maw has not rendered an opinion with respect to the following specific federal income tax issues:

•	the treatment of a unitholder whose common units are loaned to a short seller to cover a short sale of common units; see “— Tax Consequences of Unit Ownership — Treatment of Short Sales;”

•	whether our monthly convention for allocating taxable income and losses is permitted by existing Treasury Regulations; see “— Disposition of Common Units — Allocations Between Transferors and Transferees;” and

•	whether our method for depreciating Section 743 adjustments is sustainable; see “— Tax Consequences of Unit Ownership — Section 754 Election.”

Partnership Status

      A partnership is not a taxable entity and incurs no federal income tax liability. Instead, each partner of a partnership is required to take into account that partner’s allocable share of items of income, gain, loss and deduction of the partnership in computing that partner’s federal income tax liability, regardless of whether cash distributions are made. In most cases, distributions by a partnership to a partner are not taxable unless the amount of any cash distributed is in excess of the partner’s adjusted basis in that partner’s partnership interest.

      No ruling has been or will be sought from the IRS and the IRS has made no determination as to our status for federal income tax purposes or whether our operations generate “qualifying income” under Section 7704 of the Internal Revenue Code. Instead, we rely on the opinion of Mayer, Brown, Rowe & Maw that, based upon the Internal Revenue Code, its regulations, published revenue rulings and court decisions, that we and the operating partnership will each be classified as a partnership for federal income tax purposes so long as:

•	we do not elect to be treated as a corporation; and

•	for each taxable year, more than 90% of our gross income has been and continues to be “qualifying income” within the meaning of Section 7704(d) of the Internal Revenue Code.

      Qualifying income includes income and gains from the processing, refining, transportation and marketing of crude oil, natural gas and products thereof, including the transportation and retail and wholesale marketing of propane. Other types of qualifying income include interest other than from a financial business, dividends, gains from the sale of real property and gains from the sale or other disposition of assets held for the production of income that otherwise constitutes qualifying income. We believe that more than 90% of our income has been, and will be, within one or more categories of income that are qualifying income. The portion of our income that is qualifying income can change from time to time.

      Section 7704 of the Internal Revenue Code provides that publicly-traded partnerships will, as a general rule, be taxed as corporations. However, an exception, referred to as the “Qualifying Income Exception,” exists with respect to publicly-traded partnerships of which 90% or more of the gross income for every taxable year consists of “qualifying income.” Although we expect to conduct our business so as to meet the Qualifying Income Exception, if we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery, we will be treated as if we had transferred all of our assets, subject to liabilities, to a newly formed corporation on the first day of the year in which we fail to meet the Qualifying Income Exception in return for stock in that corporation, and as if we had then distributed that stock to the unitholders in liquidation of their interests in us. This contribution and liquidation should be tax-free to us so long as we, at that time, do not have liabilities in excess of the tax basis of our assets and should be tax-free to a unitholder so long as that unitholder does not have liabilities allocated to that unitholder in excess of the tax basis in that unitholder’s units. Thereafter, we would be treated as a corporation for federal income tax purposes.

      If we were treated as a corporation in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, our items of income, gain, loss and deduction would be reflected only on our tax return rather than being passed through to the unitholders, and our net income would be taxed to us at corporate rates. In addition, any distribution made to a unitholder would be treated as either taxable dividend income (to the extent of our current or accumulated earnings and profits) or (in the absence of earnings and profits or any amount in excess of earnings and profits) a nontaxable return of capital (to the extent of the tax basis in that unitholder’s common units) or taxable capital gain (after the tax basis in that unitholder’s common units is reduced to zero). Accordingly, treatment of us as a corporation would result in a material reduction in a unitholder’s cash flow and after-tax return and thus would likely result in a substantial reduction of the value of our common units.

      The discussion below assumes that we will be treated as a partnership for federal income tax purposes.

Tax Treatment of Unitholders

Limited Partner Status

      Unitholders who have become our limited partners will be treated as our partners for federal income tax purposes. Also:

•	assignees who have executed and delivered transfer applications, and are awaiting admission as limited partners; and

•	unitholders whose common units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their common units;

will be treated as our partners for federal income tax purposes. Assignees of common units who are entitled to execute and deliver transfer applications and become entitled to direct the exercise of attendant rights, but who fail to execute and deliver transfer applications, may not be treated as one of our partners for federal income tax purposes. Furthermore, a purchaser or other transferee of common units who does not execute and deliver a transfer application may not receive particular federal income tax information or reports furnished to record holders of common units unless our common units are held in a nominee or street name account and the nominee or broker has executed and delivered a transfer application for those common units.

      A beneficial owner of common units whose common units have been transferred to a short seller to complete a short sale would appear to lose its status as one of our partners with respect to those common units for federal income tax purposes. See “— Tax Consequences of Unit Ownership — Treatment of Short Sales.”

      No portion of our income, gains, deductions or losses is reportable by a unitholder who is not one of our partners for federal income tax purposes, and any cash distributions received by a unitholder who is not one of our partners for federal income tax purposes would therefore appear to be fully taxable as ordinary income. These holders are urged to consult their own tax advisors with respect to the consequences of holding common units for federal income tax purposes.

      The following discussion assumes that a unitholder is treated as one of our partners.

Tax Consequences of Unit Ownership

Flow-Through of Taxable Income

      Each unitholder will be required to report on that unitholder’s income tax return its allocable share of our income, gains, losses and deductions without regard to whether corresponding cash distributions are received by that unitholder. Consequently, we may allocate income to a unitholder even if that unitholder has not received a cash distribution. Each unitholder will be required to include in income that unitholder’s allocable share of our income, gain, loss and deduction for our taxable year. Our taxable year is the calendar year.

Treatment of Partnership Distributions

      Except as described below, our distributions to a unitholder will not be taxable to that unitholder for federal income tax purposes to the extent of the tax basis in that unitholder’s common units immediately before the distribution. Except as described below, our cash distributions in excess of a unitholder’s tax basis will be considered to be gain from the sale or exchange of our common units, taxable in accordance with the rules described under “— Disposition of Common Units” below. Any reduction in a unitholder’s share of our liabilities for which no partner, including our general partner, bears the economic risk of loss, which are known as “nonrecourse liabilities,” will be treated as a distribution of cash to that unitholder. To the extent that our distributions cause a unitholder’s “at risk” amount to be less than zero at the end of any taxable year, that unitholder must recapture any losses deducted in previous years. See “— Tax Consequences of Unit Ownership — Limitations on Deductibility of Partnership Losses.”

      A decrease in a unitholder’s percentage interest in us because of our issuance of additional common units will decrease that unitholder’s share of our nonrecourse liabilities and result in a corresponding deemed distribution of cash. A non-pro rata distribution of money or property may result in ordinary income to a unitholder, regardless of the tax basis in that unitholder’s common units, if the distribution reduces the unitholder’s share of our “unrealized receivables,” including depreciation recapture, and substantially appreciated “inventory items,” both as defined in Section 751 of the Internal Revenue Code and collectively referred to as “Section 751 Assets.” To that extent, the unitholder will be treated as having been distributed that unitholder’s proportionate share of the Section 751 Assets and having exchanged those assets with us in return for the non-pro rata portion of the actual distribution made to that unitholder. This latter deemed exchange will result in the unitholder’s realization of ordinary income which will equal the excess of:

•	the non-pro rata portion of that distribution; over

•	the unitholder’s tax basis for the share of Section 751 Assets deemed relinquished in the exchange.

Ratio of Taxable Income to Cash Distributions

      We estimate that a person who:

•	acquires common units in an offering pursuant to this prospectus; and

•	owns those common units through the record dates for all cash distributions payable for all periods within the 2003 calendar year,

will be allocated, on a cumulative basis, an amount of federal taxable income that will be less than 10% of the cumulative cash distributed to such person for those periods. The taxable income allocable to a unitholder for subsequent periods may constitute an increasing percentage of distributable cash. These estimates are based upon many assumptions regarding our business and operations, including assumptions about weather conditions in our area of operations, capital expenditures, cash flows and anticipated cash distributions. These estimates and our assumptions are subject to numerous business, economic, regulatory, competitive and political uncertainties beyond our control. Further, these estimates are based on current tax law and tax reporting positions with which the IRS could disagree. Accordingly, we cannot assure you that these estimates will be correct. The actual percentage of distributions that will constitute taxable income could be higher or lower and any differences could materially affect the value of our common units.

Basis of Common Units

      A unitholder will have an initial tax basis for its common units equal to the amount that unitholder paid for our common units plus that unitholder’s share of our nonrecourse liabilities. That basis will be increased by that unitholder’s share of our income and by any increases in that unitholder’s share of our nonrecourse liabilities. That basis will be decreased, but not below zero, by distributions that that unitholder receives from us, by that unitholder’s share of our losses, by any decreases in that unitholder’s share of our nonrecourse liabilities and by that unitholder’s share of our expenditures that are not deductible in computing our taxable income and are not required to be capitalized. A unitholder will have no share of our debt which is recourse to our general partner, but will have a share, primarily based on that unitholder’s share of profits, of our nonrecourse liabilities. See “— Disposition of Common Units — Recognition of Gain or Loss.”

Limitations on Deductibility of Partnership Losses

      The deduction by a unitholder of that unitholder’s share of our losses will be limited to the unitholder’s tax basis in its common units and, in the case of an individual unitholder or a corporate unitholder (if more than 50% of the value of the corporate unitholder’s stock is owned directly or indirectly by five or fewer individuals or particular tax-exempt organizations), to the amount for which the unitholder is considered to be “at risk” with respect to our activities, if that is less than the unitholder’s tax basis. A unitholder must recapture losses deducted in previous years to the extent that our distributions cause that unitholder’s at risk amount to be less than zero at the end of any taxable year. Losses disallowed to a unitholder or recaptured as a result of these limitations will carry forward and will be allowable to the extent that the unitholder’s tax basis or at risk amount, whichever is the limiting factor, subsequently increases. Upon the taxable disposition of a common unit, any gain recognized by a unitholder can be offset by losses that were previously suspended by the at risk limitation but may not be offset by losses suspended by the basis limitation. Any excess loss, above such gain, previously suspended by the at risk or basis limitations would no longer be utilizable.

      Subject to each unitholder’s specific tax situation, a unitholder will be at risk to the extent of the tax basis in that unitholder’s common units, excluding any portion of that basis attributable to that unitholder’s share of our nonrecourse liabilities, reduced by any amount of money the unitholder borrows to acquire or hold that unitholder’s common units if the lender of such borrowed funds owns an interest in us, is related to the unitholder or can look only to the common units for repayment. A unitholder’s at risk amount will increase or decrease as the tax basis of the unitholder’s common units increases or decreases, other than tax basis increases or decreases attributable to increases or decreases in that unitholder’s share of our nonrecourse liabilities.

      The passive loss limitations provide that individuals, estates, trusts and specific closely held corporations and personal service corporations can deduct losses from passive activities (which for the most part consist of activities in which the taxpayer does not materially participate) only to the extent of the taxpayer’s income from those passive activities. The passive loss limitations are applied separately with respect to each publicly-traded partnership. Consequently, any passive losses generated by us will only be available to offset our passive income generated in the future and will not be available to offset income from other passive activities or investments (including other publicly-traded partnerships) or salary or active business income. Passive losses which are not deductible because they exceed a unitholder’s share of our income may be deducted in full when that unitholder disposes of its entire investment in us in a fully taxable transaction with an unrelated party. The passive activity loss rules are applied after other applicable limitations on deductions such as the at risk rules and the basis limitation.

      A unitholder’s share of our net income may be offset by any suspended passive losses from us, but it may not be offset by any other current or carryover losses from other passive activities, including those attributable to other publicly-traded partnerships. The IRS has announced that Treasury Regulations will be issued which characterize net passive income from a publicly-traded partnership as investment income for purposes of the limitations on the deductibility of investment interest.

Limitations on Interest Deductions

      The deductibility of a non-corporate taxpayer’s “investment interest expense” is limited to the amount of such taxpayer’s “net investment income.” As noted, a unitholder’s net passive income from us will be treated as investment income for this purpose. In addition, the unitholder’s share of our portfolio income will be treated as investment income. Investment interest expense includes:

•	interest on indebtedness properly allocable to property held for investment;

•	our interest expense attributed to portfolio income; and

•	the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.

      The computation of a unitholder’s investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a common unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income pursuant to the passive loss rules less deductible expenses, other than interest, directly connected with the production of investment income, but in most cases does not include gains attributable to the disposition of property held for investment.

Allocation of Partnership Income, Gain, Loss and Deduction

      If we have a net profit, our items of income, gain, loss and deduction, after taking into account any special allocations required under our partnership agreement, will be allocated among our general partner and the unitholders in accordance with their respective percentage interests in us. At any time that cash distributions are made to the holders of our senior units and our incentive distribution rights or a disproportionate distribution is made to a holder of our common units, gross income will be allocated to the recipients to the extent of such distributions. If we have a net loss, our items of income, gain, loss and deduction, after taking into account any special allocations required under our partnership agreement, will be allocated first, to the general partner and the unitholders in accordance with their respective percentage interests in us to the extent of their positive capital accounts, as maintained under our partnership agreements, and, second, to our general partner.

      Various items of our income, gain, loss and deduction will be allocated to account for the difference between the tax basis and fair market value of property contributed to us by our general partner or any other person contributing property to us, and to account for the difference between the fair market value of our assets and their carrying value on our books at the time of any offering made pursuant to this prospectus. The effect of these allocations to a unitholder purchasing common units pursuant to this prospectus will be essentially the same as if the tax basis of our assets were equal to their fair market value at the time of purchase. In addition, items of recapture income will be allocated to the extent possible to the partner allocated the deduction or curative allocation giving rise to the treatment of such gain as recapture income to minimize the recognition of ordinary income by some unitholders. Finally, although we do not expect that our operations will result in the creation of negative capital accounts, if negative capital accounts nevertheless result, items of our income and gain will be allocated in an amount and manner sufficient to eliminate the negative balance as quickly as possible.

      Mayer, Brown, Rowe & Maw is of the opinion that, with the exception of the issues described in “— Tax Consequences of Unit Ownership — Section 754 Election” and “— Disposition of Common Units — Allocations Between Transferors and Transferees,” the allocations in the partnership agreement of Ferrellgas Partners will be given effect for federal income tax purposes in determining how our income, gain, loss or deduction will be allocated among the holders of its equity that is outstanding immediately after an offering made pursuant to this prospectus.

Entity-Level Collections

      If we are required or elect under applicable law to pay any federal, state or local income tax on behalf of any unitholder or the general partner or any former unitholder, we are authorized to pay those taxes from our funds. Such payment, if made, will be treated as a distribution of cash to the unitholder on whose behalf the payment was made. If the payment is made on behalf of a person whose identity cannot be determined, we are authorized to treat the payment as a distribution to current unitholders. We are authorized to amend the partnership agreement of Ferrellgas Partners in the manner necessary to maintain uniformity of intrinsic tax characteristics of common units and to adjust subsequent distributions, so that after giving effect to such distributions, the priority and characterization of distributions otherwise applicable under that partnership agreement is maintained as nearly as is practicable. Payments by us as described above could give rise to an overpayment of tax on behalf of a unitholder in which event the unitholder could file a claim for credit or refund.

Treatment of Short Sales

      A unitholder whose common units are loaned to a “short seller” to cover a short sale of common units may be considered as having disposed of ownership of those common units. If so, that unitholder would no longer be a partner with respect to those common units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period:

•	any of our income, gain, loss or deduction with respect to those common units would not be reportable by the unitholder;

•	any cash distributions received by the unitholder with respect to those common units would be fully taxable; and

•	all of such distributions would appear to be treated as ordinary income.

      Mayer, Brown, Rowe & Maw has not rendered an opinion regarding the treatment of a unitholder whose common units are loaned to a short seller; therefore, unitholders desiring to assure their status as partners and avoid the risk of gain recognition should modify any applicable brokerage account agreements to prohibit their brokers from borrowing their common units. The IRS has announced that it is actively studying issues relating to the tax treatment of short sales of partnership interests. See “— Disposition of Common Units — Recognition of Gain or Loss.”

Alternative Minimum Tax

      Each unitholder will be required to take into account that unitholder’s distributive share of any of our items of income, gain, loss or deduction for purposes of the alternative minimum tax. A portion of our depreciation deductions may be treated as an adjustment item for this purpose. A unitholder’s alternative minimum taxable income derived from us may be higher than that unitholder’s share of our net income because we may use accelerated methods of depreciation for purposes of computing federal taxable income or loss. The minimum tax rate for non-corporate taxpayers is 26% on the first $175,000 of alternative minimum taxable income in excess of the exemption amount and 28% on any additional alternative minimum taxable income. Prospective unitholders should consult with their tax advisors as to the impact of an investment in common units on their liability for the alternative minimum tax.

Tax Rates

      The highest effective United States federal income tax rate for individuals for 2003 is 35% and the maximum United States federal income tax rate for net capital gains of an individual that are recognized after May 5, 2003, and prior to January 1, 2009, is 15%, if the asset disposed of was held for more than 12 months at the time of disposition.

Section 754 Election

      We have made the election permitted by Section 754 of the Internal Revenue Code. The election is irrevocable without the consent of the IRS. The election permits us to adjust a common unit purchaser’s tax basis in our assets under Section 743(b) of the Internal Revenue Code to reflect that unitholder’s purchase price when common units are purchased from a holder thereof. The Section 743(b) adjustment only applies to a person who purchases common units from a holder of common units and not pursuant to an initial offering by us under this prospectus.

      The calculations that are required to determine a Section 743(b) adjustment are made additionally complex because common units held by the public have been issued pursuant to multiple offerings. For example, particular regulations require that the portion of the Section 743(b) adjustment that eliminates the effect of any unamortized difference in “book” and tax basis of recovery property to the holder of such a common unit be depreciated over the remaining recovery period of that property, but Treasury Regulation Section 1.167(c)-1(a)(6) may require that any such difference in “book” and tax basis of other property be depreciated over a different period. In addition, the holder of a common unit, other than a common unit that is sold in a current offering pursuant to this prospectus, may be entitled by reason of a Section 743(b) adjustment to amortization deductions in respect of property to which the traditional method of eliminating differences in “book” and tax basis applies but to which the holder of a common unit that is sold in a current offering will not be entitled.

      Because we cannot match transferors and transferees of common units, uniformity of the economic and tax characteristics of our common units to a purchaser of such common units must be maintained. In the absence of uniformity, compliance with a number of federal income tax requirements, both statutory and regulatory, could be substantially diminished. Under the partnership agreement of Ferrellgas Partners, our general partner is authorized to take a position to preserve our ability to determine the tax attributes of a common unit from its date of purchase and the amount that is paid therefor even if that position is not consistent with the Treasury Regulations.

      We intend to depreciate the portion of a Section 743(b) adjustment attributable to any unamortized difference between the “book” and tax basis of an asset in respect of which we use the remedial method in a manner that is consistent with the regulations under Section 743 of the Internal Revenue Code as to recovery property in respect of which the remedial allocation method is adopted. Such method is arguably inconsistent with Treasury Regulation Section 1.167(c)-1(a)(6), which is not expected to directly apply to a material portion of our assets. If we determine that this position cannot reasonably be taken, we may take a depreciation or amortization position which may result in lower annual depreciation or amortization deductions than would otherwise be allowable to some unitholders. In addition, if common units held by the public other than those that are sold in a current offering pursuant to this prospectus are entitled to different treatment in respect of property as to which we are using the traditional method of eliminating differences in “book” and tax basis, we may also take a position that results in lower annual deductions to some or all of our unitholders than might otherwise be available. Mayer, Brown, Rowe & Maw is unable to opine as to the validity of any position that is described in this paragraph because there is no clear applicable authority.

      A Section 754 election is advantageous if the tax basis in a transferee’s common units is higher than such common units’ share of the aggregate tax basis of our assets immediately prior to the transfer. In such a case, as a result of the election, the transferee would have a higher tax basis in its share of our assets for purposes of calculating, among other items, the transferee’s depreciation and amortization deductions and the transferee’s share of any gain or loss on a sale of our assets. Conversely, a Section 754 election is disadvantageous if the transferee’s tax basis in such common units is lower than such common unit’s share of the aggregate tax basis of our assets immediately prior to the transfer. Thus, the fair market value of our common units may be affected either favorably or adversely by the election.

      The calculations involved in the Section 754 election are complex and will be made by us on the basis of assumptions as to the value of our assets and other matters. For example, the allocation of the Section 743(b) adjustment among our assets must be made in accordance with the Internal Revenue Code. The IRS could seek to reallocate some or all of any Section 743(b) adjustment allocated by us to our tangible assets to goodwill instead. Goodwill, as an intangible asset, is amortizable over a longer period of time or under a less accelerated method than most of our tangible assets. The determinations we make may be successfully challenged by the IRS and the deductions resulting from them may be reduced or disallowed altogether. Should the IRS require a different basis adjustment to be made, and should, in our opinion, the expense of compliance exceed the benefit of the election, we may seek permission from the IRS to revoke our Section 754 election. If such permission is granted, a subsequent purchaser of common units may be allocated more income than that purchaser would have been allocated had the election not been revoked.

Tax Treatment of Operations

Accounting Method and Taxable Year

      We use the year ending December 31 as our taxable year and the accrual method of accounting for federal income tax purposes. Each unitholder will be required to include in income that unitholder’s share of our income, gain, loss and deduction for our taxable year ending within or with that unitholder’s taxable year. In addition, a unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of its units following the close of our taxable year but before the close of its taxable year must include that unitholder’s share of our income, gain, loss and deduction in income for its taxable year, with the result that that unitholder will be required to include in income for its taxable year that unitholder’s share of more than one year of our income, gain, loss and deduction. See “— Disposition of Common Units — Allocations Between Transferors and Transferees.”

Initial Tax Basis, Depreciation and Amortization

      We will use the tax basis of our various assets for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of such assets. Assets that we acquired from our general partner in connection with our formation initially had an aggregate tax basis equal to the tax basis of the assets in the possession of the general partner immediately prior to our formation. The majority of the assets that we acquired after our formation had an initial tax basis equal to their cost, however some of our assets were contributed to us and had an initial tax basis equal to the contributor’s tax basis in those assets immediately prior to such contribution. The federal income tax burden associated with the difference between the fair market value of our property and its tax basis immediately prior to a current offering will be borne by unitholders holding interests in us prior to that offering. See “— Tax Consequences of Unit Ownership — Allocation of Partnership Income, Gain, Loss and Deduction.”

      We may elect to use permitted depreciation and cost recovery methods that will result in the largest deductions being taken in the early years after assets are placed in service. Property we acquire or construct in the future may be depreciated using accelerated methods permitted by the Internal Revenue Code.

      If we dispose of depreciable property by sale, foreclosure, or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation previously deducted and the nature of the property, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a unitholder who has taken cost recovery or depreciation deductions with respect to property owned by us may be required to recapture such deductions as ordinary income upon a sale of that unitholder’s interest in us. See “— Tax Consequences of Unit Ownership — Allocation of Partnership Income, Gain, Loss and Deduction” and “— Disposition of Common Units — Recognition of Gain or Loss.”

      The costs that we incurred in our organization have previously been amortized over a period of 60 months. The costs incurred in selling our common units, i.e. syndication expenses, must be capitalized and cannot be deducted currently, ratably or upon our termination. Uncertainties exist regarding the classification of costs as organization expenses, which have previously been amortized by us over a period of 60 months, and as syndication expenses, which may not be amortized by us. The underwriting discounts and commissions we incur will be treated as syndication expenses.

Valuation and Tax Basis of our Properties

      The federal income tax consequences of the ownership and disposition of common units will depend in part on our estimates of the fair market values, and determinations of the tax bases, of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the fair market value estimates ourselves. These estimates of value and determinations of basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates and determinations of fair market value or basis are later found to be incorrect, the character and amount of items of income, gain, loss or deduction previously reported by unitholders might change, and unitholders might be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.

Disposition of Common Units

Recognition of Gain or Loss

      Gain or loss will be recognized on a sale of common units equal to the difference between the amount realized and the unitholder’s tax basis for the common units sold. A unitholder’s amount realized will be measured by the sum of the cash or the fair market value of other property received plus that unitholder’s share of our nonrecourse liabilities. Because the amount realized includes a unitholder’s share of our nonrecourse liabilities, the gain recognized on the sale of common units could result in a tax liability in excess of any cash received from such sale. Prior distributions from us in excess of cumulative net taxable income in respect of a common unit which decreased a unitholder’s tax basis in such common unit will, in effect, become taxable income if our common unit is sold at a price greater than the unitholder’s tax basis in such common unit, even if the price is less than that unitholder’s original cost.

      Should the IRS successfully contest our convention to amortize only a portion of the Section 743(b) adjustment attributable to an amortizable intangible asset described in Section 197 of the Internal Revenue Code after a sale of common units, a unitholder could realize additional gain from the sale of common units than had such convention been respected. See “— Tax Consequences of Unit Ownership — Section 754 Election.” In that case, the unitholder may have been entitled to additional deductions against income in prior years but may be unable to claim them, with the result to that unitholder of greater overall taxable income than appropriate. Counsel is unable to opine as to the validity of the convention but believes such a contest by the IRS to be unlikely because a successful contest could result in substantial additional deductions to other unitholders.

      Except as noted below, gain or loss recognized by a unitholder, other than a “dealer” in common units, on the sale or exchange of a common unit will be taxable as capital gain or loss. Capital gain recognized on the sale of common units held for more than 12 months will be taxed at a maximum rate of 15% for sales occurring after May 5, 2003, and prior to January 1, 2009. A portion of this gain or loss, which will likely be substantial, however, will be separately computed and taxed as ordinary income or loss under Section 751 of the Internal Revenue Code to the extent attributable to assets giving rise to depreciation recapture or other “unrealized receivables” or to “inventory items” owned by us. The term “unrealized receivables” includes potential recapture items, including depreciation recapture. Ordinary income attributable to unrealized receivables, inventory items and depreciation recapture may exceed net taxable gain realized upon the sale of our common unit and may be recognized even if there is a net taxable loss realized on the sale of our common unit. Thus, a unitholder may recognize both ordinary income and a capital loss upon a disposition of common units. Net capital loss may offset no more than $3,000 of ordinary income in the case of individuals and may only be used to offset capital gain in the case of corporations.

      The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of such interests, a portion of that tax basis must be allocated to the interests sold using an “equitable apportionment” method. Treasury Regulations under Section 1223 of the Internal Revenue Code allow a selling unitholder who can identify common units transferred with an ascertainable holding period to elect to use the actual holding period of the common units transferred. Thus, according to the ruling, a holder of common units will be unable to select high or low basis common units to sell, but, under the regulations, may designate specific common units sold for purposes of determining the holding period of the common units sold. A unitholder electing to use the actual holding period of common units transferred must consistently use that identification method for all subsequent sales or exchanges of our common units. A unitholder considering the purchase of additional common units or a sale of common units purchased in separate transactions should consult that unitholder’s tax advisor as to the possible consequences of this ruling and application of the regulations.

      The Internal Revenue Code treats a taxpayer as having sold a partnership interest, such as our units, in which gain would be recognized if it were actually sold at its fair market value, if the taxpayer or related persons enters into:

•	a short sale;

•	an offsetting notional principal contract; or

•	a futures or forward contract with respect to the partnership interest or substantially identical property.

Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property.

Allocations Between Transferors and Transferees

      In most cases, our taxable income and losses will be determined annually, will be prorated on a monthly basis and will be subsequently apportioned among the unitholders in proportion to the number of common units owned by each of them as of the opening of the New York Stock Exchange on the first business day of the month. However, gain or loss realized on a sale or other disposition of our assets other than in the ordinary course of business will be allocated among the unitholders as of the opening of the New York Stock Exchange on the first business day of the month in which that gain or loss is recognized. As a result, a unitholder transferring common units in the open market may be allocated income, gain, loss and deduction accrued after the date of transfer.

      The use of this method may not be permitted under existing Treasury Regulations. Accordingly, Mayer, Brown, Rowe & Maw is unable to opine on the validity of this method of allocating income and deductions between transferors and transferees of common units. If this method is not allowed under the Treasury Regulations, or only applies to transfers of less than all of the unitholder’s interest, our taxable income or losses might be reallocated among the unitholders. We are authorized to revise our method of allocation between transferors and transferees, as well as among unitholders whose interests otherwise vary during a taxable period, to conform to a method permitted under future Treasury Regulations.

      A unitholder who owns common units at any time during a quarter and who disposes of such common units prior to the record date set for a cash distribution with respect to such quarter will be allocated items of our income, gain, loss and deduction attributable to such quarter but will not be entitled to receive that cash distribution.

Notification Requirements

      A unitholder who sells or exchanges common units is required to notify us in writing of that sale or exchange within 30 days after the sale or exchange and in any event by no later than January 15 of the year following the calendar year in which the sale or exchange occurred. We are required to notify the IRS of that transaction and to furnish specific information to the transferor and transferee. However, these reporting requirements do not apply with respect to a sale by an individual who is a citizen of the United States and who effects the sale or exchange through a broker. Additionally, a transferor and a transferee of a common unit will be required to furnish statements to the IRS, filed with their income tax return returns for the taxable year in which the sale or exchange occurred, that sets forth the amount of the consideration paid for the common unit. Failure to satisfy these reporting obligations may lead to the imposition of substantial penalties.

Constructive Termination

      We will be considered to have been terminated for tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a 12-month period. A termination of us will result in the closing of our taxable year for all unitholders. In the case of a unitholder reporting on a taxable year other than a year ending December 31, the closing of our taxable year may result in more than 12 months of our taxable income or loss being includable in that unitholder’s taxable income for the year of our termination. New tax elections required to be made by us, including a new election under Section 754 of the Internal Revenue Code, must be made subsequent to a termination, and a termination could result in a deferral of our deductions for depreciation. A termination could also result in penalties if we were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted prior to the termination.

Tax-Exempt Organizations and Various Other Investors

      Ownership of common units by employee benefit plans, other tax-exempt organizations, nonresident aliens, foreign corporations, other foreign persons and regulated investment companies raises issues unique to such persons and, as described below, may substantially increase the tax liability and requirements imposed on such persons.

      Employee benefit plans and most other organizations exempt from federal income tax, including individual retirement accounts and other retirement plans, are subject to federal income tax on unrelated business taxable income. Virtually all of the taxable income derived by such an organization from the ownership of a common unit will be unrelated business taxable income and thus will be taxable to such a unitholder.

      A regulated investment company or “mutual fund” is required to derive 90% or more of its gross income from interest, dividends, gains from the sale of stocks or securities or foreign currency or related sources. It is not anticipated that any significant amount of our gross income will include that type of income.

      Non-resident aliens and foreign corporations, trusts or estates which hold common units will be considered to be engaged in business in the United States on account of ownership of common units. As a consequence, they will be required to file federal tax returns in respect of their share of our income, gain, loss or deduction and pay federal income tax at regular rates on any net income or gain. Moreover, under rules applicable to publicly-traded partnerships, we will withhold at the highest effective tax rate applicable to individuals, currently, 35%, from cash distributions made quarterly to foreign unitholders. Each foreign unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8 BEN or applicable substitute form in order to obtain credit for the taxes withheld. A change in applicable law may require us to change these procedures.

      In addition, because a foreign corporation which owns common units will be treated as engaged in a United States trade or business, that corporation may be subject to United States branch profits tax at a rate of 30%, in addition to regular federal income tax, on its allocable share of our income and gain (as adjusted for changes in the foreign corporation’s “U.S. net equity”) which are effectively connected with the conduct of a

United States trade or business. That tax may be reduced or eliminated by an income tax treaty between the United States and the country with respect to which the foreign corporate unitholder is a “qualified resident.” In addition, such a unitholder is subject to special information reporting requirements under Section 6038C of the Internal Revenue Code.

      Under a ruling of the IRS, a foreign unitholder who sells or otherwise disposes of a common unit will be subject to federal income tax on gain realized on the disposition of such common unit to the extent that such gain is effectively connected with a United States trade or business of the foreign unitholder. Apart from the ruling, a foreign unitholder will not be taxed upon the disposition of a common unit if that foreign unitholder has held less than 5% in value of our common units during the five-year period ending on the date of the disposition and if our common units are regularly traded on an established securities market at the time of the disposition.

Administrative Matters

Information Returns and Audit Procedures

      We intend to furnish to each unitholder, within 90 days after the close of each calendar year, specific tax information, including a Schedule K-1, which sets forth each unitholder’s share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which in most cases will not be reviewed by counsel, we will use various accounting and reporting conventions, some of which have been mentioned in the previous discussion, to determine the unitholder’s share of income, gain, loss and deduction. There is no assurance that any of those conventions will yield a result which conforms to the requirements of the Internal Revenue Code, regulations or administrative interpretations of the IRS. We cannot assure prospective unitholders that the IRS will not successfully contend in court that such accounting and reporting conventions are impermissible. Any such challenge by the IRS could negatively affect the value of our common units.

      The IRS may audit our federal income tax information returns. Adjustments resulting from any such audit may require each unitholder to adjust a prior year’s tax liability, and possibly may result in an audit of the unitholder’s own return. Any audit of a unitholder’s return could result in adjustments not related to our returns as well as those related to our returns.

      In most respects, partnerships are treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings with the partners. The Internal Revenue Code requires that one partner be designated as the “Tax Matters Partner” for these purposes. Our partnership agreements appoint our general partner as our Tax Matters Partner.

      The Tax Matters Partner will make various elections on our behalf and on behalf of the unitholders. In addition, the Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against unitholders for items in our returns. The Tax Matters Partner may bind a unitholder with less than a 1% profits interest in us to a settlement with the IRS unless that unitholder elects, by filing a statement with the IRS, not to give such authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review (by which all the unitholders are bound) of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, such review may be sought by any unitholder having at least a 1% interest in our profits and by the unitholders having in the aggregate at least a 5% profits interest. However, only one action for judicial review will go forward, and each unitholder with an interest in the outcome may participate.

      A unitholder must file a statement with the IRS identifying the treatment of any item on that unitholder’s federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of the consistency requirement may subject a unitholder to substantial penalties.

Nominee Reporting

      Persons who hold an interest in us as a nominee for another person are required to furnish to us:

•	the name, address and taxpayer identification number of the beneficial owner and the nominee;

•	whether the beneficial owner is:

•	a person that is not a United States person;

•	a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing; or

•	a tax-exempt entity;

•	the amount and description of common units held, acquired or transferred for the beneficial owner; and

•	particular information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.

      Brokers and financial institutions are required to furnish additional information, including whether they are United States persons and specific information on common units they acquire, hold or transfer for their own account. A penalty of $50 per failure, up to a maximum of $100,000 per calendar year, is imposed by the Internal Revenue Code for failure to report this information to us. The nominee is required to supply the beneficial owner of our common units with the information furnished to us.

Registration as a Tax Shelter

      The Internal Revenue Code requires that tax shelters be registered with the Secretary of the Treasury. The temporary Treasury Regulations interpreting the tax shelter registration provisions of the Internal Revenue Code are extremely broad. Although we may not be a tax shelter for such purposes, we have registered as a tax shelter with the Secretary of the Treasury in light of the substantial penalties which might be imposed if registration is required and not undertaken. The IRS has issued us the following tax shelter registration number: 94201000010. ISSUANCE OF THE REGISTRATION NUMBER DOES NOT INDICATE THAT AN INVESTMENT IN US OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED OR APPROVED BY THE IRS. We must furnish the registration number to the unitholders, and a unitholder who sells or otherwise transfers a common unit in a subsequent transaction must furnish the registration number to the transferee. The penalty for failure of the transferor of a common unit to furnish the registration number to the transferee is $100 for each such failure. A unitholder must disclose our tax shelter registration number on Form 8271 to be attached to that unitholder’s tax return on which any deduction, loss or other benefit we generate is claimed or on which any of our income is included. A unitholder who fails to disclose the tax shelter registration number on Form 8271 attached to its return, without reasonable cause for that failure, will be subject to a $250 penalty for each failure. Any penalties discussed herein are not deductible for federal income tax purposes. Registration as a tax shelter may increase the risk of an audit.

Accuracy-Related Penalties

      An additional tax equal to 20% of the amount of any portion of an underpayment of tax which is attributable to one or more of particular listed causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements, is imposed by the Internal Revenue Code. No penalty will be imposed, however, with respect to any portion of an underpayment if it is shown that there was a reasonable cause for that portion and that the taxpayer acted in good faith with respect to that portion.

      A substantial understatement of income tax in any taxable year exists if the amount of the understatement exceeds the greater of 10% of the tax required to be shown on the return for the taxable year or $5,000

($10,000 for most corporations). The amount of any understatement subject to penalty is reduced if any portion is attributable to a position adopted on the return:

•	with respect to which there is, or was, “substantial authority;” or

•	as to which there is a reasonable basis and the pertinent facts of such position are disclosed on the return.

More stringent rules apply to “tax shelters,” a term that in this context does not appear to include us. If any item of our income, gain, loss or deduction included in the distributive shares of unitholders might result in such an “understatement” of income for which no “substantial authority” exists, we must disclose the pertinent facts on our return. In addition, we will make a reasonable effort to furnish sufficient information for unitholders to make adequate disclosure on their returns to avoid liability for this penalty.

      A substantial valuation misstatement exists if the value of any property, or the adjusted basis of any property, claimed on a tax return is 200% or more of the amount determined to be the correct amount of such valuation or adjusted basis. No penalty is imposed unless the portion of the underpayment attributable to a substantial valuation misstatement exceeds $5,000, $10,000 for most corporations. If the valuation claimed on a return is 400% or more than the correct valuation, the penalty imposed increases to 40%.

State, Local and Other Tax Consequences

      In addition to federal income taxes, unitholders will be subject to other taxes, such as state and local income taxes, unincorporated business taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which we do business or own property. Although an analysis of those various taxes is not presented here, each prospective unitholder should consider their potential impact on that unitholder’s investment in us. We currently conduct business in 45 states. A unitholder will be required to file state income tax returns and to pay state income taxes in some or all of the states in which we do business or own property and may be subject to penalties for failure to comply with those requirements. In some states, tax losses may not produce a tax benefit in the year incurred (if, for example, we have no income from sources within that state) and also may not be available to offset income in subsequent taxable years. Some of the states may require that we, or we may elect to, withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the state. Withholding, the amount of which may be greater or less than a particular unitholder’s income tax liability to the state, does not relieve the non-resident unitholder from the obligation to file an income tax return. Amounts withheld may be treated as if distributed to unitholders for purposes of determining the amounts distributed by us. See “— Tax Consequences of Unit Ownership — Entity-Level Collections.” Based on current law and our estimate of future operations, we anticipate that any amounts required to be withheld will not be material.

      It is the responsibility of each unitholder to investigate the legal and tax consequences under the laws of pertinent states and localities of that unitholder’s investment in us. Accordingly, each prospective unitholder should consult, and must depend upon, that unitholder’s own tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each unitholder to file all state and local, as well as U.S. federal, tax returns that may be required of such unitholder. Mayer, Brown, Rowe & Maw has not rendered an opinion on the state or local tax consequences of an investment in us.

INVESTMENT IN US BY EMPLOYEE BENEFIT PLANS

      An investment in us by an employee benefit plan is subject to additional considerations because the investments of these plans are subject to:

•	the fiduciary responsibility and prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, often referred to as ERISA; and

•	restrictions imposed by Section 4975 of the Internal Revenue Code.

For these purposes, the term “employee benefit plan” may include:

•	qualified pension, profit-sharing and stock bonus plans;

•	simplified employee pension plans; and

•	tax deferred annuities or individual retirement accounts established or maintained by an employer or employee organization.

      Prior to making an investment in us, consideration should be given to, among other things:

•	whether the investment is permitted under the terms of the employee benefit plan;

•	whether the investment is prudent under Section 404(a)(1)(B) of ERISA;

•	whether in making the investment, the employee benefit plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA;

•	whether the investment will result in recognition of unrelated business taxable income by the employee benefit plan and, if so, the potential after-tax investment return; and

•	whether, as a result of the investment, the employee benefit plan will be required to file an exempt organization business income tax return with the IRS.

See “Tax Consequences — Disposition of Common Units — Tax-Exempt Organizations and Various Other Investors.”

      The person with investment discretion with respect to the assets of an employee benefit plan, often called a fiduciary, should determine whether an investment in us is authorized by the appropriate governing instrument and is a proper investment for the employee benefit plan. A fiduciary should also consider whether the employee benefit plan will, by investing in us, be deemed to own an undivided interest in our assets. If so, our general partner would also be a fiduciary of the employee benefit plan, and we would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Internal Revenue Code.

      Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit employee benefit plans, and also individual retirement accounts that are not considered part of an employee benefit plan, from engaging in specified transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to the employee benefit plan. The Department of Labor regulations provide guidance with respect to whether the assets of an entity in which employee benefit plans acquire equity interests would be deemed “plan assets” under some circumstances. Under these regulations, an entity’s assets would not be considered to be “plan assets” if, among other things:

•	the equity interests acquired by employee benefit plans are publicly-offered securities; meaning the equity interests are:

•	widely held by 100 or more investors independent of us and each other;

•	freely transferable; and

•	registered under some provisions of the federal securities laws;

•	the entity is an “operating company;” meaning that it is primarily engaged in the production or sale of a product or service, other than the investment of capital, either directly or through a majority owned subsidiary or subsidiaries; or

•	there is no significant investment by employee benefit plan investors; meaning that less than 25% of the value of each class of equity interest, disregarding particular interests held by our general partner, its affiliates, and particular other persons, is held by:

•	the employee benefit plans referred to above;

•	individual retirement accounts; and

•	other employee benefit plans not subject to ERISA, including governmental plans.

Our assets should not be considered “plan assets” under these regulations because it is expected that an investment in us will satisfy the requirements of the first bullet point immediately above.

      Plan fiduciaries contemplating an investment in us should consult with their own counsel regarding the potential consequences of such an investment under ERISA and the Internal Revenue Code in light of the serious penalties imposed on persons who engage in prohibited transactions or otherwise violate any applicable statutory provisions.

PLAN OF DISTRIBUTION

      We may sell our common units, senior units, deferred participation units, warrants and debt securities:

•	through agents or sales managers;

•	through underwriters or dealers, possibly including our affiliates;

•	directly to one or more purchasers; or

•	pursuant to delayed delivery contracts or forward contracts.

By Agents or Sales Managers

      The securities may be sold from time to time through agents or sales managers designated or engaged by us. Unless otherwise disclosed in the applicable prospectus supplement, the agents or sales managers will agree to use their reasonable best efforts to solicit purchases for the period of their appointment. These sales, if any, may be made pursuant to the terms of a sales agreement or otherwise that will be filed with the SEC as an exhibit to a Current Report on Form 8-K or a post-effective amendment to the registration statement of which this prospectus is a part. These sales, if any, may be made by means of transactions through the facilities of the New York Stock Exchange, to or through a market maker, or to or through an electronic communications network, at prices prevailing at the time of sale, or in any other manner permitted by law, including privately negotiated transactions. Any prospectus supplement used by these agents or sales managers may be identical in all respects to this prospectus, other than with respect to the inclusion of the items described under “— General Information.”

By Underwriters or Dealers

      Unless we state otherwise in the prospectus supplement, underwriters and dealers will need to meet specified requirements before purchasing any securities. The securities we offer will be acquired by the underwriters or dealers for their own account. The underwriters or dealers may thereafter resell such securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters or dealers to purchase the securities offered will be subject to various conditions. The underwriters or dealers will be obligated to purchase all the securities offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to the underwriters or dealers may be changed from time to time.

      A prospectus in electronic form may be made available on the web sites maintained by the underwriters or dealers. The underwriters or dealers may agree to allocate a number of our securities for sale to their online brokerage account holders. These allocations of our securities for Internet distributions will be made on the same basis as other allocations. In addition, our securities may be sold by the underwriters or dealers to securities dealers who resell such securities to online brokerage account holders.

Direct Sales

      Securities may also be sold directly by us. In this case, no underwriters, dealers, agents or sales managers would be involved. We may use electronic media, including the Internet, to sell securities directly.

Delayed Delivery Contracts or Forward Contracts

      If indicated in the prospectus supplement, we will authorize underwriters, dealers agents or sales managers to solicit offers to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts or forward contracts providing for payment or delivery on a specified date in the future at prices determined as described in the prospectus supplement. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Trading Markets and Listing of Securities

      Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common units, which are listed on the New York Stock Exchange. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters, dealers, agents or sales managers may make a market in a class or series of securities, but the underwriters, dealers, agents or sales managers will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

      Any underwriter or dealer may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters or dealers to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters or dealers may discontinue any of these activities at any time.

Institutional Investors

      If a prospectus supplement so indicates, we may authorize underwriters, dealers, agents or sales managers to solicit offers by institutional investors to purchase our securities, providing for payment and delivery on a future date specified in a prospectus supplement. There may be limitations on the minimum amount that may be purchased by any institutional investor or on the amount of securities that may be sold pursuant to an arrangement. Institutional investors include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as we may approve. The obligations of the purchasers pursuant to a delayed delivery and payment arrangement will generally not be subject to any conditions except that:

•	the purchase by an institution of our securities will not be prohibited under the applicable laws of any jurisdiction in the United States; and

•	if our securities are being sold to underwriters, we must have sold to the underwriters the total number of such securities less the number thereof covered by such arrangements.

      Underwriters will not have any responsibility with respect to the validity of these arrangements or our performance or that of any institutional investors thereunder.

General Information

      Each prospectus supplement will contain specific information about the terms of the securities being offered, including, and only if applicable,:

•	the names of any underwriters, dealers, agents or sales managers;

•	the offering price;

•	the net proceeds to us from the sale of the securities;

•	underwriting discounts;

•	commissions to dealers, agents or sales managers;

•	other forms of underwriter, dealers, agents or sales manager compensation;

•	discounts, concessions or commissions that underwriters may pass on to other dealers; and

•	any exchange on which the securities are or will be listed.

      Underwriters, dealers, agents and sales managers that participate in the distribution or sale of our securities may be “underwriters” as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of our securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers, agents or sales managers will be identified and their compensation described in a prospectus supplement.

      When necessary, we may fix the distribution of the securities using changeable, fixed prices, market prices at the time of sale, prices related to market prices or negotiated prices.

      We may have agreements with the underwriters, dealers, agents and sales managers and agents to indemnify them against civil liabilities, including liabilities under the Securities Act. We may also reimburse underwriters, dealers, agents and sales managers for payments they may be required to make in that respect, or we may make such payments directly.

      Underwriters, dealers, agents and sales managers or their affiliates may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

WHERE YOU CAN FIND MORE INFORMATION

Where Documents Are Filed; Copies of Documents

      Ferrellgas Partners and Ferrellgas Partners Finance Corp. file annual, quarterly and other reports and other information with the SEC. Following the effectiveness of the registration statement of which this prospectus is a part, the operating partnership and Ferrellgas Finance Corp. will file annual, quarterly and other reports and other information with the SEC. You may read and download our SEC filings over the Internet from several commercial document retrieval services as well as at the SEC’s website at http://www.sec.gov. You may also read and copy our SEC filings at the SEC’s public reference room located at Judiciary Plaza, 450 5th Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information concerning the public reference room and any applicable copy charges.

      Because Ferrellgas Partners’ common units are traded on the New York Stock Exchange, it also provides its SEC filings and particular other information to the New York Stock Exchange. You may obtain copies of these filings and this other information at the offices of the New York Stock Exchange located at 11 Wall Street, New York, New York 10005.

      In addition, you may also access further information about us by visiting our website at http://www.ferrellgas.com. Please note that the information and materials found on our website, except to the extent expressly described below, are not part of this prospectus and are not incorporated by reference into this prospectus.

Incorporation of Documents by Reference

      We filed with the SEC a registration statement on Form S-3 with respect to the securities offered by this prospectus. This prospectus is a part of that registration statement. As allowed by the SEC, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. Instead, the SEC allows us to incorporate by reference information into this prospectus. Incorporation by reference means that we can disclose particular important information to you without actually including such information in this prospectus by simply referring you to another document that we filed separately with the SEC.

      The information we incorporate by reference is an important part of this prospectus and should be carefully read in conjunction with this prospectus and any prospectus supplement. Information that we file with the SEC after the date of this prospectus will automatically update and may supersede some of the information in this prospectus as well as information we previously filed with the SEC and that was incorporated by reference into this prospectus.

      The following documents are incorporated by reference into this prospectus:

•	the Annual Report on Form 10-K of Ferrellgas Partners and Ferrellgas Partners Finance Corp. for the fiscal year ended July 31, 2002, excluding Items 6, 7, 8 and 15 thereof, as filed with the SEC on October 23, 2002, as amended by Amendment No. 1 to Form 10-K/ A as filed with the SEC on December 10, 2002, as amended by Amendment No. 2 to Form 10-K/ A, including Items 6, 7, 8 and 15 thereof, as filed with the SEC on June 6, 2003;

•	the Quarterly Report on Form 10-Q of Ferrellgas Partners and Ferrellgas Partners Finance Corp. for the quarterly period ended October 31, 2002, as filed with the SEC on December 11, 2002;

•	the Quarterly Report on Form 10-Q of Ferrellgas Partners and Ferrellgas Partners Finance Corp. for the quarterly period ended January 31, 2003, excluding Items 1, 2 and 6 thereof, as filed with the SEC on March 12, 2003, as amended on Form 10-Q/ A, including Items 1, 2 and 6 thereof as filed with the SEC on June 6, 2003;

•	the Current Report on Form 8-K of Ferrellgas Partners and Ferrellgas Partners Finance Corp., as furnished to the SEC on September 13, 2002;

•	the Current Report on Form 8-K of Ferrellgas Partners and Ferrellgas Partners Finance Corp., as filed with the SEC on September 24, 2002;

•	the Current Report on Form 8-K of Ferrellgas Partners and Ferrellgas Partners Finance Corp., as furnished to the SEC on November 19, 2002;

•	the Current Report on Form 8-K of Ferrellgas Partners and Ferrellgas Partners Finance Corp., as filed with the SEC on February 3, 2003;

•	the Current Report on Form 8-K of Ferrellgas Partners and Ferrellgas Partners Finance Corp., as filed with the SEC on February 18, 2003;

•	the Current Report on Form 8-K of Ferrellgas Partners and Ferrellgas Partners Finance Corp., as furnished to the SEC on February 19, 2003;

•	the Current Report on Form 8-K of Ferrellgas Partners and Ferrellgas Partners Finance Corp., as filed with the SEC on May 6, 2003;

•	the Current Report on Form 8-K of Ferrellgas Partners and Ferrellgas Partners Finance Corp., as furnished to the SEC on May 21, 2003;

•	the Current Report on Form 8-K of Ferrellgas Partners and Ferrellgas Partners Finance Corp., as furnished to the SEC on May 29, 2003;

•	the description of Ferrellgas Partners’ common units in its registration statement on Form 8-A/ A as filed with the SEC on February 18, 2003, and any amendments or reports filed to update the description;

•	the operating partnership’s Amendment No. 2 to its registration statement on Form 10/A as filed with the SEC on June 10, 2003;

•	Ferrellgas Finance Corp.’s registration statement on Form 10/ A as filed with the SEC on May 6, 2003; and

•	all documents that we file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until the earlier of the termination of the registration statement to which this prospectus relates or until we sell all of the securities offered by this prospectus.

      If information in any of these incorporated documents conflicts with information in this prospectus or any prospectus supplement you should rely on the most recent information. If information in an incorporated document conflicts with information in another incorporated document, you should rely on the information in the most recent incorporated document.

      You may request from us a copy of any document we incorporate by reference at no cost, excluding all exhibits to such incorporated documents unless we have specifically incorporated by reference such exhibits either in this prospectus or in the incorporated document, by making such a request in writing or by telephone to the following address:

Ferrellgas, Inc.

One Liberty Plaza
Liberty, Missouri 64068
Attention: Investor Relations
(816) 792-0203

LEGAL MATTERS

      Particular legal matters related to the securities described in this prospectus have been and/or will be passed upon for us by Mayer, Brown, Rowe & Maw, including the validity of the securities described in the prospectus. If legal matters in connection with any offering of any of the securities described in this prospectus and the applicable prospectus supplement are passed on by counsel for any underwriters or dealers of such offering, that counsel will be named in the applicable prospectus supplement.

EXPERTS

      The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from Ferrellgas Partners, L.P.’s and Ferrellgas Partners Finance Corp.’s Amendment No. 2 to their Annual Report on Form 10-K/A for the fiscal year ended July 31, 2002, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports dated September 12, 2002, May 29, 2003 as to Notes E and R of Ferrellgas Partners, L.P. (which report relating to Ferrellgas Partners, L.P. expresses an unqualified opinion and includes two explanatory paragraphs relating to a change in accounting principle and to the restatement described in Note R), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

      The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from Ferrellgas, L.P.’s Amendment No. 2 to its registration statement on Form 10/A as filed with the Securities and Exchange Commission on June 10, 2003, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports dated September 12, 2002, May 29, 2003 as to Notes E and P (which report relating to Ferrellgas, L.P. expresses an unqualified opinion and includes two explanatory paragraphs relating to a change in accounting principle and to the restatement described in Note P), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

      The financial statement incorporated in this prospectus by reference from Ferrellgas Finance Corp.’s registration statement on Form 10/A as filed with the Securities and Exchange Commission on May 6, 2003, has been audited by Deloitte & Touche LLP, independent auditors, as stated in their report dated January 24, 2003, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

      The consolidated balance sheet of Ferrellgas, Inc. and Subsidiaries as of July 31, 2002, filed as exhibit 99.15 to Ferrellgas Partners, L.P.’s and Ferrellgas Partners Finance Corp.’s Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2002, has been audited by Deloitte & Touche LLP, independent auditors, as stated in their report relating to Ferrellgas, Inc. and Subsidiaries dated September 12, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting principle), which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

FORWARD-LOOKING STATEMENTS

      This prospectus and the documents we have incorporated by reference include forward-looking statements. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. They often use or are preceded by words such as “anticipate,” “believe,” “intend,” “plan,” “projection,” “forecast,” “strategy,” “position,” “continue,” “estimate,” “expect,” “may,” “will,” or the negative of those terms or other variations of them or comparable terminology. These statements often discuss plans, strategies, events or developments that we expect or anticipate will or may occur in the future and are based upon the beliefs and assumptions of our management and on the information currently available to them. In particular, statements, express or implied, concerning our future operating results or our ability to generate sales, income or cash flow are forward-looking statements.

      Forward-looking statements are not guarantees of future performance. You should not put undue reliance on any forward-looking statements. All forward-looking statements are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially from those expressed in or implied by these forward-looking statements. Many of the factors that will affect our future results are beyond our ability to control or predict.

      Some of our forward-looking statements include the following:

•	whether the operating partnership will have sufficient funds to meet its obligations, including its obligations under its debt securities issued under this prospectus and any applicable prospectus supplement, and to enable it to distribute to Ferrellgas Partners sufficient funds to permit Ferrellgas Partners to meet its obligations with respect to its existing securities and the securities issued under this prospectus and any applicable prospectus supplement;

•	whether Ferrellgas Partners and the operating partnership will continue to meet all of the quarterly financial tests required by the agreements governing their indebtedness; and

•	the expectation that future periods may not have the same percentage decrease in retail volumes, revenues and expenses as was experienced for the twelve months ended July 31, 2002.

      For a more detailed description of these particular forward-looking statements and for other factors that may affect any forward-looking statements, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Item 7 of our most recently filed Annual Report on Form 10-K or Form 10-K/ A, as applicable, and in Item 2 of our most recently filed Quarterly Report on Form 10-Q, or Form 10-Q/ A, as applicable, both as incorporated herein by reference. See “Where You Can Find More Information.”

      When considering any forward-looking statement, you should also keep in mind the risk factors described under the section entitled “Risk Factors” beginning on page 4 of this prospectus and any other risk factors described in an applicable prospectus supplement. Except for our ongoing obligations to disclose material information as required by federal securities laws, we undertake no obligation to update any forward-looking statements after we distribute this prospectus and any applicable prospectus supplement.

      In addition, the classification of Ferrellgas Partners and Ferrellgas, L.P. as partnerships for federal income tax purposes means that we do not generally pay federal income taxes. We do, however, pay taxes on the income of our subsidiaries that are corporations. We rely on a legal opinion from our counsel, and not a ruling from the Internal Revenue Service, as to our proper classification for federal income tax purposes. See “Risk Factors — Tax Risks — The IRS could treat us as a corporation for tax purposes, which would substantially reduce the cash available for distribution to our unitholders.”